                                                                EXHIBIT 10.13(a)


                              OFFICE BUILDING LEASE

                                     Between

                           CALIFORNIA PLAZA IIA, LLC,

                     a California limited liability company,

                                   as Landlord

                                       And

                          AAMES FINANCIAL CORPORATION,

                             a Delaware corporation,

                                    as Tenant

                                    Premises:

               Suites 3300, 3400, 3800, 4000, 4200, 5100 and 5200

                             350 South Grand Avenue

                             Los Angeles, California

                                TABLE OF CONTENTS
                                -----------------


ARTICLE 1        DEFINITIONS, DEMISE, PREMISES, TERM, RENT...................................1
Section 1.1     Definitions..................................................................1
Section 1.2     Initial Premises; Right of First Offer.......................................5
Section 1.3     Commencement Date; Option Term..............................................10
Section 1.4     Base Rent...................................................................14
Section 1.5     Additional Rent.............................................................14
Section 1.6     Abatement of Rent...........................................................15
Section 1.7     Use.........................................................................16

ARTICLE 2        ALTERATIONS AND ADDITIONS..................................................16
Section 2.1     Initial Alterations.........................................................16
Section 2.2     Subsequent Alterations......................................................17

ARTICLE 3        OPERATING EXPENSES.........................................................19
Section 3.1     Operating Payment...........................................................19
Section 3.2     Estimates and Payments......................................................19
Section 3.3     Extra Charges...............................................................20
Section 3.4     Operating Expenses Defined..................................................20
Section 3.5     Audits of Operating Statements..............................................29

ARTICLE 4        TENANT'S COVENANTS AND RIGHTS..............................................30
Section 4.1     Parking.....................................................................30
Section 4.2     Assignment and Subletting...................................................31
Section 4.3     Care of Premises............................................................39
Section 4.4     Compliance with Law.........................................................40
Section 4.5     Tenant's Insurance..........................................................40
Section 4.6     Tenant's Indemnification....................................................42
Section 4.7     Utilities...................................................................43
Section 4.8     Direct Taxes................................................................44
Section 4.9     Liens.......................................................................44
Section 4.10    Access to Building, Premises, Services,
                Utilities and Parking.......................................................45
Section 4.11    Signs.......................................................................45
Section 4.12    Surrender...................................................................46
Section 4.13    Telephone Service...........................................................47
Section 4.14    Consequential Damages.......................................................47
Section 4.15    Roof Rights.................................................................47


                                      (ii)


ARTICLE 5        LANDLORD'S COVENANTS AND RIGHTS............................................48
Section 5.1     Quiet Enjoyment and Subordination...........................................48
Section 5.2     Landlord's Services.........................................................49
Section 5.3     Alterations by Landlord.....................................................53
Section 5.4     Entry by Landlord...........................................................54
Section 5.5     Minimize Interference.......................................................55
Section 5.6     Landlord's Right to Cure....................................................55
Section 5.7     Restrictions on Landlord's Signage..........................................55

ARTICLE 6        EMINENT DOMAIN, CASUALTY, HAZARDOUS MATERIALS..............................56
Section 6.1     Eminent Domain..............................................................56
Section 6.2     Damage by Fire or Other Casualty............................................57
Section 6.3     Subrogation.................................................................60
Section 6.4     Hazardous Materials.........................................................60

ARTICLE 7        EVENTS OF DEFAULT, REMEDIES................................................62
Section 7.1     Events of Default...........................................................62
Section 7.2     Landlord's Remedies and Rights..............................................62
Section 7.3     Default by Landlord.........................................................64
Section 7.4     Bankruptcy..................................................................65
Section 7.5     Landlord Bankruptcy Proceeding..............................................65

ARTICLE 8        MISCELLANEOUS PROVISIONS...................................................65
Section 8.1     Administrative Service Charges..............................................65
Section 8.2     Interest Charges............................................................66
Section 8.3     Holding Over................................................................66
Section 8.4     Notices.....................................................................67
Section 8.5     Authority of Tenant.........................................................67
Section 8.5     Financial Statements........................................................67
Section 8.7     Authorities for Action......................................................68
Section 8.8     Brokerage...................................................................68
Section 8.9     Definition of Landlord......................................................68
Section 8.10    Entire Agreement............................................................68
Section 8.11    Force Majeure...............................................................69
Section 8.12    Severability................................................................69
Section 8.13    No Setoff...................................................................69
Section 8.14    Relationship of Parties.....................................................69
Section 8.15    Name or Signage of Project..................................................70
Section 8.16    Successors Bound............................................................70
Section 8.17    Interpretation..............................................................70
Section 8.18    Joint and Several Obligation................................................71
Section 8.19    Easements...................................................................71
Section 8.20    Use and Development of the Project..........................................71
Section 8.21    Limitation of Landlord Liability............................................72



                                     (iii)


Section 8.22    Short Form Lease............................................................73
Section 8.23    Assignment of Rents, Leases.................................................73
Section 8.24    Intentionally Omitted.......................................................73
Section 8.25    Rules and Regulations.......................................................73
Section 8.26    Estoppel Certificate........................................................74
Section 8.27    Nondiscrimination...........................................................74
Section 8.28    Attorneys' Fees.............................................................74
Section 8.29    Landlord's Failure to Consent...............................................74
Section 8.30    No Waiver...................................................................75
Section 8.31    No Merger...................................................................75
Section 8.32    No Light or Air Easement....................................................75
Section 8.33    JURY TRIAL AND COUNTERCLAIM WAIVER..........................................75
Section 8.34    Office And Communications Services..........................................75
Section 8.35    Right to Lease..............................................................76
Section 8.36    Confidentiality.............................................................76
Section 8.37    Storage Space...............................................................76
Section 8.38    Consent/Duty to Act Reasonably..............................................77

               EXHIBITS
               --------

EXHIBIT A     FLOOR PLAN
EXHIBIT A-1   FIRST OFFER SPACE
EXHIBIT B     PROJECT SITE PLAN
EXHIBIT C     TENANT WORK LETTER
EXHIBIT D     NOTICE OF LEASE TERM DATES
EXHIBIT E     RULES AND REGULATIONS
EXHIBIT F     ESTOPPEL CERTIFICATE
EXHIBIT G     WALL SIGN
EXHIBIT H     MONUMENT SIGN
EXHIBIT I     CLEANING SPECIFICATIONS
EXHIBIT J     FORM OF SUBORDINATION, NON-DISTURBANCE AND
              ATTORNMENT AGREEMENT
EXHIBIT K     FORM OF FIRST AMENDMENT




                                      (iv)

                              OFFICE BUILDING LEASE

                             350 South Grand Avenue

                             Los Angeles, California

        THIS OFFICE BUILDING LEASE (this "Lease") is made as of this 7th day of August, 1996, by and between CALIFORNIA PLAZA IIA, LLC, a California limited liability company ("Landlord"), having an office c/o Citicorp Real Estate, Inc., 725 South Figueroa Street, Los Angeles, California 90017 and AAMES FINANCIAL CORPORATION, a Delaware corporation ("Tenant"), having a principal place of business at 3731 Wilshire Boulevard, Los Angeles, California 90010.

                              W I T N E S S E T H:

        The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows.

                                    ARTICLE 1

                    DEFINITIONS, DEMISE, PREMISES, TERM, RENT

        Section 1.1 Definitions. The following terms shall have the meanings hereinafter set forth throughout this Lease.

               (A) "Affiliate" shall mean an entity which is controlled by, controls, or is under common control with, Tenant. "Control," as used in this
Section 1.1(A), shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of any entity.

        (B) "Base Rent" shall mean the base rent payable by Tenant during the Term, as follows:

                                                                                ANNUAL
                                                                                RATE PER
                                                                                RENTABLE
                                                                                SQUARE
        PAYMENT DATES                           ANNUAL          MONTHLY         FOOT
        Commencement Date through
        and including the tenth (10th)
        month of the Fifth (5th)
        Lease Year                          $2,033,591.00        $169,465.91    $11.50

        Eleventh (11th) month
        of fifth (5th) Lease Year through
        and including the tenth (10th)
        month of the Tenth (10th)
        Lease Year                          $2,847,027.40        $237,252.28    $16.10

        Eleventh (11th) month of tenth (10th)
        Lease Year through and including the
        Expiration Date                     $3,699,367.20        $308,280.60    $20.92

               (C) "Brokers" shall mean:

                             Representing Landlord:

                             Cushman Realty Corporation
                             601 South Figueroa Street
                             47th Floor
                             Los Angeles, California 90017
                             Attn:  Norm Mitchell

                             Representing Tenant:

                             Cushman Realty Corporation
                             2121 Avenue of the Stars
                             Suite 2400
                             Los Angeles, California  90067
                             Attn:  John McRoskey

               (D) "Project" shall mean, collectively, the "Office Building" (as defined in Section 1.1(M) hereof), that certain office building adjacent thereto located at 300 South Grand Avenue (the "Adjacent Building"), the "Common Areas" (as defined in Section 1.1(F) hereof), the "Property" (as defined in Section 1.1(T) hereof), any other building or improvements now or hereafter constructed on the Property and, at Landlord's sole discretion, any additional real property, areas, land, buildings or other improvements added thereto pursuant to the terms of Section 8.20 of this Lease. Landlord hereby agrees that any such addition to the Project shall not increase Tenant's "Base Rent" or materially increase "Additional Rent" (as defined in Section 1.5). The Project is further set forth on the Project Site Plan attached hereto as Exhibit B.

               (E) "Commencement Date" shall, subject to the Commencement Date Delay provisions of Section 5 of the Tenant Work Letter attached hereto as Exhibit C, occur on May 1, 1997; provided, however, that to the extent that Tenant commences business operations in any portion of the Premises prior to the Commencement Date, Tenant shall pay (i) Base Rent for such portion of the Premises at an annual rate of Eleven and 50/100 Dollars ($11.50) per rentable square foot, and (ii) the Operating Payment for any such portion occupied by Tenant, with such payments to be prorated on a daily basis for any such period prior to the Commencement Date;

and further provided that if Tenant commences business on any portion of a floor of the Premises, Tenant shall be deemed to have commenced business on the entire floor.

               (F) "Common Areas" shall mean those portions of the Project which are provided for use in common by Landlord, Tenant and any other tenants of the Project, subject to the rules and regulations as described in Section 8.25(A), below. The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas". The term "Project Common Areas", as used in this Lease, shall mean the portion of the Project designated as such by Landlord, and may include, without limitation, any fixtures, systems, signs, facilities, parking areas, lakes, water elements, fountains, gardens, parks or other landscaping contained, maintained or used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project. The term "Building Common Areas", as used in this Lease, shall mean the portions of the Common Areas located within the Office Building designated as such by Landlord, and may include, without limitation, the common entrances, lobbies, atrium areas, restrooms, elevators, stairways and accessways, loading docks, ramps, drives, platforms, passageways, serviceways, common pipes, conduits, wires, equipment, loading and unloading areas, parking facilities and trash areas servicing the Office Building.

               (G) "Expiration Date" shall mean the last day of the calendar month in which the one hundred seventy-eighth (178) month anniversary of the Commencement Date shall occur; provided, however, that if the Commencement Date shall be deemed to have occurred on the first day of a calendar month, the Expiration Date shall be the last day of the calendar month immediately preceding the one hundred seventy-eighth (178) month anniversary of the Commencement Date.

               (H) "First Offer Notice" shall mean that notice delivered from Landlord to Tenant in connection with the First Offer Space (as that term is defined in (I) below), pursuant to the terms of Section 1.2(B).

               (I) "First Offer Space" shall mean floors twenty-nine (29) and forty (40) through fifty-two (52) of the Office Building, as further set forth in Section 1.2(B), below.

               (J) "Interest Rate" shall mean the lesser of (i) the prime rate of interest published in The Wall Street Journal or any successor publication plus two percent (2%) per annum, or (ii) the maximum legal rate of interest allowed by the state in which the Project is located.

               (K) "Landlord's Notice Address" shall mean 350 South Grand Avenue, Suite A2, Los Angeles, California 90071, Attention: Property Manager, with a copy of each Notice (as defined in Sections 1.1(L) and 8.4 hereof) to Landlord to be sent to (i) Asset Manager/California Plaza IIA, LLC, c/o Citicorp Real Estate, Inc., 725 South Figueroa Street, Los Angeles, California 90017, and
(ii) Senior Asset Manager/California Plaza IIA, LLC, c/o Citicorp Real Estate, Inc., 725 South Figueroa Street, Los Angeles, California 90017.

               (L) "Notice" shall mean written notice given in compliance with
Section 8.4 of this Lease. Landlord and Tenant shall each have the right to add or delete addresses and names for notices upon five (5) business days' prior notice to the other party.

               (M) "Office Building" or "Building" shall mean that certain building and other improvements having a street address of 350 South Grand Avenue, Los Angeles, California 90071.

               (N) "Option Rent Notice" shall mean that notice delivered by Landlord to Tenant in connection with the Option Term (as that term is defined in Section 1.3(D), below), pursuant to the terms of Section 1.3(D).

               (O) "Option Terms" shall mean that right of Tenant to extend the Term for two (2) periods of five (5) years each pursuant to the terms of Section 1.3(D), below.

               (P) "Parking Passes" shall mean one (1) unreserved parking pass for each 1,000 rentable square feet of the Premises in the parking facility (the "Parking Facility") located partially beneath the Project, of which twelve (12) passes shall be unreserved, priority parking passes.

               (Q) "Permitted Assignee" shall mean an assignee of Tenant's entire interest in this Lease, provided such assignment is approved pursuant to the terms of Section 4.2 or requires no approval pursuant to the terms thereof.

               (R) "Permitted Uses" shall mean use of the Premises solely for general office purposes consistent (in the reasonable opinion of Landlord) with the character of the Project as a first class office building project and for any other office purposes consistent with the uses generally permitted by Landlord for comparable space in the Building. No portion of the Premises shall be used for the operation of a retail business except to the extent, if any, that Landlord permits other tenants having comparable space in the Office Building above the second (2nd) floor of the Office Building to use such comparable space for retail purposes, provided that any retail use of the Premises shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. In addition, no portion of the Premises shall be used in any manner inconsistent with any exclusive right granted by Landlord, as of the date hereof or at any time hereafter, to any other tenant of the Office Building.

               (S) "Premises" shall, subject to the terms of Section 1.2(A), below, mean that space shown on the floor plans attached hereto as Exhibit A, known as Suites 3300, 3400, 3800, 4000, 4200, 5100 and 5200, located on the thirty-third (33rd), thirty-fourth (34th), thirty-eighth (38th), fortieth
(40th), forty-second (42nd), fifty-first (51st), and fifty-second (52nd) floors of the Office Building, containing 176,834 rentable square feet, which is comprised of 26,311 rentable square feet of space on the thirty-third (33rd) floor, 26,311 rentable square feet of space on the thirty-fourth (34th) floor, 26,311 rentable square feet of space on the thirty-eighth (38th) floor, 26,224 rentable square feet of space on the fortieth (40th) floor, 26,830 rentable square feet of space on the forty-second (42nd) floor, 22,454 rentable square feet of space on the fifty-first (51st) floor, and 22,393 rentable square feet of space on the fifty-second (52nd) floor.

               (T) "Property" shall mean that certain real property on which the Office Building and Common Areas are situated, located in the City of Los Angeles, County of Los Angeles and State of California, as further set forth on Exhibit B.

               (U) "Rent" shall mean Base Rent and "Additional Rent," as defined in Section 1.5.

               (V) "Rent Payment Address" shall mean 350 South Grand Avenue, Suite A2, Los Angeles, California 90071, Attention: Property Manager.

               (W) "Security Deposit" shall mean Zero and 00/100 Dollars
($0.00).

               (X) "Tenant's Notice Address" shall mean until the date Tenant commences business operations from the Premises, 3731 Wilshire Boulevard, Los Angeles, California 90010, Attention: General Counsel, and after the date Tenant commences business operations from the Premises, notices shall be sent to 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071, Attention:
General Counsel, with a copy of each notice to Tenant in each case to be sent to: Pillsbury Madison & Sutro LLP, 725 South Figueroa Street, Suite 1200, Los Angeles, California 90017, Attention: Michael E. Meyer, Esq., and Cushman Realty Corporation, 2121 Avenue of the Stars, Suite 2400, Los Angeles, California 90067, Attention: Mr. John McRoskey.

               (Y) "Term" shall mean the period commencing on the Commencement Date and ending on the Expiration Date, being approximately fourteen (14) years and ten (10) months. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Term; provided, however, that the first Lease Year shall commence on the Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Expiration Date.

        Section 1.2  Initial Premises; Right of First Offer.

               (A) Initial Premises. Subject to and upon the terms and conditions set forth herein, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises located in the Office Building for the period commencing on the Commencement Date and ending on the Expiration Date. Notwithstanding anything in this Lease to the contrary, Landlord may, at its sole option, upon delivery of notice (the "Premises Modification Notice") to Tenant on or before August 30, 1996 (the "Premises Modification Deadline"), elect to delete each of floors thirty-three (33), thirty-four (34) and thirty-eight (38) from the Premises (such space as is deleted to be referred to herein as the "Take Back Space"), and to include each of floors forty-three
(43), forty-four (44) and forty-seven (47) in the Premises (such space as is added to be referred to herein as the "Additional Space"). In the event Landlord timely delivers the Premises Modification Notice, (i) for all purposes under this Lease, the "Premises" shall mean the Premises set forth in Section 1.1(S), above, excluding the Take Back Space but adding thereto the Additional Space, (ii) all numbers in this Lease which vary based upon the rentable square footage of the Premises shall be recalculated (including, but not limited to, the Base Rent and the Tenant Improvement Allowance) based upon the total rentable square footage of the Premises, as modified by the Premises Modification Notice, (iii) the Commencement Date shall be June 4, 1997 (the "Extended Commencement Date"), provided that in the event that Landlord delivers the Premises Modification Notice prior to the Premises Modification Deadline, the Extended Commencement Date shall be one (1) day earlier for each day prior to the Premises Modification Deadline that Landlord delivers the Premises Modification Notice, (iv) the "Tenant Improvement Allowance," as that term is defined in Section 2.1 of the Tenant Work Letter, shall (A) be increased by an amount equal to, if the Premises Modification Notice is delivered on or before August 16, 1996, Twenty Thousand and No/100 Dollars ($20,000.00), and if the Premises Modification Notice is delivered after August 16, 1996 and prior to August 30, 1996, Forty Thousand and No/100 Dollars ($40,000.00), and (B) be decreased by an amount equal to Thirty Thousand Five Hundred Sixty-Eight and 20/100 Dollars ($30,568.20), (v) the "First Offer Space," as that term is defined in Section 1.2(B), below, shall be re-defined as the First Offer Space set forth in Section 1.2(B), below, but excluding the twenty-ninth (29th) floor of the Building and the Additional Space, but adding thereto the "Landlord Determined First Offer Floors," as that term is defined, below, and (vi) Section
1.13 of the Tenant Work Letter shall be deleted in its entirety. For purposes of modifying the definition of the Premises following Landlord's delivery of the Premises Modification Notice, if applicable, the forty-third (43rd) floor of the Building shall conclusively be deemed to consist of 26,830 rentable square feet of space, the forty-forth (44th) floor of the Building shall be conclusively deemed to consist of 26,830 rentable square feet of space, and the forty-seventh
(47th) floor of the Building shall conclusively be deemed to consist of 26,830 rentable square feet of space. Landlord and Tenant hereby acknowledge and agree that (a) except as specifically set forth in item (iii), above, the Commencement Date shall not be extended as a result of Landlord's delivery of the Premises Modification Notice, and (b) except as specifically set forth in item (iv)(A), above, Tenant shall not be entitled to the payment of any fee or reimbursement of any cost or expense incurred by Tenant as a result of Landlord's delivery of the Premises Modification Notice. Within five (5) business days following Landlord's delivery of the Premises Modification Notice, if applicable, Landlord and Tenant shall execute an amendment to this Lease in the form attached hereto as Exhibit K setting forth the foregoing terms. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant hereby agree to be bound by the number of rentable square feet comprising the Premises, as set forth in
Section 1.1(S), above, and, if applicable, this Section 1.2(A). For purposes of this Section 1.2(A), the "Landlord Determined First Offer Floors," shall mean any two (2) contiguous floors among floors two (2) through twelve (12) and eighteen (18) through twenty-one (21) of the Building, as designated by Landlord in its sole discretion during the Term.

               (B) Right of First Offer. Landlord hereby grants to the Tenant named in this Lease ("Original Tenant") and any Permitted Assignee a right of first offer with respect to all of the space located on floors twenty-nine (29), forty-one (41), and forty-three (43) through fifty (50) of the Building, as further described on Exhibit A-1 attached hereto (the "First Offer Space"). Notwithstanding the foregoing, such first offer right of Tenant shall commence immediately with respect to any First Offer Space which is now vacant and following the expiration or earlier termination of any leases of the First Offer Space which exist as of the date of this Lease, including any renewals of such existing leases which leases contain express written renewal provisions as of the date hereof (whether or not such renewal is consummated pursuant to the express terms of such provision and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease), and such right of first offer shall be subordinate to all rights of expansion, first refusal, first offer or similar rights which are set forth in leases of space in the Building as of the date hereof (collectively, the "Superior Right Holders") with respect to such First Offer Space. Landlord shall reoffer Tenant First Offer Space from time to time in accordance with the terms of Section 1.2(B)(6), below. Tenant's right of first offer shall be on the terms and conditions set forth in this Section 1.2(B).

                        (1) Procedure for Offer. Landlord shall notify Tenant (the "First Offer Notice") from time to time when and if the First Offer Space or any portion thereof becomes available for lease to third parties, provided no Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the "First Offer Rent," as that term is defined in Section 1.2(B)(3) below, and the other economic terms upon which Landlord is willing to lease such space to Tenant.

                        (2) Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the entire space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice ("Exercise Notice") to Landlord of Tenant's intention to exercise its right of first offer with respect to the space described in the First Offer Notice; provided, however, that (a) with respect to any portion of the First Offer Space offered to Tenant which is less than one (1) full floor of the Building, Tenant may elect in the Exercise Notice to lease less than all of the First Offer Space offered to Tenant, provided that the portion thereof not leased by Tenant is in a commercially leasable configuration, and (b) with respect to any portion of the First Offer Space offered to Tenant which is one (1) or more full floors of the Building, Tenant may elect in the Exercise Notice to lease one (1) or more of such full floors, provided that (i) any full floor or floors of First Offer Space leased by Tenant shall not be contiguous on both sides to First Offer Space which Tenant at such time elects not to lease, and (ii) unless Tenant elects to lease one or more full floors of First Offer Space which is/are contiguous to the then Premises, Landlord may, at its sole option, elect which floor or floors of the First Offer Space offered by Tenant shall be leased by Tenant. In the event that concurrent with Tenant's exercise of this First Offer Right, Tenant notifies Landlord in the Exercise Notice that Tenant irrevocably exercises the right to lease the First Offer Space but does not accept the First Offer Rent set forth in the First Offer Notice, then the First Offer Rent shall be determined in accordance with the procedure set forth in Section 1.3(D)(4), below. If Tenant does not send Landlord the Exercise Notice within the ten (10) business day period specified in the first sentence of this Section 1.2(B)(2), then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and the first offer right set forth in this Section 1.2(B) shall be subordinate to the terms of any such new lease entered into by Landlord; provided, however, that any rights given to any tenant under any such new lease with respect to First Offer Space other than that First Offer Space just previously offered to Tenant shall be subject and subordinate to Tenant's First Offer Right set forth herein.

                        (3) First Offer Space Rent. The rent payable by Tenant for the First Offer Space (the "First Offer Rent") shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, as of the "First Offer Commencement Date," as that term is defined in Section 1.2(B)(5), below, are, pursuant to transactions completed within the prior twelve (12) months, leasing non-renewal, non-sublease, non-encumbered, non-equity, non-expansion space unless such space was leased pursuant to a definition of "fair market" comparable to the definition of First Offer Rent comparable in size, location and quality to the First Offer Space, for a similar lease term, which comparable space is located in the Building and in "Comparable Buildings", as that term is defined in Section 3.4(C) below, giving appropriate consideration to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only the following concessions: (a) any operating expense and tax protection granted in connection with such comparable space (e.g., "base year" or "expense stop" protection, (b) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (c) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the First Offer Space, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user, and (d) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces, and (e) all other monetary and non-monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's leasing of the First Offer Space or the fact that the comparable deals do or do not involve the payment of real estate brokerage commissions but only transactions where a tenant is represented by a real estate broker shall be considered comparable transactions. If in determining the First Offer Rent a tenant improvement allowance is granted, Landlord may, at Landlord's sole option, elect to grant some or all of the tenant improvement allowance as an allowance for the refurbishment of the First Offer Space and, if none or only a portion of such allowance is granted to Tenant to adjust the rental rate component of the First Offer Rent to be an effective rental rate (based upon a future value interest rate equal to the Interest Rate minus two percent (2.0%)) which deducts the total dollar value of the tenant improvement allowance not granted to Tenant pursuant to the terms of this sentence (in which case the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

                        (4) Construction In First Offer Space. Tenant shall take the First Offer Space in its "as is" condition, except that the Building Structure and the Building Systems shall be in good operating order and condition and the construction of improvements in the First Offer Space shall comply with the terms of Article 2 of this Lease. Tenant shall receive a tenant improvement allowance and a period of free rent during which to construct tenant improvements in the First Offer Space (the "First Offer Space Construction Period") to the extent provided pursuant to the definition of "First Offer Rent," as set forth in Section B(3) of this Lease, provided that in the event that such First Offer Space Construction Period shall end on a date occurring earlier than the earlier of the date occurring (i) four (4) months after Landlord's receipt of the Decision Notice, and (ii) two (2) months following the delivery of such space to Tenant (the later of such dates to be known as the "Stipulated Ending Date"), then Tenant shall be entitled to a First Offer Space Construction Period ending on the Stipulated Ending Date and the effective rental rate for the First Offer Space shall be increased accordingly.

                        (5) Amendment to Lease. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord shall promptly thereafter prepare and deliver an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.2(B), which amendment shall be executed by Tenant within thirty (30) days following Tenant's receipt thereof. The rentable square footage of the First Offer Space leased by Tenant shall be calculated pursuant to the terms of Section 1.2(B)(7), below. Tenant shall commence payment of the First Offer Rent, and the term of the First Offer Space shall commence upon the earlier to occur of (A) the expiration of the First Offer Space Construction Period, if any, which time period shall be extended for "Commencement Date Delays," as that term is defined in Section 5 of the Tenant Work Letter, and (B) the date that Tenant, or any person occupying any of the First Offer Space with Tenant's permission, commences business operations from the First Offer Space (in either event the "First Offer Commencement Date") and terminate concurrently with termination of the lease of the initial Premises on the Expiration Date (the "First Offer Space Term").

                        (6) Termination of Right of First Offer. The rights contained in this Section 1.2(B) shall be personal to the Original Tenant and may only be exercised by the Original Tenant or any Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant or the Permitted Assignee, as the case may be, occupies at least seventy-five percent (75%) of the then existing Premises. The right of first offer granted herein shall be suspended as to particular First Offer Space for a period of one (1) year upon the failure by Tenant to exercise its right of first offer with respect to any particular First Offer Space as offered by Landlord and during the last two (2) years of the term of this Lease (unless Tenant has exercised the first renewal right) or, when appropriate, during the last two (2) years of the first renewal term (unless Tenant has exercised the second renewal right). Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.2(B), if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, an Event of Default by Tenant exists under this Lease.

                        (7) Rentable Square Footage of First Offer Space. Landlord shall calculate the rentable square footage of any First Offer Space leased by Tenant based upon the product of (i) the applicable "Load Factor," as set forth below, and (ii) the number of usable square feet of such First Offer Space, calculated pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSIZ65.1 1980. Tenant shall have the right, within sixty (60) days following Landlord's delivery to Tenant of Landlord's calculation of the rentable square footage of any First Offer Space leased by Tenant, to (a) remeasure such First Offer Space in accordance with the standard set forth in this Section 1.2(B)(7) and (b) object to Landlord's calculation of the rentable square footage of such space. If Landlord disagrees with Tenant's remeasurement and a dispute occurs regarding the final accuracy of the rentable area of the First Offer Space, such dispute will be resolved by Tenant paying the amount determined by Landlord's initial calculation and then filing a lawsuit against Landlord requiring a remeasurement in accordance with the standard set forth in Section 1.2(B)(7) and if Tenant prevails pursuant to a final, nonappelable judgment, all amounts to be paid by Tenant shall be proportionately, retroactively and prospectively adjusted to reflect the exact amounts due if the correct square footage had been initially set forth in this Lease. For purposes of this Section 1.02(B)(7), the "Load Factors" shall be as follows;

                           Load Factor                     Load Factor
       Floor          If Multi-Tenant Floor           If Single Tenant Floor

        29                    1.1555                          1.0881

        41                    1.1656                          1.0939

        43                    1.1610                          1.0919

        44                    1.1630                          1.0937

        45                    1.1591                          1.0934

        46                    1.1612                          1.0948

        47                    1.1617                          1.0957

        48                    1.1617                          1.0957

        49                    1.1617                          1.0957

        50                    1.1639                          1.0962

               Section 1.3  Commencement Date; Option Term.

               (A) If the Commencement Date occurs on a date other than the first day of a calendar month or if the Term expires or is terminated on a day other than the last day of a calendar month, Base Rent and any Additional Rent (as defined in Section 1.5 hereof) payable hereunder shall be prorated for such partial month on the basis of a thirty (30) day month. Tenant shall pay Landlord such prorated amount payable for the month in which the Commencement Date occurs on the first day of the month next following, along with all charges and payments due for such following month which were not paid by Tenant upon the execution of this Lease.

               (B) Within ten (10) days after the Commencement Date, Landlord and Tenant shall each execute a notice of the occurrence of the Commencement Date substantially in the form of Exhibit D annexed hereto (the "Notice of Lease Term Dates"), setting forth the Commencement Date and other information required therein, which notice the receiving party shall acknowledge by executing a copy of the notice and returning it to the sending party (provided that if such notice is not factually correct, then the receiving party shall make such changes as are necessary to make the notice factually correct), but the failure by either party to execute the Notice of Lease Term Dates shall not affect the Commencement Date.

               (C) Early Entry Into Premises. Tenant, upon providing Landlord with at least two (2) business days' prior notice, may enter the Premises after the execution and delivery of this Lease by Landlord and Tenant in order to commence the design and construction of the "Tenant Improvements" as that term is defined in Section 2 of the Tenant Work Letter; provided, however, that Landlord shall not be responsible for, and Tenant is required to obtain insurance covering, any loss caused by Tenant or those entering the Premises on behalf of Tenant to design or construct the Tenant Improvements, including theft, damage or destruction to any work or material installed or stored by Tenant or any contractor or individual involved in the construction of the Tenant Improvements, or for any injury to Tenant or Tenant's employees or to any other person and provided further that Landlord shall have the right to post the appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to Section 4.5 hereof.

               (D) Option Term.

                        (1) Option Right. Landlord hereby grants the Original Tenant and any Permitted Assignee, two (2) options to extend the Term for a period of five (5) years each (each, an "Option Term"), for one or more full floors of the Premises or the entire Premises then leased by Tenant; provided that Tenant may not extend the Term as to a full floor of the Premises if that floor of the Premises is contiguous on both sides to a floor of the Building which contains a portion of the Premises prior to such extension of the Term, but which space will not be part of the Premises during such extended term. Each of the Option Terms shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of each such notice, an Event of Default does not exist under this Lease. Upon the proper exercise of such option to extend, and provided that, as of the end of the then Term, an Event of Default does not exist under this Lease, the Term, as it applies to the Premises, shall be extended for a period of five (5) years.

                        (2) Option Rent. The rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable Option Term are, pursuant to transactions completed within the prior twenty-four (24) months, leasing non-renewal, non-sublease, non-encumbered, non-equity space (unless such space was leased pursuant to a definition of "fair market" comparable to the definition of Option Rent) comparable in size, location and quality to the Premises for a term of five (5) years (the "Comparable Deals"), which comparable space is located in the Building and in Comparable Buildings, giving appropriate consideration to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the "Rent Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable spaces, and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users and disregarding that the Tenant Improvements were built out for a financial institution, and (c) all other monetary and non-monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable Option Term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions (but only transactions where a tenant is represented by a real estate broker shall be considered Comparable Deals) and (ii) any period of rental abatement, if any, granted to tenants in Comparable Deals in connection with the design, permitting and construction of tenant improvements in such comparable spaces. If in determining the Option Rent a tenant improvement allowance is granted, Landlord may, at Landlord's sole option, elect to grant some or all of the tenant improvement allowance as an allowance for the refurbishment of the Premises and, if none or only a portion of such allowance is granted to Tenant to adjust the rental rate component of the Option Rent to be an effective rental rate (based upon a future value interest rate equal to the Interest Rate minus two percent (2.0%)) which deducts the total dollar value of the tenant improvement allowance not granted to Tenant pursuant to the terms of this sentence (in which case the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

                        (3) Exercise of Option to Extend. The option contained in this Section 1.3(D) shall be exercised by Tenant or any Permitted Assignee, if at all, and only in the following manner: (i) Tenant may deliver written notice to Landlord not more than nineteen (19) months nor less than seventeen
(17) months prior to the expiration of the then Lease Term, stating that Tenant is interested in exercising its option and stating whether Tenant is interested in exercising its option with respect to the entire Premises or with respect to only one or more full floors of the Premises pursuant to the terms of Section 1.3(C)(1), above; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than sixteen (16) months prior to the expiration of the then Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring fifteen (15) months prior to the expiration of the then Lease Term or if such Option Rent Notice has not been sent by Landlord more than sixteen (16) months prior to the expiration of the then Lease Term then on or before the date occurring within thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord (the

"Option Acceptance") and upon, and concurrent with, such exercise, if the Option Rent was determined pursuant to Section 1.03(D)(3)(ii), above, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 1.3(D)(4), below.

                        (4) Determination of Option Rent and First Offer Rent. In the event Tenant timely and appropriately objects to the Option Rent or the First Offer Rent, as the case may be, Landlord and Tenant shall attempt to agree upon the Option Rent or the First Offer Rent, as the case may be. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant's objection to the Option Rent or the First Offer Rent, (in either such case, the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent or the First Offer Rent, as the case may be, simultaneously exchange such determination of the Option Rent or the First Offer Rent within five (5) days, and such determinations shall be submitted to arbitration in accordance with items (a) through (h), below.

                             (a) Landlord and Tenant shall each appoint one arbitrator (and Landlord or Tenant may consult with such arbitrator prior to his or her appointment and each arbitrator shall be considered an advocate arbitrator) who shall by profession be a reputable, qualified, licensed real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial high-rise properties in the downtown Los Angeles, California area. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Option Rent or First Offer Rent, as the case may be, is the closer to the actual Option Rent or First Offer Rent, as determined by the arbitrators, taking into account the requirements of Section 1.2 (B)(3) or 1.3(D)(2) of this Lease, as the case may be. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

                             (b) The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third neutral arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators; provided that neither party or either of the advocate arbitrators may, directly or indirectly, consult with the neutral arbitrator prior to his or her appointment except as to inquire as to such arbitrator's willingness or availability to participate in the arbitration.

                             (c) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent or First Offer Rent, as the case may be, and shall notify Landlord and Tenant thereof.

                             (d) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. If no decision is made by such majority, then the decision of the third arbitrator shall be binding on Landlord and Tenant. In making the decision, in no event shall the three arbitrators or the third arbitrator have the right to amend, modify, compromise, average or blend either of the first two determinations, it being the intent of Landlord and Tenant that the three arbitrators or the third arbitrator, as the case may be, shall simply select the one of two such determinations that in the third arbitrator's judgment most accurately defines the applicable Option Rent or First Offer Rent, as the case may be.

                             (e) The decision of the arbitrators pursuant to the terms of (d) above or (f) below, as applicable, shall be final and binding upon Landlord and Tenant and judgment on such decision may be rendered in a court of competent jurisdiction.

                             (f) If either Landlord or Tenant fails to appoint an arbitrator within 15 days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                             (g) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 1.3(D)(4).

                             (h) The cost of (a) arbitrators selected by Landlord and Tenant shall be paid individually by the appointing party and (b) the third arbitrator's fees and the costs of the arbitration shall be paid by Landlord and Tenant equally.

        Section 1.4 Base Rent. Tenant shall pay Landlord at the Rent Payment Address set forth in Section 1.1(V) hereof or at such other address as may be designated by Landlord from time to time, monthly, in advance, on the first day of each calendar month during the Term, monthly installments of Base Rent, without notice or demand and without any setoff, offset, abatement or deduction, except as specifically set forth in this Lease. Notwithstanding the foregoing, prior to the Commencement Date, Tenant shall pay Landlord the first installment of Base Rent for the first full calendar month which occurs after the expiration of the free rent period. Notwithstanding anything in this Section 1.4 to the contrary, subject to the terms of the preceding sentence and Section 1.2(A), above, Tenant shall not be required to pay an amount equal to One Hundred Sixty-Nine Thousand Four Hundred Sixty-Five and 91/100 Dollars ($169,465.91) of Base Rent which is attributable to each of the first twenty-two (22) months of the Term beginning on the Commencement Date.

        Section 1.5 Additional Rent. All sums other than Base Rent payable by Tenant under this Lease shall be deemed additional rent ("Additional Rent"), regardless of whether any such sum is expressly characterized as, or stated to be, Additional Rent in any other Section of this Lease, and shall be payable on demand unless other payment dates are set forth herein. Landlord shall have the same rights and remedies with respect to the failure by Tenant to pay Additional Rent as Landlord has with respect to the failure by Tenant to pay Base Rent.

        Section 1.6 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Commencement Date and required by the Lease, which substantially interferes with Tenant's use of the Premises or access to the Premises or the parking facility servicing the Building (ii) any failure to provide an "Essential Service," as that term is defined, below (items
(i) and (ii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Base Rent and Operating Payments shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises, and/or as appropriate, in the proportion that the number of parking spaces that Tenant is prevented from using, and does not use, bears to the total number of parking spaces being used by Tenant immediately prior to the Abatement Event, but such abatement or reduction shall only apply if and to the extent such circumstance is covered by rent continuation insurance, the cost of which is included in Operating Expenses (the "Insurance Coverage Condition"); provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Operating Payments for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises, but such abatement or reduction shall only apply if and to the extent the Insurance Coverage Condition is satisfied. Notwithstanding anything to the contrary set forth in this Section 1.6, the Insurance Coverage Condition shall not be applicable to an Abatement Event set forth in item (i), above, or an Abatement Event set forth in item
(ii), above which is caused by an earthquake. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Operating Payments shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that if Landlord has not cured such Abatement Event within one hundred eighty (180) days after receipt of notice from Tenant, Tenant shall have the right to terminate this Lease during the first ten (10) business days of each calendar month following the end of such 180-day period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of thirty (30) days' notice to Landlord (the "Abatement Event Termination Notice") during such ten (10) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the "Abatement Event Termination Date"), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than six (6) months, following the delivery of the Abatement Event Termination Notice. Notwithstanding anything contained in this Section 1.6 to the contrary,

Tenant's Abatement Event Termination Notice shall be null and void (but only in connection with the first notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of the Abatement Event Termination Notice. If Tenant's right to abatement occurs during a free rent period which arises after the Commencement Date, Tenant's free rent period shall be extended for the number of days that the abatement period overlapped the free rent period ("Overlap Period"). Landlord shall have the right to extend the Expiration Date for a period of time equal to the Overlap Period if Landlord sends a notice to Tenant of such election within ten (10) business days following the end of the extended free rent period. For purposes of this Section 1.6, an "Essential Service" shall mean the standard services to be provided by Landlord through the HVAC systems, life safety systems, elevator systems, plumbing and waste disposal systems, and electrical system. Except as provided in this Section 1.6, but without limiting the rent abatement provided by Article 6 of this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

        Section 1.7 Use. The Premises shall be used and occupied by Tenant or its assignee or sublessees solely for the Permitted Uses, and for no other purpose without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion; provided, however, that in the event that a new use is proposed by Tenant which proposed use is being made elsewhere in the Building above the ground floor as of the date Tenant's request, than Landlord shall not unreasonably withhold its consent to such change in the Permitted Use, provided that such use proposed by Tenant is of the same type and scope as the existing use which is then being made above the ground floor of the Building. Notwithstanding the foregoing provision, in no event shall the Premises be used for any use prohibited or restricted by any exclusive use rights or restrictions (1) contained in any existing leases of other tenants in the Building as of the date of this Lease, or (2) provided by Landlord to any future tenant in the Building. Landlord may grant exclusive uses to other tenants, but no such exclusive use shall preclude or restrict or limit Tenant's ability to utilize the Premises for engaging in operations normally and generally performed by financial institutions.

                                    ARTICLE 2

                            ALTERATIONS AND ADDITIONS

        Section 2.1 Initial Alterations. Except as specifically set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises and Tenant shall accept the Premises in its present "AS IS" condition, except for latent defects and, subject to Landlord's obligations with respect to the Base Building set forth in Section 1 of the Tenant Work Letter. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Tenant Work Letter. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 2.

        Section 2.2  Subsequent Alterations.

               (A) Tenant shall not make or allow to be made any alterations, additions or improvements (singularly and collectively, "Alterations") to the Premises or any part thereof without the prior written consent of Landlord, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement of such Alterations and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent if such Alterations (i) adversely affect the Building Structure (as defined in Section 5.2(3)), (ii) adversely affect the Building Systems (as defined in Section 5.2(3)), (iii) affect the exterior appearance of the Building, (iv) do not comply with applicable laws, or (v) unreasonably interfere with the normal and customary business operations of the other tenants in the Building (each a "Design Problem"). Notwithstanding anything to the contrary set forth herein, if the Alterations are purely cosmetic, do not affect the Building Structure or Building Systems, and cannot be seen from outside the Building, Landlord's consent shall not be required. If Landlord shall consent to any Alterations to the Premises, such Alterations shall be subject to any terms, covenants, conditions and agreements which Landlord may prescribe from time to time, which shall include a requirement that, prior to the commencement of any Alterations to the Premises, Tenant shall deliver to Landlord written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises that they will look exclusively to Tenant for payment of any sums due in connection therewith and that Landlord shall have no liability for such costs.

               (B) Tenant shall construct such Alterations in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Los Angeles, all in conformance with Landlord's construction rules and regulations. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants of the Project, or interfere with any labor force working in the Project. In addition to Tenant's obligations under Section 4.9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the Office of the Recorder of the County of Los Angeles in accordance with Sections 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the management office of the Office Building a reproducible copy of the "as-built" drawings of the Alterations. In addition to the requirements of Section 4.5 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that the insurance obtained by Tenant pursuant to this Section 2.2(B) shall comply with the terms of Section 4.5 of this Lease and that all of such Alterations shall be insured by Tenant pursuant to Section 4.5 of this Lease immediately upon completion thereof. In addition, in the event that (a) Tenant is not the Original Tenant or (b) Tenant is the Original Tenant and the Original Tenant has been in default after the expiration of the cure periods under
Section 7.1(A)(1) of this Lease any time prior to the date of Tenant's request for approval of the applicable Alteration, then Landlord may, in its reasonable discretion, as a condition precedent to Landlord granting its consent to any requested Alterations, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord, in its reasonable discretion, in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. All Alterations to the Premises made or requested by Tenant shall be at Tenant's sole cost and expense.

               (C) Tenant shall pay to Landlord any reasonable, out-of-pocket costs incurred by Landlord in connection with Landlord's review of Tenant's Alterations. Upon the Expiration Date or sooner termination of the Term, any Alterations to the Premises and any Tenant Improvements, excepting movable personal property, furniture, equipment and trade fixtures, shall become the property of Landlord and shall be surrendered with the Premises, unless the applicable Alteration or Tenant Improvement does not qualify as standard office-type tenant improvements (a "Non-Standard Improvement"), which Non-Standard Improvements shall include any stairwells installed within the Premises by Tenant but shall exclude the "Accepted Non-Standard Improvements," as that term is defined, below. and Landlord requests the removal of the Non-Standard Improvements at time consent is granted to such installation. With respect to the Tenant Improvements initially constructed in the Premises, Landlord shall be required to make any such request for removal in writing during the construction drawing approval process. In the event of the occurrence described, above, Tenant shall remove the applicable Non-Standard Improvement at its sole cost and expense and repair in a good and workmanlike manner any damage to the Premises occasioned by such removal and restore the Premises to the condition existing prior to such Non-Standard Improvement. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Non-Standard Improvements, Landlord may do so and may charge the cost thereof to Tenant. For the purposes of this Section 2.2(C), the "Accepted Non-Standard Improvements" shall mean (i) the stairwell located between the fifty-first
(51st) and fifty-second (52nd) floor of the Building, the opening for which shall not exceed 600 rentable square feet and which stairwell shall be located immediately adjacent to the core of the Building, or at a comparable location between such floors (such comparability to be determined based upon the cost to remove such stairwell, replace the slab and reinforce the slab, and the usefulness of the stairwell for a typical two (2) floor tenant), (ii) Tenant's executive bathrooms, each not to exceed 200 rentable square feet in size, (iii) Tenant's computer room, provided that the same does not exceed 3,500 rentable square feet in size, and (iv) Tenant's shower/locker room, provided that the same does not exceed 1,200 rentable square feet in size.

               (D) Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Office Building in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, which consent may be withheld in Landlord's reasonable discretion, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Sections 2.2 (as though such Lines were Alterations) and 4.3 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for Tenant, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be installed in accordance with all applicable codes, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord shall cause its contractor, at Tenant's sole cost and expense, to remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant, at Tenant's sole cost and expense, remove any Lines located in or serving the Premises which are installed in violation of these provisions, are at any time in violation of any laws, represent a dangerous or potentially dangerous condition, or materially interfere with other tenants' use or enjoyment of their premises.

                                    ARTICLE 3

                               OPERATING EXPENSES

        Section 3.1 Operating Payment. Tenant shall pay to Landlord, as Additional Rent, the product of (i) the amount of Operating Expenses for the Office Building on a per rentable square foot basis and (ii) the number of rentable square feet in the Premises as specified in Section 1.1(S) hereof, as the same may be modified pursuant to Section 1.2(A) (the "Operating Payment"). For purposes of this Lease, the rentable square footage of the Office Building shall equal 1,277,605 rentable square feet. The Operating Payment shall be made pursuant to the provisions of Section 3.2 hereof; provided, however, that Tenant shall not be required to pay for the Operating Payment attributable to the first twenty-two (22) months of the Term beginning on the Commencement Date. In the event the rentable square feet of the Premises is changed pursuant to a specific provision of this Lease, item (ii), above, shall be appropriately adjusted, and, as to the year in which such change occurs, the rentable square feet for the Premises for such year shall be determined on the basis of the number of days during such year that each such rentable square footage was in effect.

        Section 3.2 Estimates and Payments. Tenant agrees to pay monthly, as Additional Rent, one-twelfth (1/12) of Landlord's estimate of Tenant's Operating Payment for the then current calendar year. Landlord will give Tenant thirty
(30) days written notice from time to time of such estimated amounts, and Tenant shall pay such amounts monthly to Landlord in the same manner and at the same time as Base Rent. At the beginning of each calendar year during the Term, until Landlord furnishes a new estimate to Tenant, Tenant shall continue to pay monthly, one-twelfth (1/12th) of Landlord's estimate of Tenant's Operating Payment for the previous calendar year. At such time as Landlord furnishes Tenant a revised estimate statement for the current calendar year, Tenant shall pay, with its next installment of Base Rent, the amount necessary to bring the Tenant current with the revised estimate as though the revised estimate had been delivered at the beginning of the current calendar year; provided, however, that such estimate may be adjusted no more than twice in any twelve (12) month period. As soon as reasonably possible following the end of each calendar year, Landlord will submit to Tenant a statement itemized on a major line item by line item basis (each, an "Operating Statement"). However, the failure or delay by Landlord to provide Tenant with an Operating Statement shall, unless it continues for more than two (2) years following the end of the applicable calendar year, not constitute a waiver by Landlord of Tenant's obligation to pay its Operating Payment or of Landlord's rights to send such a statement or a waiver of its right to reconcile Tenant's Operating

Payment. Within thirty (30) days after receipt of an Operating Statement, Tenant shall pay to Landlord any additional amounts owed to Landlord as shown on the Operating Statement. Any monies owed Tenant by Landlord shall be applied by Landlord against the next payment of Rent due from Tenant or paid to Tenant in the event this Lease has terminated. Any payments due under this Article 3 shall be prorated for any partial calendar year occurring during the Term. Tenant's obligation to pay any amounts due under this Article 3 and Landlord's obligation to refund any overpayments made by Tenant under this Article 3 for the final year of the Term shall survive the Expiration Date or earlier termination of this Lease.

        Section 3.3 Extra Charges. In addition, Tenant shall pay, as Additional Rent, all expenses paid or incurred by Landlord (but in no event in excess of Landlord's Actual Cost) which are attributable to Tenant's use and occupancy of the Premises, any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, and any and all taxes and assessments and governmental charges levied, whether by Federal, state, county, municipal or other taxing districts or authorities presently or hereafter created, upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross income tax or gross receipts tax, or upon or with respect to the leasing, possession, use or occupancy by Tenant of the Premises or the Parking Facility, and any and all expenses incurred pursuant to Tenant's request for additional or overtime services; including, but not limited to, overtime HVAC or heating expenses; overtime electric charges; charges for keys; or special tenant requests. Unless such charges are included in the monthly invoice for Base Rent or other payment dates are otherwise specifically set forth herein, any extra charges shall be due and payable by Tenant within ten
(10) days after receipt of invoices for same.

        Section 3.4  Operating Expenses Defined.

               (A) The term "Operating Expenses" shall mean the aggregate of those costs and expenses paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) relating to the ownership, management, maintenance, repair, replacement, restoration and operation of the Project. Without limiting the generality of the foregoing, Operating Expenses shall include the following.

                        (1) Taxes - The term "Taxes" shall mean all taxes, fees and assessments and governmental charges levied, whether by federal, state, county, municipal, or other taxing districts or authorities presently or hereafter created, taxing the Project and any other taxes, fees, charges or assessments attributable to the Project or its operation including, without limitation, any charges, fees or assessments for transit (including, without limitation, assessments which relate to the construction, operation, management, use, alteration or repair of mass transit improvements including, but not limited to, any amounts paid in connection with Metrorail), housing, police, fire, sanitation or other services of purported benefit to the Project or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, or any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof, any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof. In addition, "Taxes" shall mean all real estate taxes and assessments or substitutes therefor or supplements thereto upon all or any portion of the Project or any improvement thereon, for any whole or partial tax year or period occurring during the Term hereof, any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Taxes for the purposes of this Lease. With respect to any assessment that may be levied against, upon, or in connection with the Project, or any portion thereof, and may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Taxes with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year. If and to the extent that due to a change in the method of taxation or assessment, any franchise, capital stock, capital, rent, income, profit or other tax or charge shall be a substitute for or supplement to any of the foregoing, then all such items shall be included within the term Taxes for the purposes of this Lease. All expenses, including reasonable attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the year in which paid. Tax refunds shall be deducted from Taxes in the year to which such refunds are attributable. If any tenant of the Office Building is exempt in the requirement to pay any Taxes which are assessed against the Office Building or Project as a result of its status as a governmental entity and such Taxes would otherwise be payable by such tenant if such tenant's lease contained the terms of this Lease, then Taxes shall be deemed to be increased by an amount equal to the additional Taxes which would have been paid by such tenant if it had not been exempt from the payment of such Taxes as a result of its status as a governmental entity.

                        (2) Insurance - The term "Insurance" shall mean all insurance of any type that Landlord, in its sole discretion, shall deem necessary or advisable to carry, including, but not limited to, that necessary in order to protect itself, its affiliates, agents and employees, the Project, all personal property used in connection therewith, or its interests therein. Landlord shall have the right, but not the obligation, to change, cancel, decrease or increase any insurance coverages in respect of the Project, or add additional forms of insurance as Landlord shall deem necessary or desirable; and/or to obtain umbrella or other policies covering both the Project and other assets owned by or associated with Landlord or its affiliates, in which event the cost thereof shall be equitably allocated. For the purposes of this subsection (2), the term "affiliate" shall mean any entity which controls, is controlled by or is under common control with Landlord. Notwithstanding the foregoing, Landlord shall not include in Operating Expenses any amount by which its insurance costs materially exceed the costs which would be incurred by a prudent institutional owner in obtaining and maintaining commercially reasonable insurance coverages and amounts of coverage at prevailing market rates for an office building similar to the Building in age, construction, and exposure to risk, excluding for this purpose any reduced premiums that may result from obtaining what are commonly known as "blanket" policies of insurance.

                        (3) Maintenance Costs - The term "Maintenance Costs" shall mean all costs paid or incurred in connection with the operation, maintenance, management or repair of the Project including, without limitation, all parking areas (whether temporary or permanent), access roads, driveways, curbs, truckways, loading areas and docks, retaining walls, lighting facilities, service corridors, comfort stations, pedestrian sidewalks, stairways, plazas, malls, foundations, exterior and demising walls, roofs over the entire Project, escalators, elevators, courts and ramps, decorative walls, vacant areas, landscaped and planting areas and facilities, service lines or conduits for gas, water, electric, sewage, heating, ventilating and air conditioning services, music and intercom equipment, fire suppression and warning systems, conduits and appurtenances for use by Tenant in common with other tenants, and other areas and facilities related to the Project, whether within or outside the Project. Maintenance Costs shall include, but are not limited to, the following:

                             (a) Wages and salaries for all employees engaged in operating, maintaining, or providing security for the Project, for the Building Manager and Chief Engineer and all employees at levels below the Building Manager and Chief Engineer, and personnel who provide traffic control relating to ingress and egress to and from the parking facilities, if any, to the adjacent public streets. All taxes, insurance and fringe benefits relating to such employees shall be included. Notwithstanding the foregoing, if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Maintenance Costs based on the portion of their working time devoted to the Project;

                             (b) All expenses incurred for supplies and materials used in the operation and maintenance of the Project including, but not limited to, uniforms, paper products, decorations, painting and replacement of worn out mechanical or damaged equipment, subject to the exclusion set forth in item (12) in (C) below;

                             (c) The cost of all utilities, including, but not limited to, the cost of water, electrical service, heating, lighting, air conditioning and ventilation, excepting those utilities supplied to tenants of the Project at their respective premises to the extent paid for by such tenants and excepting those utilities which have been directly paid for by Tenant to the extent Tenant directly and separately pays Landlord or the provider of such electric power;

                             (d) the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, the cost of supplies, equipment and maintenance service contracts in connection therewith;

                             (e) The cost of all maintenance and service agreements for the Project and equipment therein, including, but not limited to, alarm service, cleaning, janitorial service, security and/or guard service, window cleaning, fire protection, sprinklers, elevator and mechanical systems maintenance, exterminating and landscape maintenance;

                             (f) The annual amortization, together with interest at the Interest Rate, on the cost of installation of capital improvement items which result in, or are reasonably intended to result in, a reduction in Operating Expenses or are required to be installed under any new (or change in) governmental law, regulation or authority which are enacted after the Commencement Date. All such costs shall be amortized over the useful life of the capital improvement items as reasonably determined by Landlord;

                             (g) Management fees (including, without limitation, salaries and fringe benefits of Project employees and employees of the Project's managing agent to the extent chargeable to the Project), legal fees, accounting costs and disbursements, and other professional services directly attributable to the operation and maintenance of the Project;

                             (h) The cost of maintenance and repair of ceilings and exterior walls, gutters, glass, plate glass, show windows, plumbing, pipes and fixtures and other equipment;

                             (i) The cost of all licenses, inspections, dues, permits and other governmental charges, including, without limitation, the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal, public or private shuttle system or parking program;

                             (j) Costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Taxes;

                             (k) Costs, fees, charges or assessments imposed against the Project or the Office Building in connection with any documents recorded against or affecting the Project or Office Building;

                             (l) All costs, fees, charges or assessments (the "Costs") incurred to comply with laws, ordinances, rules and regulations mandated by local, state or federal governmental or quasi-governmental entities (the "Laws") enacted after the Commencement Date unless such Costs are incurred under a Law enacted before the Commencement Date, but such Law applies on a recurring basis; or

                             (m) Subject to item (30) in (C) below, all expenses incurred in connection with making the parking facilities for the Building, if any, available for use by Tenant and others including, but not limited to, any reasonable rent, additional rent or management fees that Landlord may be required to pay for such use, and all costs incurred for sweeping, cleaning, litter control, resurfacing, repainting, restriping, removal and replacement of pavement, curbs and car stops, and snow and ice removal.

               (B) In determining the amount of Operating Expenses for any calendar year during the Term, if less than one hundred percent (100%) of the rentable area of the Office Building shall have been occupied by tenant(s) at any time during any such calendar year, Operating Expenses which vary based upon occupancy shall be determined for such calendar year to be an amount equal to the expenses which would have been incurred had such occupancy been one hundred percent (100%) throughout such calendar year. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. Notwithstanding the foregoing, Landlord shall not recover as Operating Expenses more than one hundred percent (100%) of the Operating Expenses actually paid by Landlord.

               (C) Notwithstanding anything above to the contrary, Operating Expenses shall not include the following:

                      (1) costs incurred in connection with the original construction of the Project;

                      (2) costs of the design and construction of tenant improvements to the Premises or the premises of other tenants and the amount of any allowance or credits paid to or granted to tenants or other occupants for any such design or construction;

                      (3) except as set forth in item (A)(3)(f), above, depreciation, interest and principal payments on mortgages and other debt costs, if any;

                      (4) marketing costs, legal fees, space planners' fees, advertising and promotional expenses, brokerage fees and any other costs incurred in connection with the original development, or original or future leasing of the Project;

                      (5) costs for which the Landlord is reimbursed by its insurance carrier or any tenant's insurance carrier or by anyone else;

                      (6) any bad debt loss, rent loss, or reserves for bad debts or rent loss or any reserves of any kind;

                      (7) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

                      (8) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

                      (9) except as set forth in item (A)(3)(f), above, penalties and interest;

                      (10) amount paid as ground rental or as rental for the Project by the Landlord;

                      (11) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

                      (12) costs of capital repairs and alterations, capital improvements and equipment except as set forth in item (A)(3)(f), above;

                      (13) any amounts paid to the Landlord or to subsidiaries or affiliates or internal personnel of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first class unaffiliated third parties on a competitive basis;

                      (14) any compensation paid to clerks, attendants or other persons in commercial concessions and/or the parking facilities operated by or on behalf of the Landlord;

                      (15) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

                      (16) all items and services for which Tenant or any other tenant in the Project reimburses Landlord (provided that Landlord shall use commercially reasonable efforts to collect such amounts which such tenants are obligated to pay) or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

                      (17) electric power costs for which any tenant directly contracts with the local public service company;

                      (18) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

                      (19) tax penalties;

                      (20) management fees in excess of three percent (3%) (the "Management Fee Cap") of Landlord's gross rental revenues (grossed up as though the Building were 100% occupied with rent paying tenants), including base rent, pass-throughs (but excluding the cost of after hours services, utilities and parking revenues) from the Project for any calendar year or portion thereof;

                      (21) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                      (22) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the "Comparable Buildings," as that term is defined, below, with adjustment where appropriate for the size of the applicable project;

                      (23) Landlord's general corporate overhead and general and administrative expenses;

                      (24) all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of the Comparable Buildings) and shall be included as Operating Expenses in the year in which the assessment or premium installment is actually paid;

                      (25) costs incurred to comply with laws enacted prior to the Commencement Date relating to the removal, remediation, containment or treatment of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Commencement Date;

                      (26) costs arising from Landlord's charitable or political contributions;

                      (27) the cost of any magazine, newspaper, trade or other subscriptions, excluding those which are relevant to the management or functioning of the Office Building, the Project or any portion thereof;

                      (28) in the event any facilities, services or utilities used in connection with the Project are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis;

                      (29) uninsured, non-capital improvements resulting from damage caused by earthquakes in excess of $0.50 per rentable square foot of the Building in any calendar year.

                      Notwithstanding anything in this Section 3.4(C) to the contrary, the exceptions to Operating Expenses listed above shall not apply to any payments or contributions required under the reciprocal easement agreement affecting the Project. For purposes of this Lease, the "Comparable Buildings" shall be those buildings located in the area of downtown Los Angeles, California which has its Northern boundary, the Northernmost boundary of Second Street, as its Southern boundary, the Southernmost boundary of Forth Street, as its Western boundary, the Easternmost boundary of Flower Street, and as its Eastern boundary, the Westernmost boundary of Olive Avenue, including the building located at 400 South Hope.

               (D) Allocation of Operating Expenses.

                              (i) Method of Allocation. The parties acknowledge
that the Office Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project should be shared between the tenants of the Office Building and the tenants of the other buildings in the Project. As set forth in this Article 3, above, certain portions of the Operating Expenses are determined annually for the Project as a whole, and a portion of such Operating Expenses, which portion shall be determined by Landlord on an equitable and consistent basis, shall be allocated to all the tenants of the Office Building. Accordingly, the Operating Expenses allocated to the tenants of the Office Building shall include all Operating Expenses attributable solely to the Office Building and an equitable portion of the Operating Expenses attributable to the Project as a whole.

                              (ii) Cost Pools. Landlord shall have the right
(and the obligation if the Operating Expenses cover more than the Building), from time to time, to equitably allocate some or all of the Operating Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the entire Project, and the retail space tenants of a building of the Project or of the entire Project. The Operating Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable and consistent manner.

               (E) Tenant's Payment of Certain Taxes. Notwithstanding anything to the contrary contained in this Lease, in the event that, during the first five (5) Lease Years only, a sale, refinancing, or change in ownership of the Office Building is consummated, and as a result thereof, and to the extent that in connection therewith, the Office Building is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then in connection with the first such Reassessment only, the terms of this Section 3.4(E) shall apply to such Reassessment of the Office Building.

                              (i) The Tax Increase. For purposes of this Article
3, the term "Tax Increase" shall mean that portion of the Taxes, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Taxes, as calculated immediately following the Reassessment, which (1) is attributable to the amount of the Taxes incurred during the calendar year in which the Commencement Date occurred (with such Taxes being calculated as if no Proposition 8 reduction, if any, were applied to such Taxes), (2) is attributable to the initial assessment of the value of the Project, the base, shell and core of the Office Building or the tenant improvements located in the Office Building, (3) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (4) is attributable to the annual inflationary increase of real estate taxes, but not in excess of two percent (2%) per annum.

                              (ii) Protection. During the initial Term only,
Tenant shall not be obligated to pay any portion of the first (1st) Tax Increase, if applicable.

                              (iii) Landlord's Right to Purchase the Proposition
13 Protection Amount Attributable to a Particular Reassessment. The amount of Taxes which Tenant is not obligated to pay or will not be obligated to pay during the Term in connection with a particular Reassessment pursuant to the terms of this Section 3.4(E), shall be sometimes referred to hereafter as a "Proposition 13 Protection Amount." If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the terms of this Section 3.4(E)(iii) shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "Applicable Reassessment"), at any time during the Term, by paying to Tenant an amount equal to the "Proposition 13 Purchase Price," as that term is defined below. As used herein, "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (1) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefitted Tenant at the end of each Lease Year), as the amounts to be discounted, and (2) by using discount rates for each amount to be discounted equal to the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefitted Tenant, which rates shall be those in effect as of Landlord's exercise of its right to purchase, as set forth in this Section 3.4(E)(iii). Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 3.4(E)(ii) of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant's Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Rent next due shall be increased by the amount of the overestimation.

        Section 3.5 Audits of Operating Statements. Any objection to an Operating Statement, or to any information reported therein, shall be deemed waived if not raised by written notice to Landlord within two (2) years following delivery of such Operating Statement (the "Review Period"). Following the giving of such notice, Tenant shall have the right during Landlord's regular business hours and on reasonable prior notice, to inspect, at the location of Landlord's accounting records, at Tenant's sole cost, Landlord's material accounting records with respect to Operating Expenses for the year to which such Operating Statement relates. The inspection of Landlord's accounting records may be conducted by an employee of Tenant, or a recognized national or regional independent, certified, public accounting firm (the "CPA"). The inspection of Landlord's accounting records must be completed not later than thirty (30) days after such accounting records are made available to Tenant. If, after such inspection of Landlord's accounting records, Tenant disputes the amount of Operating Expenses for the year under inspection, Landlord and Tenant shall meet and attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within sixty (60) days after completion of Tenant's inspection, Tenant shall have the right to request an independent audit of Landlord's material accounting records with respect to Operating Expenses for such year, which right shall be exercised, if at all, by delivering a request for such audit to Landlord not later than the last day of said sixty (60) day period. Such audit shall be conducted by a nationally or regionally recognized independent certified public accounting firm selected by Landlord, subject to Tenant's reasonable approval and Landlord and Tenant shall simultaneously initially contact such accounting firm. The independent audit shall be limited to determination of the appropriate amount of Operating Expenses, as relevant to the subject of the dispute, for the year under review. The results of the audit shall be delivered simultaneously to Landlord and Tenant. The results of such audit shall be final and binding upon Landlord and Tenant, and if the independent audit concludes that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the auditor's report, without interest. All costs and expenses of the independent audit shall be paid by Tenant unless the final determination of such audit is that Landlord overstated Operating Expenses for the applicable calendar year by more than three percent (3%) of the originally reported Operating Expenses, in which case Landlord shall pay all costs and expenses of the independent audit (but not of Tenant's initial inspection of Landlord's books and records). Tenant shall keep any information gained from its inspection of Landlord's books and records confidential and shall not disclose it to any other party, except as required by law. If requested by Landlord, Tenant shall require its employees or agents inspecting Landlord's books and records to sign a confidentiality agreement (the "Confidentiality Agreement") prior to making Landlord's books and records available to them. If the CPA, and not Tenant, breaches the Confidentiality Agreement, then Landlord shall only have recourse against the CPA for breach of the Confidentiality Agreement. Tenant's exercise of its audit rights shall not relieve Tenant of its obligation to pay disputed amounts. The payment by Tenant of its Operating Payment, or any amount on account thereof, shall not preclude Tenant from exercising its rights under this Section 3.5, but if Tenant fails to timely exercise its audit rights in accordance with this Section, such failure shall be conclusively deemed to constitute Tenant's approval of Landlord's Operating Statement for the year in question. Landlord shall maintain its accounting records with respect to Operating Expenses during the Review Period for each year and during the pendency of any audit. The provisions of this Section 3.5 shall survive the termination of this Lease to allow the parties to enforce their respective rights hereunder.

                                    ARTICLE 4

                          TENANT'S COVENANTS AND RIGHTS

        Section 4.1  Parking.

               (A) Tenant shall rent the Parking Passes during the Term. Tenant may not use additional parking passes without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Tenant and its agents, employees, contractors, invitees or licensees shall not interfere with the rights of Landlord or others entitled to similar use of the Parking Facility. Tenant shall pay to Landlord for automobile Parking Passes on a monthly basis the prevailing rate charged from time to time for Parking Passes in the Parking Facility (the "Parking Charge"); provided, however, that, notwithstanding the foregoing during the first three (3) Lease Years of the initial Lease Term, the Parking Charge (inclusive of parking taxes) for each unreserved, nonpriority Parking Pass rented by Tenant shall be One Hundred Fifty Dollars ($150.00) per month and the Parking Charge (inclusive of parking taxes) for each unreserved, priority parking pass rented by Tenant shall be Two Hundred Twenty-Five and No/100 Dollars ($225.00) per month. In addition, Tenant shall be responsible for any taxes imposed by any governmental authority in connection with the renting of such Parking Passes by Tenant or the use of the Parking Facility by Tenant imposed after the third anniversary of the Commencement Date; provided, however, that to the extent the tax imposed on parking charges by the City of Los Angeles is increased or decreased during the first three (3) Lease Years above or below the amount of such tax in effect on the Commencement Date, then the Parking Charges for the first three (3) Lease Years set forth in the preceding sentence shall be increased or decreased, as the case may be, by the amount of the applicable increase or decrease in such tax. Such parking fee shall be due and payable on the first day of each month during the Term, together with the payment of monthly Base Rent.

               (B) The Parking Facility furnished by Landlord shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto. Landlord may totally or partially delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control and obligations delegated by Landlord, but such delegation shall not relieve Landlord of liability hereunder. Landlord further reserves the right to change or reconfigure the Parking Facility (but not the location thereof except on a temporary basis in the event of damage and destruction or eminent domain or as required by law) and designate the Parking Passes therein, to construct or repair any portion thereof, and to restrict or eliminate the use of any parking areas and do such other acts in and to such areas as Landlord, in its reasonable discretion, deems necessary or desirable; provided, however, that no such act on the part of Landlord shall materially and unreasonably restrict Tenant's right to use its Parking Passes nor reduce Tenant's parking rights or increase Tenant's obligations as a result thereof. Furthermore, Landlord shall use commercially reasonable efforts to cause any such work permitted pursuant to the preceding sentence to be conducted in a manner which will minimize any inconvenience to the tenants of the Building and to provide alternate parking.

               (C) Landlord reserves the right at any time to designate certain parking areas for Tenant, and Tenant shall thereafter be responsible to insure that its employees park in the designated area. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, Tenant's employees and agents. The parking passes rented by Tenant pursuant to this Article 4 are provided to Tenant solely for use by Tenant's own personnel, provided that Tenant shall be entitled to transfer such passes to other tenants of the Building and/or to an assignee or sublessee of Tenant approved by Landlord pursuant to the terms of Section 4.2, below, without Landlord's prior approval. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about such Parking Facility. At Landlord's request, Tenant shall cause its employees and agents using Tenant's parking passes to execute an agreement confirming the foregoing. Notwithstanding anything to the contrary contained in the Lease, subject to Landlord's reasonable rules and regulations, Tenant's Parking Passes shall be available to Tenant twenty-four (24) hours per day, seven (7) days per week, provided that during reasonable night-time hours and on weekends, access to Project parking areas may be reasonably restricted for security purposes (e.g., to persons with card keys or passes issued by Landlord, or other similar restrictions).

               (D) Visitor parking shall be at a charge to visitors at the rate established by Landlord from time to time, which rates shall be comparable to visitor parking rates being charged by landlords of Comparable Buildings. Tenant shall have the right to purchase validations for Tenant's business visitors from Landlord or Landlord's parking operator, as the case may be, at the prevailing rate charged by Landlord from time to time; provided, however, that during the first three (3) Lease Years only, Tenant shall only be required to pay seventy-five percent (75%) of the prevailing rate charged by Landlord.

        Section 4.2  Assignment and Subletting.

               (A) Tenant shall not, directly or indirectly, voluntarily, involuntarily, by operation of law or otherwise, except as otherwise expressly set forth in Sections 4.2(B)(8) and (9) below, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than the named Tenant under this Lease without, in each instance, the prior written consent of Landlord, which consent, subject to the terms of this Section 4.2, shall not be unreasonably withheld, conditioned or delayed. Landlord shall grant or deny its consent within fifteen (15) business days after Tenant's request therefor. Except in accordance with the provisions of this Section 4.2, Tenant shall not mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever except that Tenant may grant security interests in its personal property, furniture, moveable fixtures and moveable equipment. Any of the foregoing acts shall be void and shall, at the option of Landlord, if not cured in a manner satisfactory to Landlord after notice and the expiration of the cure period provided in Section 7.1(A)(2), constitute an Event of Default under this Lease permitting Landlord to exercise all remedies provided herein, at law or in equity. Whether or not Landlord's consent shall be granted to any proposed assignment or subletting, Tenant shall reimburse Landlord for the reasonable expenses, including reasonable, actual and documented attorneys' fees and disbursements, incurred by Landlord in connection with Tenant's request for such consent; provided, however, that in no event shall Tenant be obligated to reimburse Landlord for any reasonable, actual and documented attorney's fees and disbursements in excess of One Thousand Five Hundred Dollars ($1,500.00) for a sublease or assignment in the ordinary course of business. In addition, Tenant shall pay to Landlord, as Additional Rent, all reasonable direct and indirect expenses incurred by Landlord due to any such assignee or sublessee taking possession of the Premises, including, but not limited to, freight elevator operation, security service, janitorial service and rubbish removal. For the purposes of this Section 4.2 (i) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Section 4.2, and (ii) a modification, amendment or extension of a sublease shall be deemed a sublease.

               (B) (1) In the event that Tenant shall desire Landlord's consent to the subletting of all or part of the Premises or the assignment of this Lease, Tenant shall give Landlord fifteen (15) business days' prior written notice thereof, which notice shall include (i) the name and address of the proposed assignee or subtenant, (ii) a reasonably detailed description of such person or entity's business, (iii) detailed financial references for such person or entity (including its most recent audited balance sheet and income statement), (iv) a written authorization by such proposed subtenant or assignee for Landlord or its designee to cause a credit check to be compiled against it,
(v) a statement setting forth (1) the effective date of the proposed assignment or the commencement date of the proposed sublease, (2) the base annual rent and additional rent to be paid by the proposed subtenant, and (3) the number of rentable square feet proposed to be sublet, (vi) a copy of the proposed sublease or assignment and assumption agreement, (vii) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit F, and (viii) such other information as Landlord may reasonably require.

                      (2) Notwithstanding anything to the contrary contained in this Section 4.2, in the event Tenant contemplates a sublease of all or a portion of the portion of the Premises located on the fifty-first (51st) or fifty-second (52nd) floors of the Building other than as described in (8) and
(9) below (a "Transfer"), then Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 4.2(B)(2) in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. In the event that Landlord elects to recapture the Contemplated Transfer Space and such space comprises all or substantially all of the fifty-first (51st) floor or all or substantially all of the fifty-second (52nd) floor of the Building, then Tenant shall, at Tenant's sole costs and expense, remove any stairwell installed by or for the benefit of Tenant connecting the fifty-first (51st) and fifty-second
(52nd) floors and restore such area of the Premises to the condition which existed prior to the installation of such stairwell. Tenant shall complete such removal and restoration prior to the Contemplated Effective Date. If the Contemplated Transfer Space consists of the entire fifty-first (51st) floor and the entire fifty-second (52nd) floor, the obligations set forth in the preceding two (2) sentences shall be inapplicable. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this
Section 4.2(B)(2), then, subject to the other terms of this Section 4.2, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice; provided however, that any such Transfer shall be subject to the remaining terms of this Section 4.2. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 4.2(B)(2). If Landlord shall exercise its option to recapture the Contemplated Transfer Space, Landlord, at Landlord's sole cost and expense and without material interference with the operation of Tenant's business in the balance of the Premises, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Contemplated Transfer Space from the balance of the Premises and to comply with any legal insurance requirements related to such separation. Tenant acknowledges and agrees that this Section 4.2(B)(2) is an economic provision, like rent, and that Landlord's right to recapture the Contemplated Transfer Space, was granted by Tenant to Landlord in consideration of certain other economic concessions granted by Landlord to Tenant. If required by any applicable law in connection with a termination of this Lease, or the surrender of the Contemplated Space Transfer, Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation which may be required to be filed with the appropriate governmental agency in connection with any tax which may now or hereafter be in effect relating to any termination of this Lease or recapture of the Contemplated Transfer Space. Landlord agrees to pay any taxes which may be assessed in connection with any such termination or surrender and to defend, indemnify and hold Tenant harmless from any claims for payment of such taxes as a result of any such transactions.

                      (3) In the event Landlord does not exercise its option pursuant to the provisions of this Subsection (B)(2), Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed beyond thirty (30) days after Tenant's request therefor. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed assignment or sublease where one or more of the following parameters, without limitation as to other reasonable parameters for withholding consent, are not complied with:

                              (a) In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity which is generally comparable in quality to other tenants in the Building to which Landlord is then leasing space ("Comparable Tenants");

                              (b) The proposed assignee's or subtenant's use of the Premises (i) complies with the terms of Section 1.7 of this Lease, and (ii) will not violate any exclusive use clause contained in any other lease of office space of the Project;

                              (c) The proposed assignee or subtenant is a reputable entity and has a net worth and a credit rating that would be acceptable to Landlord were such entity to be entering into a direct lease with Landlord for the Premises, or portion thereof, subject to the proposed sublease, and otherwise has sufficient financial resources to perform all of the obligations of Tenant under this Lease, or, in the case of a sublease, the sublease, and Landlord has been furnished with reasonable proof thereof;

                              (d) The proposed assignee or sublessee is not a person or entity who is then exclusively (not including discussions by such assignee or sublessee with Tenant) negotiating with Landlord to lease space in the Office Building;

                              (e) The proposed sublease or instrument of assignment shall be in form and substance reasonably satisfactory to Landlord; and

                             (f) The proposed subtenant or assignee is either a governmental agency or instrumentality thereof; (the "Governmental Transferee"), which

        Governmental Transferee is (i) a foreign country unless Landlord directly leases space to comparable foreign countries, (ii) of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend a landlord or a tenant of the Comparable Buildings,
        (iii) is capable of exercising the power of eminent domain or condemnation unless Landlord leases space directly to governmental agencies who have the power to exercise eminent domain, (iv) would significantly increase the human traffic in the Premises or Building beyond the traffic which generally results from general office use of space in a first class office building, or (v) would increase the security risk of the Premises or the Building (which shall be deemed increased in the event that (a) the Governmental Transferee typically utilizes metal detectors or similar security devices in its offices, or
        (b) some or all of the employees or invitees of the Governmental Transferee carry firearms) (collectively, the "Increased Security Risks"); but which shall not be deemed Increased Security Risks if Landlord directly leases, not including assignments or subleases by other tenants, comparably sized premises in the Building to a governmental entity which is allowed to, and does actually have, the Increased Security Risks occurring on its premises).

                      (4) If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise its option afforded it pursuant to Subsection (B)(2), Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                      (5) In the event that (i) Landlord fails to exercise its option under Subsection (B)(2) and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of this Subsection (B) before assigning this Lease or subletting all or part of the Premises.

                      (6) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord is not (a) liable for any previous act or omission of Tenant under such sublease, (b) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's rent. The provisions of this paragraph shall be self-operative and no further instrument shall be required to give effect to this provision.

                      (7) The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for Landlord's consent to any subsequent assignment or subletting. If this Lease is assigned or if the Premises or any part thereof is occupied by anybody other than Tenant, Landlord may collect rent from the assignee or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, subtenant or occupant as tenant, or as a release of Tenant from the further performance by Tenant of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease.

                      (8) Notwithstanding anything to the contrary set forth in
Section 4.2 of this Lease, and subject to all of the provisions of this Lease, Tenant may, upon thirty (30) days notice to Landlord, assign this Lease to or permit any corporation or other business entities which control, are controlled by, or are under common control with Tenant (each, a "related corporation") to sublet the Premises for any of the purposes permitted to Tenant under this Lease (subject, however, to compliance with Tenant's obligations under this Lease) provided that (a) no Event of Default by Tenant is then in existence, (b) prior to such assignment or subletting, Tenant furnishes Landlord with the name of any such related corporations, together with the written certification of Tenant that such other subtenant is a related corporation of Tenant, (c) in the reasonable judgment of Landlord, the proposed assignee or subtenant is in keeping with the reasonable standards of Landlord for the Office Building (d) Tenant supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (e) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (f) the financial responsibility, including, without limitation, the net worth, annual income and cash flow of the assignee or sublessee are satisfactory to Landlord, in its reasonable judgment, and proof satisfactory to Landlord of such net worth, annual income and cash flow shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. In considering the financial responsibility of a proposed assignee or sublessee pursuant to clause (f) above, Landlord shall take into consideration, among other factors, the financial obligations of the proposed assignee or sublessee under the proposed assignment or sublease and the ability of the proposed assignee or sublessee to fulfill such financial obligations. Any such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes of this subsection (8), "control" shall be deemed to mean ownership of not less than 51% of all of the voting stock of such corporation or not less than 51% of all of the legal and equitable interest in any other business entities.

                      (9) The provisions of this Section requiring Landlord's approval shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events the financial responsibility, including without limitation, the net worth, annual income and cash flow of the successor to Tenant are satisfactory to Landlord, in its reasonable judgment, and proof satisfactory to Landlord of such net worth, annual income and cash flow shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. In considering the financial responsibility of the successor to Tenant, Landlord shall take into consideration, among other factors, the financial obligations of the successor to Tenant under this Lease and the ability of such successor to Tenant to fulfill such financial obligations.

                      (10) No assignment or sublease made pursuant to this Section and no assignment or sublease otherwise consented to by Landlord shall be valid unless at least fifteen (15) days prior to the effective date thereof, Tenant shall deliver to Landlord a fully executed counterpart of the proposed
(i) sublease in the form previously approved by Landlord or (ii) assignment and assumption, in form and substance reasonably satisfactory to Landlord, pursuant to which assignee assumes all of the obligations and liabilities of Tenant under this Lease and agrees to be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease. The Tenant named herein and any assignee of such Tenant who assumes the obligations of the named Tenant under this Lease, from and after such assignment, shall be jointly and severally liable for performance of all obligations of Tenant under this Lease.

               (C) If the rent and other sums payable to Tenant by an assignee or sublessee for or in connection with an assignment of this Lease or the sublease of all or any part of the Premises shall be in excess (the "Excess") of the Base Rent and any Additional Rent provided for in this Lease (allocated on a per square foot basis in the event of a sublease of less than all of the Premises), Tenant shall so notify Landlord and shall pay Landlord fifty (50%) percent of the Excess as and when received by Tenant; provided, however, that Tenant shall not be required to pay to Landlord any Excess until such time as Tenant has recovered all applicable Subleasing Costs, as such term is defined below. "Excess" shall also include, but not be limited to, key money and bonus money for rent or payable in lieu of rent paid by such assignee or sublessee to Tenant in connection with such assignment or sublease, and any payment in excess of fair market value for services rendered by Tenant to such assignee or sublessee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to such assignee or sublessee in connection with such assignment or sublease. Notwithstanding anything in this Section 4.2(C), Excess shall not include and there shall be excluded from the Excess the reasonable expenses incurred by Tenant for (i) any changes, alteration and improvements to the Premises in connection with the assignment or sublease, as applicable, (ii) any brokerage commissions in connection with the assignment or sublease, as applicable, (iii) legal fees reasonably incurred in connection with the assignment or sublease, as applicable, (iv) the aggregate amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Contemplated Transfer Space during the period commencing on the later of (a) the date Tenant contracts with a reputable broker to market the Contemplated Transfer Space, and (b) the date Tenant vacates the Contemplated Transfer Space, until the commencement of term of the assignment or sublease, as applicable, (v) any lease takeover incurred by Tenant in connection with the Transfer, (vi) out-of-pocket costs of advertising the space subject to the Transfer, (vii) any other "out-of-pocket" monetary concessions (including, but not limited to, free rent, improvement allowances, remodeling or decorating costs), costs and expenses reasonably incurred in connection with the assignment or sublease, as applicable (collectively, the "Subleasing Costs"). In the calculations of the rent (as it relates to the Excess calculated under this Section 4.2), the rent paid during each annual period for the applicable portion of the Premises, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance and all other Subleasing Costs. Landlord or its authorized representatives shall have the right at reasonable times and upon reasonable prior notice to review the books, records, and papers of Tenant relating to the Excess payable under any assignment or sublease and shall have the right to make copies thereof. If the Excess respecting the assignment or sublease shall be found understated, Tenant shall, within thirty (30) days enter into demand, pay for the deficiency and Landlord cost of such audit.

               (D) Landlord's Recognition of Subleases Upon Lease Termination. At Tenant's request, Landlord shall execute a recognition agreement (the "Recognition Agreement") in favor of any sublessee of a sublease, which sublessee is otherwise approved by Landlord pursuant to the terms of this
Section 4.2, which Recognition Agreement shall provide that in the event this Lease is terminated, Landlord shall recognize the transfer and not disturb such Transferee's possession of the Premises, or applicable portion thereof, due to such termination; provided that: (i) such sublease is made upon the same terms and conditions set forth in this Lease, subject to equitable modifications based on the number of rentable square feet contained in the space which is the subject of the sublease (the "Sublease Space"); provided, however, that in the event that the economic terms of such sublease are more favorable to Landlord than those set forth in this Lease, the terms set forth in the Sublease shall be binding as between Landlord and the sublessee, (ii) the Sublease Space (I) shall be comprised all of the space in the Premises located on any particular floor of the Building, (II) shall not be contiguous on both sides to other floors of the Premises which are not a part of the Sublease Space, and (III) shall in no event comprise the fifty-first (51st) floor of the Building and not the fifty-second
(52nd) floor of the Building or the fifty-second (52nd) floor of the Building and not the fifty-first (51st) floor of the Building, (iii) Landlord shall not be liable for any act or omission of Tenant, (iv) Landlord shall not be subject to any offsets or defenses which the sublessee might have as to Tenant or to any claims for damages against Tenant, nor shall Landlord be obligated to fund to, or for the benefit of, such sublessee, any undisbursed tenant improvement or refurbishment allowance or other allowances or monetary concessions, (v) Landlord shall not be required or obligated to credit the sublessee with any rent or additional rent or security deposit paid by the sublessee to Tenant,
(vi) Landlord shall not be bound by any terms or conditions of the sublease which are inconsistent with the terms and conditions of this Lease, (vii) such recognition shall be effective upon, and Landlord shall be responsible for performance of only those covenants and obligations of Tenant pursuant to the sublease accruing after the termination of this Lease and the vacation by Tenant of the entire Premises, (viii) as a condition to Landlord's obligation to enter into the Recognition Agreement, Landlord shall have the right to reasonably approve the creditworthiness, financial strength and prestige of the sublessee, which reasonable approval shall be based upon the creditworthiness, financial strength and prestige generally required by Landlord and landlords of the Building and the Comparable Buildings as of the time of the proposed sublease of new tenants leasing space of floor height (giving due consideration, if applicable, to the fact that the Sublease Space is located on the top two (2) floors of the Building) and rentable area comparable to the that of the Subject Space for a term equal to the remaining Lease Term and at a rental rate equal to that payable under the sublease, (ix) the sublessee shall make full and complete



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

attornment to Landlord, as lessor, pursuant to a written agreement executed by Landlord and the sublessee, so as to establish direct privity of contract between Landlord and the sublessee with the same force and effect as though the transfer was originally made directly between Landlord and the sublessee, and
(x) the term of such sublease shall not be less than eighteen (18) months. Upon Landlord's written request given any time after the termination of this Lease, the sublessee shall execute a lease for the space subject to the applicable sublease upon the same terms and conditions as set forth in the Recognition Agreement. Tenant agrees to pay Landlord's reasonable legal fees incurred in Landlord's preparation and approval of such Recognition Agreement.

        Section 4.3 Care of Premises. Subject to the provisions of Sections 6.1 and 6.2 hereof, Tenant shall maintain and repair the Premises (other than the Building Structure and/or the Building Systems), including all improvements, fixtures and furnishings therein and the plenum area above the ceiling in the Premises, during the Term and preserve same in the condition delivered to Tenant on the Commencement Date, normal wear and tear, changes made by Alterations, and damage due to casualty excepted. Notwithstanding the foregoing, Tenant shall reimburse Landlord upon demand, unless covered by Landlord's insurance or would have been covered by Landlord's insurance if Landlord had obtained the insurance it was required to obtain under this Lease, for the cost of such repairs to the Building Structure or Building Systems if necessitated by reason of the negligence or willful misconduct of Tenant, any assignee or subtenant of Tenant, or their respective employees, agents, invitees or contractors, or by reason of the failure of Tenant to perform or observe any conditions or agreements in this Lease, or if made necessary by the Tenant Improvements or any Alterations made by Tenant or anyone claiming under Tenant. Tenant shall be responsible for repainting and redecorating the Premises, cleaning drapes or other window coverings and carpets at reasonable intervals as needed, and making repairs, replacements and alterations as needed, in a good and workmanlike manner in accordance with the terms and provisions of this Lease, including those governing the performance of any Alterations to the Premises, using contractors licensed in the state in which the Project is located approved by Landlord in its reasonable judgment, and materials of equal or better quality and utility to the original work. Tenant hereby waives all rights under California Civil Code Sections 1932(1) and 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other, statute, or ordinance now or hereafter in effect authorizing a tenant to make repairs at the expense of a landlord or to terminate a lease upon the complete or partial destruction of the leased Premises. In addition, Tenant shall label its computer cabling upon installation of the same. If Tenant fails to make any necessary repairs within fifteen (15) business days after demand by Landlord, Landlord may at its option make the repairs and Tenant shall pay Landlord on demand as additional Base Rent the actual out-of-pocket costs, without profit, overhead, depreciation or administrative fees, incurred by Landlord therefor. Landlord shall repair or replace, at Tenant's sole cost, any damage done to the Project or any part thereof caused by Tenant or Tenant's agents, employees, contractors, invitees or visitors. Tenant agrees to give Landlord or its managing agent prior written notice of the necessity for any repairs in or to the Premises and shall not proceed to perform same until Landlord or its managing agent has consented thereto.

        Section 4.4  Compliance with Law.

               (A) Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any directive of any public officer or officers pursuant to law which shall impose any violation, order or duty upon Landlord or Tenant and which relate to
(i) Tenant's use of the Premises for non-general office use, (ii) the Alterations or the Tenant Improvements in the Premises, or (iii) the Building Structure and the Building Systems, but, as to the Building Structure and Building Systems, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements or the use of the Premises for non-general office use. Tenant shall not do or permit to be done any act in, on or about the Premises or store anything therein which (i) will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, (ii) is not appropriate to the Permitted Uses of the Premises or (iii) will in any way increase the existing rate of, or adversely affect, or cause a cancellation of, any fire or other insurance policies covering the Office Building or any of its contents.

               (B) If alterations to the Common Areas other than the Building Structure and Building Systems, since the same are dealt with in Section 4.4(A), above, are required in order to comply with laws, orders, regulations, directives or the "ADA," as that term is defined below, as a result of Tenant's Alterations within the Premises or Tenant's use of the Premises, the cost thereof shall be paid by Tenant within twenty (20) days after demand by Landlord, unless the work would not have been required if the Building on July 1, 1996 was in compliance with the requirements of the handicap access codes which applied to new construction in the Building. Tenant shall maintain the Premises in compliance with Title III of the Americans with Disabilities Act of 1990 and all regulations promulgated thereunder (the "ADA"), at its cost and expense.

               (C) Landlord and Tenant acknowledge that on those floors of the Office Building which are fully leased by Tenant, the restrooms, any public corridor, and the passenger and service elevator lobbies on such floors are deemed part of the Premises for purposes of this Lease.

        Section 4.5  Tenant's Insurance.

               (A) Tenant shall procure and maintain throughout the Term of this Lease, at its sole cost and expense, the following insurance:

                      (1) Commercial General Liability Insurance providing coverage for bodily injury (including death), property damage and products liability insurance (where such exposure exists). This policy shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Tenant's obligations under Section 4.6(A) hereof. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate for all occurrences within each policy year. Not more frequently than once in any three
(3) year period, if, in the opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance consultant; provided however, that in no event shall any such insurance coverage be increased in excess of that which is from time to time being required by comparable landlords of comparable tenants leasing comparable amounts of space in Comparable Buildings;

                      (2) Fire and extended coverage insurance covering Tenant's personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, alterations, furniture, equipment, lighting, ceilings, heating, ventilation and air conditioning equipment, interior plumbing and plate glass, including the Tenant Improvements and Alterations against loss or damage by fire, flood, windstorms, hail, earthquakes, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements, in an amount equal to the full replacement value from time to time and containing the waiver of subrogation required in Section 6.3 of this Lease. The proceeds from any such policy shall be used by Tenant for the replacement of such personal property;

                      (3) State Worker's Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than Five Hundred Thousand Dollars ($500,000);

                      (4) Business interruption insurance with coverage for at least one (1) year in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to the perils commonly covered by Tenant's property insurance described above but in no event less than One Million Dollars ($1,000,000). Such insurance will be carried with the same insurer that issues the insurance for the personal property; and

                      (5) Such other insurance, or amounts of insurance, as Landlord may reasonably require from time to time, but in no event may Landlord require any insurance which is (a) not then being required of comparable tenants leasing comparable amounts of space in Comparable Buildings, or (b) not then available at commercially reasonable rates.

               (B) It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease. All of the foregoing insurance policies (with the exception of Worker's Compensation Insurance to the extent not available under statutory law) shall name Landlord, the operator under any reciprocal easement agreement affecting the Project, any holder of a Mortgage, any lessor under a Superior Lease or any managing agent for the Office Building and such other parties as Landlord shall from time to time designate as an additional insured as their respective interests may appear, and, except for worker's compensation coverage, shall provide that any loss shall be payable to Landlord and any other additional insured parties as their respective interests may appear. All insurance required hereunder shall be placed with companies which are rated A:XI or better by Best's Insurance Guide and licensed to do business in California. All such policies shall be written as primary policies, with annual deductibles not to exceed Ten Thousand Dollars

($10,000) and shall, if such is available on a commercially reasonable basis, contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Such insurance shall provide that it is primary insurance and not "excess over" or contributory, and any other policies, including Landlord's policy, will serve as excess and non-contributing coverage. Tenant shall deliver duplicate original copies of all such policies and all endorsements thereto, prior to the Commencement Date, or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that such policies are fully paid for, and that no cancellation, material change or non-renewal thereof shall be effective except upon thirty (30) days prior written notice from the insurer to Landlord. If Tenant shall fail at any time to procure and/or maintain the insurance required herein, Landlord may, at its option, procure such insurance on Tenant's behalf and the cost thereof shall be payable upon demand, as Additional Rent. Payment by Landlord of any insurance premium or the carrying by Landlord of any such insurance policy shall not be deemed to waive or release the default of Tenant with respect thereto. In addition, if Tenant fails to carry the amounts and types of insurance required to be carried by it pursuant to this Section 4.5, in addition to any remedies Landlord may have under this Lease, such failure shall be deemed to be a covenant and agreement by Tenant to self-insure with respect to the type and amount of insurance which Tenant so failed to carry, with full waiver of subrogation with respect thereto.

        Section 4.6  Tenant's Indemnification.

               (A) Tenant shall indemnify, protect, defend and hold harmless Landlord and its officers, directors, employees, shareholders, attorneys and agents (collectively, the "Indemnitees") from and against any and all claims, demands, causes of action, judgments, costs, expenses, and all losses and damages (including consequential damages but only to the extent permitted pursuant to Section 4.14 below) (collectively, "Claims") arising from or in connection with any cause in, on or about the Premises, any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or any acts or omissions of Tenant or any person claiming by, through or under Tenant its partners, and their respective officers, agents, servants, employees and independent contractors (collectively, the "Tenant Parties"), in on or about the Project, either prior to, during, or after the expiration of the Term, and from all costs, attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease, except to the extent caused by the negligence or willful or criminal misconduct of any Indemnitee. Upon notice from Landlord, Tenant shall defend any such Claim at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord for this Lease and because Tenant is required to insure all of its Tenant Improvements and its furniture, fixtures and equipment and because of the requirement to provide waivers of subrogation, Tenant hereby assumes all risk of damage to property in, upon or about the Premises from any cause whatsoever, including if attributable in whole or in part to the act, omission or active or passive negligence of Landlord. Tenant hereby assumes all risk of injury to persons in, upon or about the Premises from any cause whatsoever, except only to the extent caused by the negligence or willful or criminal conduct of Landlord, and Tenant hereby waives all Claims with respect to the matters covered in the two preceding sentences against Landlord. Tenant shall give immediate notice to Landlord in case of casualty or accidents in the

Premises. The provisions of this Section 4.6(A) shall survive the expiration or sooner termination of this Lease.

               (B) Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the failure of telephone service, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant, except personal injury caused by or due to the gross negligence or willful or criminal misconduct of Landlord. In addition, Landlord or its agents shall not be liable for (i) interference with the electrical service, ventilation, or for any latent defect in the Premises, except as provided in Section 1.6 hereof, (ii) any loss or damage for which Tenant is required to insure or (iii) any loss or damage resulting from any construction, Alterations or repair required or permitted to be performed by Tenant under this Lease.

        Section 4.7 Utilities. Tenant shall not install any equipment (such as tabulating or computing equipment) in the Premises without Landlord's prior written consent. Landlord shall not unreasonably withhold its consent to Tenant's request to install any equipment pursuant to the preceding sentence, provided that without limiting the generality of the foregoing, Tenant agrees that it shall be reasonable for Landlord to withhold such consent on the grounds that the proposed equipment to be installed by Tenant will generate excessive heat or adversely affect Building Systems or Building Structure, unless in circumstances in which Landlord's concerns may be satisfied by taking corrective measures, Tenant pays for all corrective measures Landlord in its reasonable discretion deems necessary. Tenant shall pay to Landlord the estimated cost of such corrective measures in advance of Landlord's commencing any such work. As soon as reasonably practicable after the completion of such corrective work, Landlord shall provide Tenant with evidence of the cost thereof. Within thirty
(30) days after receipt of such accounting, Tenant shall pay any deficiency to Landlord or Landlord shall refund any overpayment to Tenant. It shall not be considered unreasonable for Landlord to withhold its consent if such equipment requires an electrical current other than 120 volt, single phase, or if such equipment requires special circuits or grounding or singularly consumes more than 0.5 kilowatts at rated capacity. Landlord's Actual Cost of the installation and maintenance of special electrical facilities approved by Landlord shall be paid by Tenant, as Additional Rent, upon demand. All costs for extraordinary, unusual or excessive demand by Tenant for electrical or other utility service and all costs of submetering or monitoring such use shall be borne by Tenant, and Landlord reserves the right to impose an additional charge (which shall in no event be in excess of Landlord's Actual Cost therefor) on Tenant for such extraordinary, unusual or excessive demand for electrical or other utility service in an amount reasonably determined by Landlord to be due. Excessive demand shall mean the combined load of the incidental use equipment and Tenant's lighting fixtures in excess of an average of four (4) watts of demand load per rentable square foot of the Premises during the hours set forth in Section 5.2(1)(a), below. Landlord shall provide adequate electrical wiring and facilities for Tenant's lighting fixtures and incidental use equipment to accommodate a maximum connected load capacity of seven (7) watts per rentable square foot of the Premises to the bus riser on each full floor of the Premises, provided that Tenant shall bear the expense of horizontally distributing such electricity to the Premises, including, but not limited to, costs relating to transformers and disconnect switches. Notwithstanding the foregoing, Landlord shall, at Landlord's sole cost and expense, provide electrical panels on each floor of the Premises sufficient to distribute an average of four (4) watts of demand load per rentable square foot of the Premises during the hours set forth in Section 5.2(1)(a), below. Landlord reserves the right to install, at Tenant's sole cost and expense, submeters and related equipment, relating to Tenant's use of electrical or other utility services for the purposes of monitoring and billing any excessive use of electricity by Tenant.

        Section 4.8 Direct Taxes. Tenant shall pay or cause to be paid before delinquency, any and all taxes levied or assessed and payable during the Term upon all of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises, and Tenant's leasehold improvements, but only to the extent the cost or value of such leasehold improvements exceeds an amount (the "Building Standard Amount") equal to the greater of (i) Thirty-Five and No/100 Dollars ($35.00) per rentable square foot of the Premises or (ii) the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord. The foregoing sentence shall be applicable to Tenant only if the aggregate amount of all taxes or assessments on any leasehold improvements in the Building in excess of the Building Standard Amount are excluded from Taxes for purposes of computing Tenant's Operating Payment pursuant to Article 3 above.

        Section 4.9  Liens.

               (A) Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any mechanic's or other lien be filed against the Premises or the Project by reason of Tenant's or its agents' or contractors' acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge such lien within such ten (10) day period, Landlord may cure same, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all reasonable administrative and legal costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord.

               (B) Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, which may be withheld in Landlord's sole discretion, express or implied, to, or for the performance by, any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Tenant and any subtenants shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE

PREMISES OR ANY PART THEREOF, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.

        Section 4.10 Access to Building, Premises, Services, Utilities and Parking. Tenant shall be granted access to the Building, the Premises, and the parking provided to the Building twenty-four (24) hours per day, seven (7) days per week, every day of the year, provided that Landlord may restrict access to the Office Building in the event of riot, civil disturbance, or otherwise for reasons related to the safety or security of the Building or its occupants, and may restrict access on Saturdays, Sundays, holidays and during hours other than normal business hours to persons having Building passes or other appropriate identification.

        Section 4.11  Signs.

               (A) With respect to any portions of the Premises that comprise an entire floor of the Office Building, Tenant may, without Landlord's consent, at its sole cost and expense, install identification signage anywhere in such portion of the Premises including in the elevator lobby of such portion of the Premises, provided that such signs (i) are in keeping with the quality, design and style of the Office Building, and (ii) must not be visible from the exterior of the Office Building.

               (B) In connection with portions of the Premises in which other tenants occupy space on the floor on which such portion of the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Office Building and shall comply with Landlord's Office Building standard signage program.

               (C) Tenant shall have the exclusive right to have (a) a sign located on the north wall adjacent to the escalator connecting the retail level with the lobby of the Building in accordance with the plans and specifications attached hereto as Exhibit G (the "Wall Sign"), provided that in no event shall the Wall Sign penetrate the marble of the wall to which the same is affixed, and
(b) a monument sign located on the west side of the Building visible from Grand Avenue in accordance with the plans and specifications attached hereto as Exhibit H (the "Monument Sign"). Any aspect of the Wall Sign or Monument Sign, as the case may be, which is not set forth on the attached exhibits, including, without limitation, the graphics to be set forth thereon, shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, (i) Tenant shall cause the Wall Sign and the Monument Sign (collectively, "Tenant's Signage") to at all times comply with all applicable governmental rules and regulations; (ii) Tenant's right to Tenant's Signage shall be personal to the Original Tenant or a sublessee which is occupying at least 100,000 rentable square feet of the Premises (such sublessee to also be known for purposes of this Section 4.11, as a "Permitted Assignee") or a Permitted Assignee, provided that a Permitted Assignee shall only have the right to Tenant's Signage in the event that (x) such Permitted Assignee occupies not less than 100,000 rentable square feet in the Premises, (y) the name which will appear on Tenant's Signage is the name of such Permitted Assignee, and (z) the

Permitted Assignee is not an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would not be acceptable to a landlord of a Comparable Building; and (iii) Tenant's continuing right to Tenant's Signage shall be contingent on Tenant or a Permitted Assignee, as applicable, actually occupying at least 100,000 rentable square feet within the Premises. Tenant shall be responsible for all costs incurred by Tenant in connection with Tenant's Signage. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense remove Tenant's Signage and repair any damage to the Building or the Project caused by such removal.

               (D) Except as set forth above, Tenant shall not, without the prior written consent of Landlord which may be given or withheld in Landlord's sole discretion, erect or install any type of exterior or interior window or door signs, or any other type of sign or placard, whether within or without the Project. Except as otherwise expressly set forth herein, all signs and placards must comply with the sign criteria promulgated by Landlord from time to time and in any event must comply with all applicable laws. Tenant shall pay all costs of fabrication, installation and maintenance of all permitted signs or placards.

               (E) Prior to vacating the Premises, Tenant shall, at its sole cost and expense, promptly remove its sign(s) and placards, and upon the removal or alteration of any of its sign(s) and placards for any reason, Tenant shall repair, paint, restore or replace the surface beneath such signs or placards damaged by such removal. If Tenant fails to comply with any of the provisions set forth in this Section 4.11, Landlord may, without liability, enter upon the Premises and remove the same at Tenant's expense.

               (F) A building directory will be located in the lobby of the Office Building. Tenant shall have the right, at Landlord's expense, to designate names to be displayed under Tenant's entry in such directory at the rate of two (2) names per each 1,000 rentable square feet of the Premises. Tenant shall be permitted to list such names by group or alphabetically, or both, as elected from time to time by Tenant, on the lobby directory board within Tenant's directory board allotment. Any changes in Tenant's directory board listings shall be at Tenant's sole cost and expense.

        Section 4.12 Surrender. No act or thing done by Landlord or Tenant or any agent or employee of Landlord or Tenant during the Lease Term shall be deemed to constitute an acceptance by Landlord or Tenant of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord and Tenant. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. Upon the expiration of the Term or other termination of this Lease, and without further notice, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in good order, excepting only ordinary wear and tear and loss by fire or other casualty which Tenant is not obligated to repair pursuant to the terms hereof. All articles of movable personal property, trade fixtures, and furniture shall remain the property of Tenant, and may be removed by Tenant at any time during the Term. Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all such items of personal property, furniture and trade fixtures, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Office Building resulting from such removal.

        Section 4.13 Telephone Service. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment as may be required by Tenant in the use of the Premises. Landlord shall not be liable for any damage resulting from Tenant's inability to receive such service or the failure of such service, and any such inability or failure shall not relieve Tenant of any of its obligations under this Lease.

        Section 4.14 Consequential Damages. Notwithstanding any contrary provision of this Lease, neither Landlord nor Tenant shall be liable to the other party for any consequential damages for a breach or default under this Lease, provided that this sentence shall not be applicable to any consequential damages which may be incurred by Landlord relating to, or in connection with (i) action taken by or on behalf of Tenant pursuant to the provisions of Section 4.3 above, or (ii) any storage, use, treatment, manufacture, sale, disposal or discharge of any hazardous materials or substances (as those terms are defined by applicable law) in, on, under or about the Premises, Building or Real Property by Tenant, its agents, representatives, employees, contractors, subtenants or assigns, or any actions taken by Tenant or such parties in connection therewith, or (iii) any holdover by Tenant following the expiration of the Lease Term, subject to and in accordance with the provisions of Section
8.3 hereof.

        Section 4.15 Roof Rights. During the Term of the Lease (as it may be extended), upon not less than thirty (30) days prior written notice to Landlord, Tenant shall have the right to install and maintain, on the roof of the Building in an area not to exceed thirty (30) square feet, satellite dishes (but not microwave dishes), television antennas, related receiving equipment, related cable connections and any and all other related equipment (collectively, "Satellite Dish") required in connection with Tenant's communications and data transmission network. The proposed construction and installation and general appearance of the Satellite Dish and the exact location of any such Satellite Dish shall be reasonably acceptable to Landlord, and Tenant shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Satellite Dish, and shall provide copies of such approvals and permits to Landlord, prior to commencing any work with respect to such Satellite Dish. Tenant shall pay for any and all costs and expenses in connection with the installation, maintenance, use and removal of the Satellite Dish, and shall pay for the cost of all utilities used in connection therewith, but in no event shall Tenant be obligated to pay Landlord any rental for that portion of the roof of the Building on which the Satellite Dish shall be located. Tenant's indemnification of Landlord, as set forth in Section 4.6, above, shall apply to all areas used by Tenant on the roof of the Building pursuant to the terms of this Section 14.15 as if the same were part of the Premises. Upon the expiration of the Term of the Lease, Tenant shall, at its sole cost and expense, remove the Satellite Dish and repair any damage to the roof resulting therefrom.

                                    ARTICLE 5

                         LANDLORD'S COVENANTS AND RIGHTS

        Section 5.1  Quiet Enjoyment and Subordination.

               (A) Landlord covenants that Tenant, on paying the Base Rent and Additional Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant of quiet enjoyment express or implied.

               (B) This Lease is subject and subordinate to any reciprocal easement agreements or any other easements (each, an "Easement"); all ground or underlying leases (each, a "Superior Lease"); any mortgage, deed of trust or deed to secure debt (each, a "Mortgage"); and to any renewals, modifications, increases, extensions, replacements, and substitutions of any thereof now or hereafter affecting the Premises and/or all or a portion of the Project. Landlord represents to Tenant that there are no existing Mortgages or Superior Leases on the Building, excepting only that certain Lease of Phase 2A dated as of July 25, 1989, between the Community Redevelopment Agency of the City of Los Angeles, California, and Office Tower Partnership II, predecessor-in-interest to Landlord. This provision shall be self-operative and no further instrument of subordination shall be required; provided, however, that Tenant agrees to execute and deliver, within five (5) days of Landlord's request, such further instrument(s) in recordable form confirming this subordination as may be requested by Landlord, or the holder of any Mortgage or the lessor under any Superior Lease. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future Superior Lease or to the lien of any first Mortgage, hereafter enforced against the Building or the Property and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed in either a commercially reasonable form, or in substantially the form attached hereto as Exhibit J. Notwithstanding any such subordination of this Lease, in the event of a foreclosure of any such Mortgage or the termination of a Superior Lease, Tenant hereby agrees to attorn, without any deductions or set-offs whatsoever, to the entity or person who acquires Landlord's interest hereunder through any such Mortgage or Superior Lease and to recognize such person as the Landlord under this Lease. At the option of the holder of any Mortgage and notwithstanding anything to the contrary contained herein, this Lease shall be made superior to such Mortgage by the insertion therein of a declaration that this Lease is superior. Tenant hereby waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

        Section 5.2 Landlord's Services. During the Term, Landlord shall provide the following services:

                      (1) Services To Premises: Landlord shall provide to the
Premises:

                              (a) Heating and air conditioning in season at such temperatures and in such amounts as shall be considered by Landlord to be building standard, during the usual and customary business hours ("Building Hours") of 7:00 a.m. to 8:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday. Sundays, and the date of the observance of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, and any other nationally and locally recognized holidays (collectively the "Holidays"), and any hours other than those set forth herein shall not be deemed usual and customary business hours, and such service will be provided at these times only if Tenant shall request same within a reasonable period of time prior to the need for such services as designated by Landlord. All HVAC Systems shall be capable of independent overtime operation on a floor-by-floor basis for which Tenant shall pay for such services, as Additional Rent, within ten (10) days after rendition of a bill therefor, at Landlord's actual cost to provide such service, without charge for administration, overhead or profit ("Actual Cost"). Whenever machines, equipment, or nonstandard lighting which use of power in excess of what is to be provided pursuant to Section 4.7 above and which generate abnormal heat which affect the temperature otherwise maintained by the air conditioning system are used in the Premises, then Landlord shall have the right to install supplemental air conditioning equipment in or about the Premises, and the cost thereof, including the cost of installation, operation, electrical use, maintenance, and metering, shall be paid by Tenant to Landlord, as Additional Rent, on demand. Tenant shall pay Landlord as additional Base Rent, at Landlord's Actual Cost, charges for a condenser water riser tap-in fee, condenser water (based upon the rated capacity in tons of the supplementary unit) and the operation and maintenance of any supplemental air-conditioning system installed by or for the benefit of Tenant. Landlord shall maintain all HVAC Systems, which shall be operated in conformance with ASHRAE 6289, or equivalent standards for indoor air quality. Landlord shall provide Tenant with a capacity of at least ten (10) tons of condenser water per floor of the Premises (i) for twenty-four (24) hour cooling capacity with respect to Tenant's computer and/or telephone room, and (ii) after Building Hours with respect to the remainder of the Premises. Tenant shall, at its sole cost and expense, separately meter its use of condenser water pursuant to item (ii), above. In addition, if reasonably determined by Landlord to be necessary, Tenant shall, at its sole cost and expense, upon notice from Landlord, separately meter Tenant's use of condenser water pursuant to item (i), above. In any event, Tenant shall pay to Landlord, as Additional Rent, Landlord's Actual Cost of the condenser water utilized by Tenant.

                              (b) Electrical energy (not exceeding the present electrical capacity of the Premises and subject to the terms of Section 4.7, above) upon the following terms and conditions:

                                        (i) Landlord shall, as an Operating
                Cost, be responsible for replacing all light bulbs, fluorescent lamps, and all ballasts used by the Tenant in the Premises, except that Tenant shall be responsible for replacing all lamps, bulbs, and ballasts in non-building standard fixtures;

                                        (ii) All meters and additional panel
                boards, transformers, feeders, risers, wiring and other conductors and equipment which may be required to obtain additional electrical energy required by Tenant from the public utility company shall be installed and maintained by Landlord at Tenant's sole expense; and

                                        (iii) Landlord shall not be liable for
                damages or consequential damages or, except as specifically set forth in Section 1.6, above, in any other way in the event of loss, damage, failure, interruption, defect or change in the quantity or character or supply of electricity furnished to the Premises or of any other utility, including, but not limited to, air conditioning, heat, water or telephone, and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement or in case of emergency; nor shall the foregoing be construed as a constructive eviction of Tenant, or excuse Tenant from failing to perform any of its obligations hereunder.

                              (c) Janitor service five (5) days per week
        (excluding Holidays) in a manner consistent with the Building standard cleaning specifications attached hereto as Exhibit I (the "Building Standard Cleaning Specifications"), provided that the Building Standard Cleaning Specifications may be modified by Landlord from time to time, provided that in no event shall such standards be less than those provided at the Comparable Buildings; provided, however, if Tenant's floor covering or other improvements are not building standard, Tenant shall pay, as Additional Rent, at Landlord's Actual Cost, upon rendition of a bill therefor, the additional cleaning cost, if any, attributable thereto. The Premises shall be cleaned by Landlord's cleaning contractors commencing on the first day (excluding Saturday, Sunday or a Holiday) of Tenant's initial occupancy of the Premises.

                              (d) Window washing of all windows in the Premises, both inside and out, at such times as shall be required in Landlord's reasonable judgment.

                              (e) Landlord shall provide reasonable access control for the Building and in the Parking Facility seven (7) days per week, twenty-four (24) hours per day, in a manner consistent with the Comparable Buildings. Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person.

                (2) Services To Office Building: Landlord shall provide in the Office Building:

                              (a) Water for use in normal drinking fountains, the equipment in Tenant's Premises, Tenant's private toilet facilities, base building lavatories, Tenant's kitchen, galleys and coffee rooms. Water shall be supplied from the Building core on each floor from Los Angeles Department of Water and Power mains drawn through a line and fixtures installed by Tenant, at Tenant's expense, with Landlord's consent. If Landlord charges tenants in the Building for water furnished within tenant premises (except for normal drinking fountains and base building lavatories), then Tenant shall pay Landlord as Additional Rent, at rates equal to Landlord's Actual Cost, for all water furnished in the Premises in excess of water required for normal drinking fountains and base building lavatories. In order to determine or verify the amount of any such charges, Landlord may require Tenant to install, to the extent it is commercially reasonable to require such installation, at Tenant's expense, a meter to measure the water furnished in the Premises. Landlord shall provide such water (hot and cold) in reasonable quantities and consistent with the Comparable Buildings. Tenant shall not waste or permit the waste of water.

                              (b) Elevator service in common with other tenants for ingress to and egress from the Premises. Landlord, however, shall provide limited passenger elevator service daily (at least one (1) passenger (per elevator bank) elevator [and more if necessary to adequately serve the demand for elevator usage] and one (1) freight elevator shall be operational twenty-four (24) hours per, day seven (7) days per week) at all times such normal passenger service is not furnished. Operatorless automatic passenger and freight elevator service shall be deemed "elevator service" within the meaning of this Section.

                      (3) Maintenance of Building Structure and Building
Systems: Landlord agrees that at all times it will maintain the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cabs, plazas, art work, and sculptures (collectively, "Building Structure") and the base building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems (not including any systems and equipment which is part of the Tenant Improvements) (the "Building Systems") in a manner reasonably consistent with customary practices of first class office buildings in the vicinity of the office building. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems except and to the extent required because of (i) Tenant's use of the Premises for other than normal and customary business office operations or (ii) the installation of the Tenant Improvements or Alterations; provided that:

                              (a) Landlord shall only be required to maintain such services as are reasonably possible under the circumstances in the event all or any part of such systems, facilities and equipment are destroyed, damaged or impaired until completion of the necessary repair or replacement;

                              (b) Subject to the provisions of Section 5.5 hereof, Landlord may temporarily discontinue any services at such times as may be necessary or advisable due to causes beyond the reasonable control of Landlord or for purposes of maintenance, repair, replacement, testing or examination;

                              (c) Landlord shall use reasonable diligence in carrying out its obligations under this Section 5.2, but shall not be liable under any circumstances for any damages (including consequential damages) to any person or property for any failure to do so;

                              (d) No reduction or discontinuance of the services described in this Section 5.2 shall be construed as an eviction of Tenant or release Tenant from any of its obligations under this Lease, except as otherwise provided in Section 6.2 hereof;

                              (e) Tenant shall cooperate fully in Landlord's efforts to maintain security in the Project and shall follow all regulations promulgated by Landlord with respect thereto; and

                              (f) Tenant shall reimburse Landlord, within fifteen (15) days following Landlord's request, for Landlord's Actual Cost of any repairs or maintenance performed by Landlord in accordance with the terms hereof if the need for same arose as a result of the negligence or criminal or willful misconduct of Tenant or its agents, employees, contractors, invitees and licensees, unless the cost of such repairs or maintenance is covered by insurance carried by Landlord, the cost of which is included as an Operating Expense (in which case Tenant shall pay to Landlord any applicable deductible); provided, however, that if the making of such claim against Landlord's insurance carriers shall cause an increase in Landlord's insurance premiums, Tenant shall pay Landlord's Actual Cost of such increases in Landlord's insurance premiums within fifteen (15) days after demand by Landlord.

                      (4) Tenant's Right to Repair: Notwithstanding any provision set forth in this Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of any portion of the Building Structure and/or the Building Systems) to Landlord of an event or circumstance which requires the action of Landlord with respect to the repair and/or maintenance of the HVAC, electrical, plumbing or elevator systems servicing the Premises, which event or circumstance materially and adversely affects the conduct of Tenant's business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not less than twenty (20) days nor later than thirty (30) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of the Lease to be taken by Landlord and was not commenced by Landlord within such ten (10) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate in accordance with the terms of this Section 5.2(4). In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for such work, unless such contractors are unwilling or unable to perform, or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Promptly following completion of any work taken by Tenant pursuant to the terms of this
Section 5.2(f) Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of such invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under the Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by litigation. If Tenant prevails in the litigation pursuant to a non-appealable, final judgment, the amount of the award which shall include interest at the Interest Rate (from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys' fees and related costs) and may be deducted by Tenant from the Rent next due and owing under the Lease.

                      (5) Landlord's Insurance: Landlord shall carry insurance covering fire, including rental interruption insurance in connection with fire, in amounts consistent with the Comparable Buildings.

        Section 5.3  Alterations by Landlord.

               (A) Landlord may, so long as Landlord does not permanently, materially, and adversely affect Tenant's access to the Premises or to the parking facility or its quiet enjoyment of the Premises, from time to time:

                      (1) Make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to service the Premises or other parts of the Project;

                      (2) Make changes in or additions to any part of the Project not in or forming part of the Premises;

                      (3) Change or alter the location of any areas of the Project (including, but not limited to, the parking areas, provided that Tenant's parking rights and the proximity of the same to elevators is not materially altered for a substantial period of time) which may, from time to time, be designated by Landlord for use during normal business hours by Tenant in common with other tenants and persons in the Office Building but under the exclusive control of Landlord;

                      (4) Grant easement(s) on, over, under and above the Premises; and

                      (5) Reduce the rentable square footage of the Premises in order to comply with applicable laws so long as Tenant's use of the Premises is not materially or adversely affected and appropriate adjustments are made to the Base Rent and the Operating Payment payable by Tenant hereunder.

               (B) In connection therewith, Landlord and/or its representatives may enter the Premises and other areas of the Project with such materials as Landlord may deem necessary, and may erect scaffolding and all other necessary structures in or about the Premises or the Project. Tenant hereby agrees that such alterations shall in no way constitute a constructive eviction of Tenant nor, except as otherwise expressly provided in Section 1.6 above, entitle Tenant to any abatement of Base Rent or Additional Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any injury to or interference with Tenant's business arising from the alterations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the alterations, or for any inconvenience or annoyance occasioned by such alterations.

        Section 5.4  Entry by Landlord.

               (A) Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any time in case of an emergency, and at all reasonable times to comply with applicable laws or for any purpose permitted pursuant to the terms of this Lease, including, but not limited to, examining the Premises; making such repairs or alterations therein as may be necessary or appropriate in Landlord's judgment for the safety and preservation thereof; erecting, installing, maintaining, repairing or replacing wires, cables, conduits, vents, ducts, risers, pipes, HVAC equipment or plumbing equipment running in, to, or through the Premises; showing the Premises to prospective purchasers or mortgagees and, during the last fifteen (15) months of the Term or, when appropriate, during the last fifteen (15) months of an Option Term, if Tenant has not exercised its right to lease the Premises during the next applicable Option Term, prospective tenants; and posting notices of non-responsibility. Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency in which case no notice shall be required, or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with two (2) days' prior written notice of the specific date and time of such Landlord inspection. No keys for any door other than those keys provided by Landlord shall be made. If more than two keys for one lock are desired by Tenant, Landlord shall provide the same upon payment by Tenant of Landlord's actual out-of-pocket cost. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises and shall make known to Landlord the explanation of all combination locks on safes, cabinets and vaults.

               (B) Tenant shall give Landlord a key for all of the doors for the Premises, excluding Tenant's vaults, designated Secured Areas, safes and files. Landlord shall have the right to use any and all means to open the doors to the Premises in an emergency in order to obtain entry thereto without liability to Tenant therefor. Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.

        Section 5.5 Minimize Interference. In performing its covenants under this Article 5, Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business in connection with the performance by Landlord of any work or the provision of any services required or permitted pursuant to the terms of this Lease, but Landlord shall not be required to use overtime or premium time labor.

        Section 5.6 Landlord's Right to Cure. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant's sole cost and expense and without any abatement of Base Rent or any Additional Rent. If Tenant shall fail to perform any act or to pay any sum of money (other than Base Rent) required to be performed or paid by it hereunder, or shall fail to cure any default and such failure shall continue beyond any applicable notice and grace period set forth herein, then Landlord may, at its option, and without waiving or releasing Tenant from any of its obligations hereunder, make such payment or perform such act on behalf of Tenant. All of Landlord's Actual Costs incurred by Landlord in taking such action shall be deemed Additional Rent and shall be paid to Landlord on demand.

        Section 5.7 Restrictions on Landlord's Signage. Provided that (i) Tenant is using the Premises predominantly for the sale and/or administration of residentially secured loans, and (ii) Tenant is not in default of this Lease after the expiration of the applicable cure period, Landlord agrees that it will not during the Term (as it may be extended) name the Building after, nor provide signage on the exterior of, or outside of, the Building, or in the ground floor lobby of the Building (other than customary listings on the Building directory), to a "Competitor," as this term is defined, below. In the event that, at any time during the Term, the Original Tenant occupies less than 100,000 rentable square feet of the Premises (the "Signage Restriction Termination Condition"), the terms of this Section 5.7 shall, subject to the remaining terms of this
Section 5.7, thereafter be void and of no force or effect, and Landlord may, in its sole discretion, grant signage rights of any type and at any location to a Competitor of Tenant. In the event that, following the occurrence of the Signage Restriction Termination Condition, Tenant occupies 100,000 or more rentable square feet of the Premises, the terms of this Section 5.7 shall again be applicable, provided that any signage rights granted by Landlord during the period of time in which Tenant occupied less than 100,000 rentable square feet of the Premises shall not be a violation of this Section 5.7. Notwithstanding anything in this Section 5.7 to the contrary, the terms of this Section 5.7 shall permanently terminate and be of no force or effects at such time, if applicable, that the Original Tenant for the second (2nd) time occupies less than 100,000 rentable square feet of the Premises. For purposes of this Section 5.7, a "Competitor" shall mean any of the following entities: Advanta, Cityscape, Conti Financial, IMC Corporation, Long Beach



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Mortgage, Moneystore, Southern Pacific Corporation, and United Companies, but
shall not include (a) any successors or assigns of such entities, (b) any entity into which any of the foregoing entities is consolidated or merged, or (c) any entity which otherwise acquires one of the foregoing entities.

                                    ARTICLE 6

                  EMINENT DOMAIN, CASUALTY, HAZARDOUS MATERIALS

        Section 6.1  Eminent Domain.

               (A) If, during the Term, all of the Premises shall be taken (or temporarily taken for a period of one (1) year or more) by a public authority under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises ("Date of Such Taking").

               (B) If, during the Term, a significant portion of the Project is so taken or purchased, and if, in the reasonable opinion of Landlord, substantial alteration or reconstruction of the Project is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty (30) days written notice of such termination provided that the leases of all other tenants similarly affected by such taking are also terminated, and thereupon this Lease shall terminate on the date set forth in such notice.

               (C) Notwithstanding the foregoing, if more than one-third (1/3) of the number of rentable square feet in the Premises is so taken or purchased, Tenant shall have the right to terminate this Lease by giving Landlord notice no later than thirty (30) days after the Date of Such Taking, and thereupon this Lease shall terminate on the last day of the month following the month in which notice is given.

               (D) Tenant shall immediately surrender to Landlord the Premises and all interests therein under this Lease on any such date of termination under this Section 6.1. Landlord may re-enter and take possession of the Premises and remove Tenant therefrom if necessary, and, in the event of a termination under this Section 6.1, the Base Rent and any Additional Rent shall abate on the later of the date of termination or the Date of Such Taking. After such termination, and on notice from Landlord stating the Base Rent and any Additional Rent then owing, Tenant shall forthwith pay Landlord such amounts.

               (E) If a portion of the Premises is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the Date of Such Taking. In such event, the Base Rent and any Additional Rent with respect to such portion so taken shall abate on such date or on such later date as Tenant shall deliver possession thereof, and the Base Rent and any Additional Rent thereafter payable with respect to the remainder of the Premises shall be adjusted pro rata by Landlord in order to account for the reduction in the number of rentable square feet in the Premises. Landlord shall restore and redemise the Premises to the extent required to exclude from the Premises that portion so taken; provided, however, that Landlord's obligation to restore and redemise the remainder of the Premises shall be limited to the funds available to Landlord from the condemnation award or other consideration paid for the affected portion of the Premises. Landlord's obligation in connection with such restoration shall be limited to the basic building area and in no event shall Landlord be obligated to replace, repair or restore any improvements to the Premises or alterations thereof installed therein by or on behalf of Tenant, nor shall Landlord be obligated to replace, repair or restore Tenant's leasehold improvements, personal property, furniture, fixtures, equipment or the like.

               (F) Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected portion of the Project, and Tenant shall not have or advance any claim against Landlord for the value of its property or the unexpired Term of the Lease, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering for its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant's improvements, chattels or trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business; provided that any such award or compensation shall not reduce the amount of the award otherwise payable to Landlord. Notwithstanding anything in this Section 6.1(F) to the contrary, Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection with this Lease, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation of the leasehold estate. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

               (G) If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a period of less than one year, this Lease shall continue in full force and effect and Tenant shall continue to pay in full all Base Rent and any Additional Rent herein reserved, without reduction or abatement, and Tenant shall be entitled to receive, for itself, so much of any award or payment made for such use as is equal to the payments that are actually made by Tenant to Landlord during such temporary taking, and Landlord shall receive the balance thereof.

               (H) Tenant hereby waives California Code of Civil Procedure Sections 1265.110 through 1265.160 (providing for termination of a lease upon the taking of property for public use).

        Section 6.2  Damage by Fire or Other Casualty.

               (A) If the Premises shall be damaged by fire or other casualty, then, except as otherwise provided in this Section 6.2, the damage to the Tenant Improvements and Alterations shall be repaired by Landlord with reasonable promptness; provided, however, that Landlord's obligation to restore the Tenant Improvements and the Alterations (i) shall be limited to the amount of funds available to Landlord from any casualty insurance policy proceeds actually paid to Landlord for such repair work, and (ii) is subject to all necessary approvals from all applicable governmental entities and modifications required by zoning and building codes and other laws or any other modifications to the common areas deemed desirable by Landlord. Landlord shall not be liable for any delay (whether or not within the reasonable control of Landlord) in the completion of the repair and restoration of the Premises nor shall Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof.

               (B) If (i) the Office Building or Premises are totally damaged or rendered wholly untenantable by fire or other casualty, or (ii) Landlord's architect certifies to Landlord and to Tenant that the Office Building or Premises cannot be repaired within one (1) year after the date (the "Casualty Date") the casualty becomes known to Landlord, or (iii) all or any portion of the proceeds of any insurance policy in excess of $2,000,000.00 are retained by the lessor under any Superior Lease or the holder of any Mortgage, and Landlord terminates the leases of all other tenants similarly affected by the damage and destruction, or (iv) the damage is not fully covered, except for the first $2,000,000.00, by Landlord's insurance policies and Landlord terminates the leases of all other tenants similarly affected by the damage and destruction, or
(v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project, and this Building, as a result thereof, cannot be operated on a commercially reasonable basis, or
(vi) Landlord decides not to repair the Office Building, or decides to demolish the Office Building or not to rebuild it, then Landlord may, within sixty (60) days after such Casualty Date, give Tenant notice of termination of this Lease, and thereupon the Term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender same to Landlord. In the event this Lease is terminated pursuant to the terms of this Section 6.2, Landlord shall be entitled to receive and retain all insurance proceeds paid or payable to Landlord and/or Tenant pursuant to the insurance required to be carried under this Lease, except for insurance proceeds for Tenant's personal property, furniture, trade fixtures and equipment, which insurance proceeds shall be paid or payable to Tenant pursuant to the terms of this Section 6.2 and except for the Tenant Improvements and Alterations which are subject to Section 6.2(E), below. If Landlord has the right to terminate this Lease because of an occurrence described in Section 6.2(B)(i) and/or (ii), Tenant may, within ten
(10) days' notice to Landlord provided within sixty (60) days following the occurrence of the fire or casualty described in Section 6.2(B)(i), terminate this Lease.

               (C) If Landlord does not substantially complete the repair and restoration of the Premises within one (1) year after the Casualty Date (subject to extension for the period of any delays resulting from causes beyond the reasonable control of Landlord), Tenant shall have the right to cancel and terminate this Lease upon delivery of notice to Landlord delivered not more than twenty (20) days after the expiration of such one (1) year period, as same may be extended.

               (D) Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4) (providing for the termination of a lease upon the destruction of the thing hired). Tenant waives the benefit of any statute allocating insurance proceeds or requiring application thereof in specific ways or relieving Tenant of rental obligations and agrees that Tenant will not be relieved of the obligations to pay Base Rent or any Additional Rent in case of damage to or destruction of the Project or the Premises, except as provided by this Lease; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent and Additional Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Base Rent and Additional Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage.

               (E) Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, and if this Lease is not terminated, then upon notice to Tenant, delivered at Landlord's sole option, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 4.5(A)(2) of this Lease (except for proceeds for Tenant's personal property, furniture, equipment, or trade fixtures), and Landlord shall repair any injury or damage to the Alterations and the Improvements (which shall include the "Tenant Improvements," as that term is defined in the Tenant Work Letter) installed in the Premises and shall return such Alterations and Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord on a progress payment basis in connection with Landlord's repair of the damage. Conversely, if this Lease is not terminated, upon notice to Tenant, delivered at Landlord's sole option, Tenant shall retain all insurance proceeds payable under Tenant's insurance required under Section 4.5(A)(2) of this Lease and Tenant shall repair, at Tenant's sole cost and expense, any injury or damage to the Alterations and the Improvements, including the Tenant Improvements, installed in the Premises and shall return such Improvements and Alterations to their original condition. In either event, in connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. In no event shall Landlord be obligated to replace, repair or restore any of Tenant's personal property, furniture, fixtures, equipment or the like. Tenant shall repair or replace, at its sole cost and expense, any such personal property, furniture, trade fixtures and equipment. Notwithstanding anything in this Section 6.2(E) to the contrary, in the event that this Lease is terminated upon the occurrence of damage to the Premises, Tenant shall assign to Landlord the insurance proceeds payable to Tenant with Tenant's insurance required pursuant to Section 4.5(A)(2) in an amount not to exceed an amount equal to the product of (i) the Tenant Improvement Allowance and (ii) a fraction, the numerator of which is the unexpired full or partial months left in the initial Term as of the date of damage, and a denominator of 178.

               (F) Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

        Section 6.3 Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against one another and their officers, agents and employees for any damage to real or personal property, including resulting loss of use, interruption of business, and other expenses occurring as a result of the use or occupancy of the Premises or the Project to the extent of insurance coverage which would be included in a standard "all-risk" or special form policy of property insurance. Landlord and Tenant shall cause all policies of insurance obtained by them pursuant to the terms of this Lease to contain provisions or endorsements thereto waiving the insurer's rights of subrogation with respect to claims against the other, and, unless the policies permit waiver of subrogation without notice to the insurer, each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this Lease.

        Section 6.4  Hazardous Materials.

               (A) During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 6.4(D) hereof) applicable to the operation or use of the Premises, shall cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, shall immediately pay all costs and expenses incurred by reason of such compliance, and shall obtain and renew all Environmental Permits required for operation or use of the Premises. Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal, of Hazardous Materials (as defined in Section 6.4(D) hereof) on the Premises, the Project or the Property or transport or permit the transportation of Hazardous Materials to or from the Premises, the Project or the Property except for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and then only in compliance with all applicable Environmental Laws and Environmental Permits.

               (B) Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 6.4(D) hereof) against Tenant relating to the Premises, the Project or the Property; (2) any condition or occurrence on the Premises, the Project or the Property that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant and/or Landlord or the Premises and (3) the actual or anticipated taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on the Premises, in the Project or on the Property. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant's response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any government or governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord. At any time and from time to time during the term of this Lease, and at Tenant's sole cost and expense, Landlord or its agents may perform an environmental inspection of the Premises, and Tenant hereby grants to Landlord and its agents access to the Premises to undertake such an inspection.

               (C) Tenant agrees to protect, defend, indemnify and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties (including, by way of illustration and not by way of limitation, civil fines), damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises, in the Project or on the Property which is caused or permitted by Tenant and/or (b) any Environmental Claim relating in any way to Tenant's operation or use of the Premises, the Project or the Property. The provisions of this Section 6.4(C) shall survive the expiration or sooner termination of this Lease.

               (D) (1) "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form, urea formaldehyde foam insulation, and radon gas; (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other substance exposure which is regulated by any governmental authority; (2) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials; (3) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (a) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and/or (b) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (4) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.



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                                    ARTICLE 7

                           EVENTS OF DEFAULT, REMEDIES

        Section 7.1  Events of Default.

               (A) The occurrence of any one or more of the following events during the Term (each, individually, an "Event of Default" and collectively, "Events of Default") shall constitute a breach of this Lease by Tenant and Landlord may exercise the rights set forth in Section 7.2 of this Lease or as otherwise provided at law or in equity:

                      (1) Tenant shall fail to pay any Base Rent or any Additional Rent (or cure any other default which is curable by the payment of money) within five (5) days after the date Tenant has received a notice from Landlord notifying Tenant that Tenant failed to make the payment when such payment first became due and payable; or

                      (2) Tenant shall fail to perform or comply with any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default described in Section 7.1(A)(1) curable by the payment of money), and, such default shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant, or, in the case of a failure to perform or comply which cannot with due diligence be cured within fifteen (15) days, Tenant fails to commence such cure promptly within such fifteen (15) day period and thereafter diligently prosecute such cure to completion.

               (B) Any notice required to be given by Landlord under this Lease shall, in each case, be in addition to and not in lieu of, any notice required to be given under California Code of Civil Procedure Sections 1161 through 1162, or any other applicable unlawful detainer statutes.

        Section 7.2  Landlord's Remedies and Rights.

               (A) If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Upon such termination, Landlord shall have the right to recover from Tenant:

                      (1) the worth at the time of award of all unpaid rent which had been earned at the time of termination; plus

                      (2) the worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                      (3) the worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                      (4) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant. The "worth at the time of award" of the amounts referred to in clauses
(1) and (2) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination, or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (3) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (1), (2) and (3), the rent reserved in this Lease shall be deemed to be the Base Rent and any Additional Rent, including, without limitation, the charges payable under Article 3 hereof.

               (B) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 (granting the landlord the right to continue a lease in effect after a tenant's breach and abandonment and to recover all rent as it becomes due if the tenant has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

               (C) The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity, by statute or otherwise.

               (D) Tenant does not waive and surrender any right and privilege which it may have under any law to redeem the Premises to be relieved from a forfeiture of this Lease, (including, without limitation, a waiver of California Civil Code Section 1179 which allows a court to relieve a tenant from forfeiture of a lease in the case of hardship) or to have a continuance or reinstatement of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease following the occurrence of an Event of Default.

               (E) Landlord and Tenant further acknowledge that, to induce Tenant to enter into this Lease, and in consideration of Tenant's agreement to perform all of the terms, covenants and conditions to be performed by Tenant under this Lease, as and when performance is due during the Term, Landlord has agreed to waive (i) reimbursement from Tenant of the amount of any tenant improvement expenses which pursuant to the terms of this Lease, Landlord has agreed to be liable for in connection with the build-out of the Premises for Tenant's initial occupancy and/or (ii) payment by Tenant of Base Rent or portions thereof during the period(s) specified herein. Upon the occurrence of an Event of Default under this Lease, Landlord may, at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, one or both of the following remedies: (A) that the unexpired portion of any period of waiver of Base Rent or portions thereof as of such default shall be moved to the end of the then current Term (provided that during such revised period of Base Rent waiver, Base Rent shall only be abated in an amount that was to have been abated during the initial period of waiver) and Tenant shall immediately be obligated to begin paying Base Rent in full and/or (B) that the foregoing waiver of payment of Base Rent or portions thereof shall be of no further force and effect as to any subsequent payments of Base Rent otherwise due under this Lease, and each of the foregoing waivers shall be deemed revoked retroactively and Tenant shall immediately pay to Landlord as Additional Rent:
(1) any and all payments of Base Rent which have theretofore been waived and (2) the unamortized cost of any tenant improvement expenses incurred by Landlord, which shall be equal to the product of (a) the tenant improvement expenses incurred by Landlord, and (b) a fraction, the numerator of which shall be the number of months and/or portions thereof from the date of the occurrence of the Event of Default to the Expiration Date, not to exceed the number of months in which Tenant is obligated to pay rent hereunder without any abatement or concession, and the denominator of which shall be the number of months and/or portions thereof in the Term less the number of months in the Term in which Landlord has waived payment of Base Rent or portions thereof. Landlord may, or, at Tenant's request, shall, after the occurrence of an Event of Default, forward a statement to Tenant setting forth the unamortized cost of the tenant improvement expenses incurred by Landlord and of all Base Rent payments which have theretofore been waived by Landlord and are now payable in accordance with this Subsection, but the failure to deliver such statement shall not be deemed to be a waiver of the right to collect such amounts. Notwithstanding the foregoing, Landlord shall not be entitled to recover the amounts set forth in this Section 7.2(E) to the extent Tenant proves that such recovery would be duplicative of amounts that Landlord is otherwise entitled to recover pursuant to California Civil Code Sections 1951.2 or 1951.4, as applicable.

        Section 7.3 Default by Landlord. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter



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diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

        Section 7.4 Bankruptcy. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Code may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, Landlord is entitled under the Code to adequate assurances of future performance of the terms and provisions of this Lease. The parties hereto agree that, with respect to any such assumption or assignment, the term "adequate assurance" shall include at least the following:

                      (1) Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, covenants and provisions of this Lease.

                      (2) The proposed assignee must be a reputable entity and have a net worth and a credit rating that would be acceptable to Landlord were such entity to be entering into a direct lease with Landlord for the Premises, and otherwise have sufficient financial resources to perform all of the obligations of Tenant under this Lease and Landlord has been furnished with reasonable proof thereof.

        Section 7.5 Landlord Bankruptcy Proceeding. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code and the election of the Tenant to remain in the possession of the Premises in a bankruptcy or insolvency proceeding involving the Landlord as the debtor, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against Rents next due and owing under this Lease (i) any and all damages that it demonstrates to the Bankruptcy Court were caused by such non-performance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (ii) any and all damages caused by the non-performance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.

                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS

        Section 8.1 Administrative Service Charges. Tenant acknowledges that any failure by it to timely pay any of its obligations hereunder will result in and cause monetary loss to Landlord beyond the amount unpaid by Tenant, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance covering the Premises. Therefore, in addition to any other rights and remedies provided Landlord, any and all payments, whether for rentals due or other charges, adjustments or assessments, which remain unpaid for five (5) days after written notice from Landlord that same



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was not paid on their respective due dates, will be subject to an administrative service charge of two percent (2%) of the total overdue amount; provided, however, that no such notice shall be required if Tenant has previously received two such late notices in the twelve (12) month period immediately preceding the applicable delinquency, in which case, the administrative service charge will be applicable if the payment is not received within five (5) days after its due date . The parties agree that this charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment by Tenant. Acceptance of any such administrative service charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

        Section 8.2 Interest Charges. In addition to the administrative service charge described in Section 8.1 and all other rights and remedies provided Landlord, all amounts payable hereunder which remain unpaid for five (5) days after written notice from Landlord that same was not paid on their respective due dates shall bear interest from the date that Tenant received notice from Landlord that such payment was not paid when due, at the Interest Rate.

        Section 8.3 Holding Over. If Tenant remains in possession of the Premises after the expiration or other termination of the Term, then, at Landlord's option, Tenant shall be deemed to be occupying the Premises as a month-to-month tenant only, at a monthly rental equal to (i) during the first sixty (60) days of such holdover, one hundred twenty-five percent (125%) of the monthly Base Rent applicable during the last rental period of the Term, and (ii) following the first sixty (60) days of any holdover, one hundred fifty percent (150%) of the monthly Base Rent applicable during the last rental period of the Term. Tenant shall also pay all Additional Rent payable under this Lease, prorated for each month during which Tenant remains in possession. Such month-to-month tenancy may be terminated by Landlord or Tenant effective as of the last day of any calendar month by delivery to the other of notice of such termination prior to the first day of such calendar month. Nothing contained in this Section 8.3 shall be construed as consent by Landlord, which consent may be withheld in Landlord's sole discretion, to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 8.3 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all claims, losses and liabilities for damages resulting from failure to surrender possession no later than ninety (90) days after the Expiration Date or sooner termination of the Term, including, without limitation, any claims made by any succeeding tenant and any lost profits to Landlord resulting therefor (collectively "Consequential Damages"); provided, however, that during the first ninety (90) days following the Expiration Date, such Consequential Damages shall include only the excess, if any, of the amount of rental income which would have been payable to Landlord from the next tenant of the Premises (or portion thereof) in the event Tenant had timely vacated the Premises (or portion thereof) over the holdover rent payable by Tenant during such period. Tenant's indemnification obligations pursuant to this Section 8.3 shall survive the expiration or sooner termination of this Lease. Notwithstanding any contrary provisions of this Lease or set forth in applicable law to the contrary, Landlord and Tenant hereby acknowledge and agree that in the



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

event Tenant remains in possession of all or a portion of the Premises following the expiration or earlier termination of this Lease, Landlord may, at Landlord's sole option, commence and pursue to completion an unlawful detainer action or other action to terminate the Lease with respect to any full floor of the Premises, and Landlord shall not be required to terminate the remainder of the Lease unless Landlord chooses to do so in its sole discretion.

        Section 8.4 Notices. Any and all notices, demands, statements, designations, approvals or other communications required or which either party herein may desire to give to the other (each, a "Notice") shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier, such as Federal Express or Airborne Express, and shall be deemed to be given on the third (3rd) business day after the date of posting in a United States Post Office or branch post office or one day after delivery to the overnight courier, and shall be delivered to Landlord's Notice Address or Tenant's Notice Address, as appropriate. The parties agree that copies of all Notices to be delivered to Landlord and Tenant hereunder shall be simultaneously delivered to the specified addresses for copies set forth in Section 1.1(K) and Section 1.1(X), respectively, if any. Copies of any Notices commencing or relating to any action, suit or proceeding against Landlord arising hereunder shall also be sent to Citicorp Real Estate, Inc., 599 Lexington Avenue, New York, New York 10043,
Attention: General Counsel. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it. Anything contained herein to the contrary notwithstanding, any bills or invoices for Base Rent, any Additional Rent or any Landlord's Operating Statement may be given by hand or by mail (which need not be registered or certified) and, if so given, shall be deemed given on the date of delivery or refusal, if by hand, or on the third (3rd) business day following the date of posting, if mailed. Notices given hereunder by any party may be given by counsel for such party.

        Section 8.5  Authority of Tenant.

               (A) Tenant is a corporation. Each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors or the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. In addition, Tenant shall, within thirty (30) days after the execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

               (B) Landlord is a limited liability company. Each individual executing this Lease on behalf of said company represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said company, and that this Lease is binding upon said company in accordance with its terms.

        Section 8.6 Financial Statements. Tenant shall, when requested by Landlord from time to time, furnish a statement of its financial condition that is generally available to the public pursuant to a federal filing requirement. In addition, in the event that Tenant is no longer a publicly traded corporation, Tenant shall, when requested by Landlord from time to time, furnish



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Landlord with financial information reasonably requested by Landlord (including, but not limited to, third party financial references and internal, verbal discussions with Tenant's financial personnel but excluding written financial statements), provided that Landlord shall not disclose such information to any entity other than Landlord's affiliates, financial and legal consultants, existing and prospective lenders and partners, and prospective purchasers, or in connection with a dispute or litigation hereunder.

        Section 8.7 Authorities for Action. Landlord may act through its managing agent for the Project or through any other person who may from time to time be designated by Landlord in writing. Tenant shall designate in writing one or more persons to act on its behalf and may from time to time change such designation by written notice to Landlord. In the absence of any such designation, the person or persons executing this Lease on behalf of Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

        Section 8.8 Brokerage. Tenant represents and warrants that it has dealt only with the Brokers and/or with Landlord and its direct employees, and no other broker or agent, in connection with the negotiation or execution of this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any and all damage, loss, cost or expense including, without limitation, all attorneys' fees and disbursements incurred by reason of any claim of or liability to any other broker or other person claiming to represent Tenant for commissions or other compensation or charges with respect to the negotiation, execution and delivery of this Lease, and such obligations shall survive the expiration or sooner termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord shall pay Cushman Realty Corporation for its brokerage services pursuant to a written contract prepared independently of this Lease.

        Section 8.9 Definition of Landlord. The term "Landlord" as used in this Lease shall mean only the owner of the Office Building at the time in question. In the event of any transfer of title to or lease of the Office Building, the transferor shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder (whether express or implied) without further agreement between the parties or their successors in interest and Tenant shall look solely to the successor in interest of the transferor as Landlord under this Lease. This Lease shall not be affected by such transfer or lease, and Tenant agrees to attorn to the transferee or assignee, such attornment to be effective and self-operative without the execution of any further instrument by the parties to this Lease.

        Section 8.10  Entire Agreement.

               (A) Tenant and Landlord acknowledge and agree that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties. No amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed and delivered by Landlord and Tenant in the same manner as the execution of this Lease.

               (B) The submission of this document for examination and review does not constitute an option, an offer to lease space, or an agreement to lease space. This document shall have no binding effect on the parties hereto unless and until executed and delivered by both Landlord and Tenant and will be effective only upon Landlord's execution and delivery of same.

        Section 8.11 Force Majeure. Any obligation of Landlord or Tenant which is delayed or not performed due to Acts of God, strike, riot, shortages of labor or materials, war (whether declared or undeclared), governmental laws, regulations or restrictions, governmental action, or lack thereof, or any other causes of any kind whatsoever which are beyond such party's reasonable control (collectively, a "Force Majeure"), shall not constitute a default hereunder and, notwithstanding anything to the contrary contained in this Lease, if this Lease specifies a time period for performance of an obligation by Landlord or Tenant, that time period shall be extended by the period of any delay in such party's performance caused by such Force Majeure but in no event will lack of financial resources be considered a Force Majeure event and, further, Tenant's obligation to pay Rent hereunder shall not be delayed as a result of Force Majeure events except as otherwise expressly set forth in this Lease.

        Section 8.12 Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

        Section 8.13 No Setoff. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled to any setoff, offset, abatement or deduction of rent (except as specifically set forth in this Lease) or other amounts due Landlord hereunder if Landlord fails to perform its obligations hereunder; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof or to which Tenant has not waived any claim pursuant to the provisions of this Lease so long as notice is first given to Landlord and any holder of a Mortgage and/or lessor under a Superior Lease, and a reasonable opportunity is granted to Landlord and such holder and/or lessor to correct such violation. In no event shall Landlord, any holder of a Mortgage and/or lessor under a Superior Lease be responsible for any consequential damages incurred by Tenant, including, without limitation, lost profits or interruption of business, as a result of any default, act, omission, or otherwise by Landlord or the Indemnities.

        Section 8.14 Relationship of Parties. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord shall not be deemed to be a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

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        Section 8.15 Name or Signage of Project. Upon notice to Tenant, Landlord shall have the right to designate, or to change, the name or numbers of the Office Building or Project without liability to Tenant and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Office Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Office Building or use pictures or illustrations of the Project or Office Building in advertising or other publicity, without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

        Section 8.16 Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

        Section 8.17  Interpretation.

               (A) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

               (B) Words of any gender used in this Lease shall be deemed to include any other gender, and words in the singular shall be deemed to include the plural, when the context requires.

               (C) All pronouns and any variances thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural, when the context requires.

               (D) No remedy or election given pursuant to any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies at law or in equity as otherwise specifically provided herein.

               (E) If and to the extent that, any of the provisions of any amendment, modification or rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in such amendment, modification or rider, the provisions of such amendment, modification or rider shall prevail, or in case of any inconsistency with the Rules and Regulations, such Rules and Regulations shall be deemed to be waived with respect to Tenant to the extent of such inconsistency.

               (F) The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

               (G) This Lease shall be construed in accordance with the laws of the state of California. Unless herein waived, Landlord and Tenant acknowledge that all of the applicable statutes of such state are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder.

               (H) Except as expressly contained herein, (i) neither Landlord nor Landlord's agent or attorneys have made representations, warranties or promises with respect to the Premises, the Office Building or the Project or this Lease; (ii) Tenant has inspected the Premises and agrees to take same in its "as-is" condition; and (iii) Landlord shall have no obligation to do any work in and to the Premises in order to prepare the Premises for occupancy and use by Tenant. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate, or that Landlord is furnishing the same services to other tenants at all, on the same level, or on the same basis, or on any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

               (I) Landlord and Tenant each acknowledge and warrant that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease is the result of negotiations between the parties and their respective attorneys and shall be construed in an even and fair manner, regardless of the party who drafted this Lease, or any provision thereof.

               (J) In all instances where Tenant is required by the terms and provisions of this Lease to pay any sum of money or to do any act at a particular indicated time or within any indicated period, it is understood and agreed that time is of the essence.

               (K) Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "immediately," "promptly" and/or "on demand," or the equivalent, are used to specify when such payment is due, then such payment shall be due ten
(10) days after the party which is entitled to such payment sends written notice to the other party demanding payment.

        Section 8.18 Joint and Several Obligation. If this Lease is executed by more than one tenant, Tenant's obligations hereunder shall be the joint and several obligations of each tenant executing this Lease.

        Section 8.19 Easements. Landlord shall have the right to grant any Easements on, over, under and above the Premises for such purposes as Landlord determines, provided that such Easements will not materially interfere with Tenant's use of the Premises.

        Section 8.20 Use and Development of the Project.

               8.20.1 Landlord's Use and Operation of the Office Building, Project, and Common Areas. Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to expand the Office

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Building; (iv) to add additional buildings and improvements to the Common Areas;
(v) to designate land outside the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and common areas to the Project; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Project, Common Areas, the Adjacent Building, and Office Building or the expansion thereof as Landlord may reasonably deem to be appropriate.

               8.20.2 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

               8.20.3 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

               8.20.4 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction except as otherwise expressly provided in Section 1.6 above.

        Section 8.21 Limitation of Landlord Liability. In no event shall Landlord be liable to Tenant for any failure of other tenants in the Office Building to operate their businesses, or for any loss or damage that may be occasioned by or through the acts or omissions of other tenants. Notwithstanding anything to the contrary provided in this Lease, neither Landlord, nor any general or limited partner in or of Landlord, whether direct or indirect, nor any direct or indirect partners in such partners, nor any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Landlord, nor any of the foregoing, nor any investment adviser or other holder of any equity interest in Landlord, their successors, assigns, agents, or any mortgagee in possession shall have any personal liability with respect to any provisions of this Lease and, if Landlord is in breach or default with respect to its obligations or

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otherwise, Tenant shall look solely to Landlord's interest in the Office
Building for the satisfaction of Tenant's remedies. The limitations of liability contained in this Section 8.21 shall inure to the benefit of Landlord's and the Indemnitees' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.

        Section 8.22 Short Form Lease. Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Upon Landlord's request, Tenant agrees to execute and acknowledge a short form lease in recordable form, indicating the names and addresses of Landlord and Tenant, a description of the Premises, the Term, the Commencement and Expiration Dates, and options for renewal, if any, but omitting rent and other terms of this Lease. Further, upon Landlord's request, Tenant agrees to execute and acknowledge a termination of lease in recordable form to be held by Landlord until the Expiration Date or sooner termination of the Term.

        Section 8.23  Assignment of Rents, Leases.

               (A) Tenant agrees that Landlord may assign the rents and its interest in this Lease to the holder of any Mortgage.

               (B) Tenant further agrees that, in the event of such an assignment, Tenant shall give the holder of such Mortgage a copy of any request for performance by Landlord or any notice of default by Landlord; and, in the event Landlord fails to cure any such default, Tenant shall give such holder a reasonable period, commencing on the last day on which Landlord could cure such default, in which to cure same.

        Section 8.24  Intentionally Omitted.

        Section 8.25  Rules and Regulations.

               (A) The rules and regulations set forth in Exhibit E annexed hereto (the "Rules and Regulations") have been adopted by Landlord for the safety and convenience of all tenants and other persons in the Project. Tenant shall at all times comply with, and shall cause its employees, agents, contractors, licensees and invitees to comply with, the Rules and Regulations from time to time in effect and any rules and regulations promulgated by the operator of any reciprocal easement agreement affecting the Project and shall be bound by any requirements of any reciprocal easement agreement affecting the Project applicable to Tenant. Landlord may, from time to time, make reasonable amendments, deletions or additions to the Rules and Regulations.

               (B) Landlord shall use reasonable efforts to secure compliance by all tenants and other persons with the Rules and Regulations from time to time in effect, but shall not be liable to Tenant for failure of any person to comply with such Rules and Regulations. Any failure by Landlord to enforce any of the Rules and Regulations will not constitute a waiver of same with respect to Tenant. Landlord reserves the right, in its sole discretion, to waive, either

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temporarily or permanently, application of the Rules and Regulations to any particular tenant in the Project.

               (C) Landlord agrees that the Rules and Regulations of the Building, attached to the Lease as Exhibit E, shall not be changed or revised in any unreasonable manner by Landlord. Landlord shall not enforce the Rules and Regulations in a discriminatory manner. Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations of the Building in the event that a violation of the Rules and Regulations by any other tenants or occupants of the Building materially interferes with Tenant's Permitted Uses.

        Section 8.26 Estoppel Certificate. At any time and from time to time upon written request by Tenant or Landlord, Tenant or Landlord, as appropriate hereby agrees to deliver within five (5) days after request, a certificate to Landlord or to any present or proposed (a) mortgagee, (b) lessor under a Superior Lease, (c) prospective purchaser designated by Landlord, (d) prospective assignee or sublessee or (e) company with intent to merge with, consolidate with or acquire Tenant, an estoppel certificate which shall be substantially in the form of Exhibit F, attached hereto (or such other form as may be required by any such mortgagee, lessor or purchaser), and shall also contain any other information reasonably requested by the recipient.

        Section 8.27 Nondiscrimination. Tenant covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through him, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, religion, creed, national origin, physical handicap, sexual orientation, medical condition, age or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

        Section 8.28 Attorneys' Fees. In the event of any action or proceeding brought by Landlord or Tenant against the other under this Lease, the prevailing party shall be entitled to recover court costs and the fees and disbursements of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may judge reasonable together with expenses of enforcing any judgment.

        Section 8.29 Landlord's Failure to Consent. If Tenant shall request Landlord's consent hereunder and Landlord shall fail or refuse to give such consent, Tenant hereby waives any right or remedy at law or equity to terminate this Lease, it being intended that Tenant's sole remedies shall be an action for specific performance, injunction or damages and that such remedies shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where, as a matter of law, Landlord may not unreasonably withhold its consent.

        Section 8.30 No Waiver. The failure of Landlord or Tenant to exercise its respective rights in connection with this Lease or any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of any payments hereunder by Landlord or Tenant ("Payee") shall not be deemed to be a waiver of any preceding breach by the other ("Payor") of any term, covenant or condition of this Lease other than the failure of Payor to pay the particular amount so accepted, regardless of Payee's knowledge of such preceding breach at the time of acceptance of such monies.

        Section 8.31 No Merger. The voluntary or other surrender of possession of the Premises by Tenant, or a mutual cancellation of this Lease, shall not result in a merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

        Section 8.32 No Light or Air Easement. Any diminution or shutting off of light or air by any structure which is now or hereafter erected on the Property or upon property adjacent to the Property shall not affect this Lease or impose any liability on Landlord.

        Section 8.33 JURY TRIAL AND COUNTERCLAIM WAIVER. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF BASE RENT OR ANY ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

        Section 8.34  Office And Communications Services.

               8.34.1 The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Office Building by a concessionaire under contract to Landlord ("Provider"). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

               8.34.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

        Section 8.35 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Office Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Office Building or Project.

        Section 8.36 Confidentiality. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than each party's respective financial, legal, and space planning consultants.

        Section 8.37 Storage Space. Upon notice to Landlord at least thirty (30) days prior to the Commencement Date or thereafter, subject to availability (if notice is given following the date which is thirty (30) days prior to the Commencement Date), upon not less than thirty (30) days prior notice to Landlord, Tenant shall have the right, to lease from Landlord approximately 995 rentable square feet of storage space in the Building (the "Storage Premises"). Tenant shall be required to pay twelve dollars ($12.00) per square foot per annum for the Storage Premises. Following Tenant's lease of Storage Space, Tenant shall have the right to permanently terminate its lease of such space upon not less than thirty (30) days prior written notice to Landlord. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Storage Premises or of defects therein or in the fixtures or equipment related thereto. Tenant acknowledges and agrees that Landlord shall have no obligation to provide any security for the Storage Premises. All Storage Premises rental amounts shall be due on a monthly basis concurrent with Tenant's payment of the Base Rent due with respect to the Premises, and shall constitute rent under the Lease. All Storage Premises leased by Tenant shall be leased by Tenant in its present existing, "as-is" condition so long as any such Storage Premises is enclosed by drywall or a fence, has reasonable access thereto and adequate utilities therein for its use as storage space, and Tenant shall be fully responsible for repairing any damage to the Storage

Premises resulting from or relating to Tenant's use thereof. Tenant's insurance obligations under the Lease shall also pertain to Tenant's use of the Storage Premises.

        Section 8.38 Consent/Duty to Act Reasonably. Except (1) as to references in this Lease to the terms "sole" or "absolute," or (2) when another standard is set forth in this Lease, or (3) in connection with matters which (a) could have an adverse effect on the structural integrity of the Building Structure, (b) could have an adverse effect on the Building Systems, or (c) could have an adverse effect on the exterior appearance of the Building, or (4) in connection with matters covered by the terms of Articles 3 and 7 of this Lease and Sections 4.5, 4.6, 4.8, 6.4 and 8.3 of this Lease, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith.

        IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

TENANT:                               AAMES FINANCIAL CORPORATION,
                                      a Delaware corporation

                                      By:   /s/ BOBBIE BURROUGHS
                                         ---------------------------------------
                                            Bobbie Burroughs,
                                            Executive Vice President-Finance



                                      By:   /s/ CARY H. THOMPSON
                                         ---------------------------------------
                                            Cary H. Thompson,
                                            Chief Operating Officer


LANDLORD:                             CALIFORNIA PLAZA IIA, LLC, a California
                                      limited liability company

                                      By:   Bunker Hill Office Realty, Inc.,
                                            a California corporation

                                              By:  /s/ SHARI L. REED
                                                 -------------------------------
                                                   Shari L. Reed,
                                                   Vice President

                                    EXHIBIT A
                                    ---------

                                FIRST OFFER SPACE
                                -----------------
                                [TO BE PROVIDED]




                                EXHIBIT A-Page 1

                                   EXHIBIT A-1
                                   -----------

                                FIRST OFFER SPACE
                                -----------------
                                [TO BE PROVIDED]




                                EXHIBIT A-1-Page 1

                                    EXHIBIT B
                                    ---------

                                PROJECT SITE PLAN
                                -----------------
                                [TO BE PROVIDED]



                                EXHIBIT B-Page 1

                                    EXHIBIT C

                               TENANT WORK LETTER

        This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 8 of this Lease to which this Tenant Work Letter is attached as Exhibit C, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 6 of this Tenant Work Letter.

                                    SECTION 1

                   DELIVERY OF THE PREMISES AND BASE BUILDING

        Except as otherwise set forth in this Lease, including this Tenant Work Letter, Landlord shall deliver to Tenant the Premises and "Base Building," as that term is defined below in this Section 1, which Base Building shall, as of the date of the delivery of the same be in good condition and working order and shall comply with applicable building codes and other governmental laws, ordinances and regulations for unoccupied space (collectively, the "Code"), which were enacted prior to the date of this Lease and applicable to new construction whether or not then being enforced and which Base Building, except as otherwise set forth in this Lease, including this Tenant Work Letter, shall be accepted by Tenant from Landlord in their presently existing, "as-is" condition. The "Base Building" shall, in addition to including the Building Structure and Building Systems, as such terms are defined in Section 5.2(3) of this Lease, consist of only the following items:

        1.1 Smooth concrete floor.

        1.2 Unfinished ceilings.

        1.3 Drywall (fire-taped) around surfaces of core walls, around surfaces of columns and underneath window sills, smooth, sanded and ready for paint.

        1.4 Primary heating, ventilating and air-conditioning service ("HVAC") including the main distribution loop, which loop shall not contain leaks or resistance that materially impede the standard performance of the ducts from properly functioning when reasonably pressurized in accordance with standard mechanical pressurization testing.

        1.5 Primary electrical system, including switchgear, panels and breakers, transformers and related equipment necessary to service the floors of the Building on which the Premises are located and which system shall comply with the terms of Section 5.2 of this Lease.



                                EXHIBIT C-Page 1

        1.6 Fire and life-safety systems and all disability access work (including without limitation any speaker/strobe or other systems as required by the Code), including the main sprinkler loop with, with sufficient capacity to service Tenant's secondary distribution.

        1.7 Main telephone terminal panel located in the telephone/electrical room designated by Landlord and available for secondary branching by Tenant of lines to the Premises. All subpanels and related equipment must be located in the Premises.

        1.8 Intentionally Omitted.

        1.9 Building standard restrooms on the floors of the Building on which the Premises are located, except for wall coverings on three walls in the restrooms vestibule.

        1.10 Building standard elevator lobbies on the floors of the Building on which the Premises are located, except for wall coverings, finished ceilings, floor coverings and tenant identification signage.

        1.11 Illuminated exit signs, per the Code.

        1.12 Doors, frames and hardware assemblies as required by the Code at all core entries, including, but not limited to, freight and public elevator lobbies.

        1.13 An unfinished, shell condition elevator lobby materially per Landlord's building standards for elevator lobbies, and in compliance with applicable law on the thirty-eighth (38th) floor of the Building, which elevators service the high-rise elevator bank (the "Crossover Improvements").

        To the extent there are improvements to the Base Building as of the date hereof in excess of the foregoing, such improvements will remain as part of the Base Building work at no cost to Tenant.

        Landlord shall provide Tenant with a copy of the set of base building drawings pertaining to the Premises which Landlord possesses as of the date hereof (the "Base Building Drawings"), without representation as to accuracy or completeness. Tenant shall field verify the accuracy of the dimensions and conditions set forth in the Base Building Drawings.

        In the event Landlord delivers the Premises Modification Notice (i) Landlord shall deliver to Tenant as-built drawings with respect to the forty-seventh (47th) floor of the Building (the "47th Floor") on or before August 30, 1996, (ii) within five (5) business days following receipt of such drawings, Tenant shall notify Landlord as to which, if any, of the "Above Ceiling Improvements," as that term is defined, below, Tenant desires Landlord not to demolish or remove (the "Designated Improvements"), and (iii) Landlord shall, subject to the terms of Section 1.2(A) of the Lease, at Landlord's sole cost and expense, demolish and/or remove all improvements from the 47th Floor, except the Designated Improvements, and shall deliver the 47th Floor to Tenant in the condition set forth above in this Section 1, except to the extent inconsistent with leaving the Designated Improvements on the 47th Floor, provided that Tenant



                                EXHIBIT C-Page 2
shall accept the Designated Improvements in their then existing, "as is" condition. For purposes of this Tenant Work Letter, the "Above Ceiling Improvements" shall mean the ceiling and all tenant improvements located in and above the ceiling of the 47th Floor.

                                    SECTION 2

                               TENANT IMPROVEMENTS

        2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of Sixty and No/100 Dollars ($60.00) for each of the 176,834 rentable square feet of the Premises, or Ten Million Six Hundred Ten Thousand Forty and No/100 Dollars ($10,610,040.00) for the costs relating to the initial design and construction of Tenant's improvements including consultant fees, moving expenses, permits, furniture, fixtures and equipment and those other items as specified below in this Tenant Work Letter (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, "Landlord's Drawing Contribution," as that term is defined in Section 3.1 below, and the "Additional Allowance," as that term is defined in Section 2.2.1.4 below.

        2.2    Disbursement of the Tenant Improvement Allowance.

               2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

                      2.2.1.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and the fees and costs of Tenant's project management consultants;

                      2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

                      2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, parking charges and contractors' fees and general conditions and insurance costs with respect thereto;

                      2.2.1.4 The cost of any changes in the Base Building work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith; provided that the cost of any changes to the Base Building shall not include costs incurred by Tenant to modify any changes to the Base Building, which modifications result from a material inaccuracy in the plans and specifications of the Base Building Drawings (which inaccuracy was not discernible by visible inspection as of the date of this Lease), which costs shall be reimbursed to Tenant in addition to, and separate and apart from, the Tenant Improvement Allowance and Landlord's



                                EXHIBIT C-Page 3

Drawing Contribution. Costs to be paid by Landlord to Tenant pursuant to this
Section 2.2.1.4 and Section 6.9 below are collectively referred to as the "Additional Allowance" and the items covered thereby are collectively referred to as the "Additional Items";

                      2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by Code;

                      2.2.1.6 Sales and use taxes and Title 24 fees;

                      2.2.1.7 The "Coordination Fee," as that term is defined in
Section 4.2.2.2 of this Tenant Work Letter;

                      2.2.1.8 The cost of furniture, fixtures and equipment for the Premises;

                      2.2.1.9 The cost of telephone and data cabling;

                      2.2.1.10 Moving expenses;

                      2.2.1.11 The cost of the Monument Sign; and

                      2.2.1.12 All other costs to be expended by Landlord or Tenant in connection with the construction of the Tenant Improvements.

                      Notwithstanding anything in this Tenant Work Letter to the contrary, in no event shall in excess of Eleven Dollars ($11.00) for each rentable square foot of the Premises be disbursed from the Tenant Improvement Allowance for items 2.2.1.8, 2.2.1.9, 2.2.1.10 and 2.2.1.11, above.

               2.2.2 Disbursement of Tenant Improvement Allowance. During the period from the date hereof through construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

                      2.2.2.1 Monthly Disbursements. On or before the first
(1st) day of each calendar month during the period from the date hereof through construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1 of this Tenant Work Letter or reimbursement to Tenant if Tenant has already paid the Contractor or other person or entity entitled to payment, approved by Tenant, using AIA form 701 or such other form as may be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the "Construction Budget," as that term is defined in Section 4.2.1 of this Tenant Work Letter; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Lease, for labor and services



                                EXHIBIT C-Page 4
rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents, except as provided below, which shall comply with the appropriate provisions of California Civil Code Section 3262(d) so that conditional lien releases are provided with each initial request and once payment is made an unconditional lien release is provided within thirty
(30) days of each such payment; provided, however, that with respect to fees and expenses of the Architect, Engineers, or construction or project managers or other similar consultants, and/or any other pre-construction items for which the payment scheme set forth in items (i) through (iii), above, is not applicable (collectively, the "Non-Construction Allowance Items"), Tenant shall only be required to deliver to Landlord on or before the applicable submittal date, reasonable evidence of incurring the cost for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs, in which event conditional lien releases must be submitted in connection with such costs); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request vis-a-vis Landlord but not vis-a-vis Tenant's Agents. On or before the date occurring thirty (30) days after Landlord's receipt of the information described in items (i) through (iv), above, Landlord shall deliver a check to Tenant made jointly payable to Tenant and Contractor and/or a separate check to Tenant where Tenant has provided evidence reasonably satisfactory to Landlord that Tenant has paid such Contractor (or other supplier of services or goods) accompanied when appropriate by unconditional lien releases, or any other provider of good and services designated by Tenant to Landlord, in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this
Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention). Notwithstanding the foregoing, no retention shall be held for, and no lien releases shall be required for, fees and expenses of Architect, Engineers, or project managers or other similar consultants, which fees and expenses shall be disbursed by Landlord on or before the date of each calendar month determined by Landlord, during the period from the date hereof through the construction of the Tenant Improvements. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

                      2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor and/or just Tenant where Tenant provided evidence reasonably satisfactory to Landlord that Tenant has paid such Contractor (or other supplier of services or goods) accompanied when appropriate by unconditional lien releases shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4) and (ii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed and final lien releases are provided by Tenant; provided, however, if Landlord has reasonably determined that substantial



                                EXHIBIT C-Page 5
work exists which (a) adversely affects the mechanical, electrical, plumbing, HVAC, life-safety or other systems of the Building, the curtain wall of the Building or the structure of the Building or (b) affects the exterior appearance of the Building, or (c) unreasonably interferes with any other tenant's use of such other tenant's leased premises in the Building, Landlord may withhold an amount sufficient to allow the appropriate corrective action to be taken to remedy the foregoing and shall pay such withheld amount to Tenant when the corrective action has been taken.

                      2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items or to the extent otherwise specifically permitted by this Tenant Work Letter. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of Section 2.2(C) of this Lease.

        2.3 Standard Tenant Improvement Package. Except with respect to the Designated Improvements, Tenant and Tenant's Agents shall comply with the terms of that certain Tenant Improvement Specifications for Two California Plaza dated September 20, 1991 and revised May 10, 1993, which specifications are partially set forth on Schedule 1, attached hereto.

        2.4 Unused Allowance. In the event that all or any portion of the Tenant Improvement Allowance remains undisbursed six (6) months following the Commencement Date, Tenant shall be entitled to a credit against the next Base Rent due under this Lease in an amount equal to such unused Tenant Improvement Allowance.

        2.5 Failure to Disburse Tenant Improvement Allowance. In the event that Landlord fails to fulfill its obligation to disburse the Tenant Improvement Allowance in accordance with the terms of Section 2.2.2 above, following twenty
(20) business days' notice from Tenant and Landlord's failure to cure within such period, Tenant shall have the right to offset any unpaid portions of the Tenant Improvement Allowance (together with interest at the Interest Rate from the date such payment was due until the date of such offset) against Tenant's obligation for Rent next coming due under this Lease.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

        3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner (the "Architect") which will be either (i) Landlord's architect/space planner, or (ii) an architect/space planner approved by Landlord, which approval shall not be unreasonably withheld by Landlord, to prepare the Construction Drawings. Landlord and Tenant acknowledge that Tenant has selected Gensler & Associates as its Architect, which selection is deemed approved by Landlord. Landlord shall pay to Tenant, or the designee approved by Tenant, as a cost ("Landlord's Drawing Contribution") not to be deducted from the Tenant Improvement Allowance, an amount equal to $0.10 per rentable square foot of the Premises to



                                EXHIBIT C-Page 6
cover the cost of one (1) preliminary space plan for the Premises. Tenant shall retain Landlord's engineering consultants or other engineers reasonably approved by Landlord, including, but not limited to, Syska & Hennessy, Ove Arup and Partners California and Levine/Seegel Associates (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building work. Notwithstanding the foregoing, Landlord may, at Tenant's sole cost and expense, have I&N Consulting Engineers ("I&N") review the foregoing plans and engineering working drawings, provided that in no event shall Tenant be required to pay such cost to the extent the same exceeds the amount that I&N would have charged Landlord for a comparable review for Landlord's own account where Landlord was not recouping such amount from Tenant or a third party. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format set forth on Schedule 2 and specifications determined by Landlord as set forth on Schedule 1, attached hereto, or deviations of equal or better quality, except for such specifications which directly affect performance of the Building Systems and Building Structure and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify (to the extent such verification can be done by visual inspection without penetrating a wall, ceiling or floor) in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith (other than conditions not capable of visual confirmation and except as otherwise specifically set forth in the Lease and/or in this Tenant Work Letter). Landlord's review of the Construction Drawings as set forth in this
Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever (except as specifically set forth in the Lease and/or in this Tenant Work Letter) in connection therewith, except to the extent that Landlord has specifically requested a modification to the Construction Drawings as a condition to Landlord's approval of the Construction Drawings, and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Section 4.6 of this Lease shall specifically apply to the Construction Drawings. Each time Landlord is granted the right to review, consent or approve any Construction Drawing (collectively, "consent"), such consent shall be granted unless a "Design Problem," as that term is defined, below, exists. "Design Problem" shall exist if the work shown on the plans and specifications in the Construction Drawings, will (a) have an adverse affect on the Building Structure, (b) have an adverse affect on the Building Systems, (c) have an affect on the exterior appearance of the Building, (d) not be in compliance with applicable Codes, or (e) unreasonably interfere with the normal and customary business operations of other tenants of the Building. Tenant may submit to Landlord each Construction Drawing in one or more parts and at one or more times, but Landlord's requirement of consent shall be governed by the terms of this Section 3.



                                EXHIBIT C-Page 7

        3.2 Final Space Plan. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for each floor of the Premises which may be submitted in one or more stages (the "Final Space Plan"). The Final Space Plan shall show all corridors, internal offices and partitions, paths of travel and exiting. Landlord may reasonably request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the entire Premises if the same is approved or if the same is incomplete in any respect or if a Design Problem exists; provided that Landlord's failure to timely respond to Tenant within such five (5) business day period shall be deemed Landlord's approval of the Final Space Plan. If Tenant is so advised, Tenant shall cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

        3.3 Final Working Drawings. After the approval of the Final Space Plan by Landlord and Tenant, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings," as that term is defined below, in the manner as set forth below. Following such approval of the Final Space Plan, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is approved or if same is incomplete in any respect or if a Design Problem exists; provided that Landlord's failure to timely respond to Tenant within such five (5) business day period shall be deemed Landlord's approval of the Final Working Drawings. If Tenant is so advised, Tenant shall revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

        3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the City of Los Angeles for all applicable building permits. To the extent that portions of the construction can be commenced pursuant to valid permits, Tenant may commence construction on that portion of the Tenant Improvements which have been consented to by Landlord. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. Except for changes, modifications or alterations in the Approved Working Drawings which do



                                EXHIBIT C-Page 8
not create a Design Problem (in which case notice shall be given to Landlord but no consent shall be required from Landlord), no changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion and shall be granted or denied within three (3) business days following Tenant's written request and Landlord's receipt of the Approved Working Drawings, as materially changed, modified or altered; provided that Landlord's failure to timely respond to Tenant shall be deemed Landlord's approval only with respect to the change, modification or alteration set forth in Tenant's request given to Landlord.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

        4.1    Tenant's Selection of Contractors.

               4.1.1 The Contractor. Tenant shall retain a licensed general contractor (the "Contractor"), approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, as contractor for the construction of the Tenant Improvements. Landlord hereby approves the following general contractors: Inner Space, Dinwiddie Construction Company, Environmental Contracting Corporation, Turelk, Inc., Illig Construction Company, and Kajima Construction Services, Inc. In addition, subject to Landlord's approval of individuals comprising the succeeding contractors' teams, which approval shall not be unreasonably withheld, Landlord hereby approves Turner Construction Company and Swinerton & Walberg Company.

               4.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord's base building subcontractors for any life safety work in the Premises. Tenant's Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the Southern California Chapter of the Associated General Contractors of America.

        4.2    Construction of Tenant Improvements by Tenant's Agents.

               4.2.1 Construction Contract; Cost Budget. Within ten (10) days of the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids or negotiated prices for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the construction contract, if any (the "Final Costs")) along with a construction budget (the "Construction Budget"), the amount of which Construction Budget shall be equal to (i) the Final Costs plus (ii) the other costs of design and construction of the Premises as determined by Tenant



                                EXHIBIT C-Page 9
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(to the extent not already included in the Final Costs), which costs shall include, but not be limited to, the cost of the standard improvements items to be used by Tenant, the costs of the Architect and Engineers fees, and the "Coordination Fee," as defined in Section 4.2.2.2. If the amount of the Construction Budget is greater than the amount of the Tenant Improvement Allowance (excluding the amount of such allowance expended in connection with the preparation of the Construction Drawings, and the cost of all other Tenant Improvement Allowance Items incurred prior to the commencement of construction of the Tenant Improvements) (the "Improvement Excess") then Landlord shall have the option of requiring Tenant to pay a percentage of each amount disbursed by Landlord to the Contractor or otherwise disbursed under this Tenant Work Letter, which percentage shall be equal to the amount of the Improvement Excess divided by the amount of the Construction Budget, and such payment by Tenant shall be a condition to Landlord's obligation to pay any amounts of Tenant Improvement Allowance. In the event that, after the Construction Budget has been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Construction Budget, shall be added to the Construction Budget for purposes of this Section 4.2.1.

               4.2.2  Tenant's Agents.

                      4.2.2.1 Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's for the construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in material conformance with the Approved Working Drawings; (ii) Tenant and Tenant's Agents shall not, in any way, interfere with, obstruct, or delay, the work of any other work in the Building but Tenant's construction of the Tenant Improvements in accordance with industry custom and practice shall not be considered to unreasonably interfere with, obstruct or delay Landlord's Base Building contractor and/or subcontractor; and
(iii) Tenant shall abide by all reasonable rules made by Landlord's Building contractor or Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter, within reason, in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements as long as such rules and requirements are consistent with the rules and requirements of other first class office buildings; provided that such rules and regulations shall not be applied in a discriminatory manner among the tenants, including Tenant, of the Building.

                      4.2.2.2 Coordination Fee. Tenant shall pay to Landlord a logistical coordination fee in an amount equal to the lesser of (i) Seventeen Thousand Five Hundred and No/100 Dollars ($17,500.00) or (ii) the actual, reasonable and documented out-of-pocket costs incurred by Landlord in coordinating the construction, design and engineering functions relative to the design and construction of the Tenant Improvements (the "Coordination Fee").

                      4.2.2.3 Indemnity. Tenant's indemnity of Landlord as set forth in Section 4.6 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or



                               EXHIBIT C-Page 10
anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment (individually or collectively, "Indemnification Claim"). Notwithstanding the foregoing, Tenant shall not be required to indemnify Landlord pursuant to this
Section 4.2.2.3, to the extent such Indemnification Claim directly results from the negligence or gross negligence or willful misconduct of Landlord and Landlord's agents. The waivers of subrogation set forth in the Lease pertaining to property damage shall be fully applicable to damage to property arising as a result of work performed pursuant to the terms of this Tenant Work Letter and Tenant shall be excused from its indemnification obligation to the extent Landlord's damage is covered by insurance carried by Landlord as part of Operating Expenses and as to which the waiver of subrogation is applicable.

                      4.2.2.4 Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of substantial completion thereof. Each of such Tenant's Agents performing actual construction work shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the substantial completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either, provided that Landlord shall only enforce such guarantee or warranty if Tenant fails to do so in a reasonable time following notice thereof from Landlord. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

                      4.2.2.5 Insurance Requirements.

                              4.2.2.5.1 General Coverages. All of Tenant's
        Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 4.5 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors, provided that the limits of liability to be carried by Tenant's Agents, other than Contractor, shall be in an amount which is customary for such respective Tenant's Agents employed by tenants constructing improvements in the Comparable Buildings.

                              4.2.2.5.2 Special Coverages. Tenant or Contractor shall carry "Builder's All Risk" insurance in an amount not more than the amount of the Contract



                               EXHIBIT C-Page 11
        covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Section
        4.5 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, provided that the same are generally required by landlords of the Comparable Building.

                              4.2.2.5.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.5 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord ten (10) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are substantially completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for the term of the policies of insurance following the completion of the work. All such insurance relating to property, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord (except as to damage to the Building, Building Structure and Building Systems) and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section
        4.2.2.3 of this Tenant Work Letter and Tenant's rights with respect to the waiver of subrogation.

               4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications, but none of the foregoing requirements shall restrict or limit Landlord's obligation to deliver the Base Building to Tenant in the condition required by this Lease and this Tenant Work Letter.

               4.2.4 Inspection by Landlord. Landlord shall have the right upon reasonable notice to Tenant to inspect the Tenant Improvements at all reasonable times; provided, however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements because of a Design Problem, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or




                               EXHIBIT C-Page 12
reasonable disapproval (because of the existence of a Design Problem) by Landlord of, the Tenant Improvements shall be rectified by Tenant, at Tenant's expense, which expense shall be deducted from the Tenant Improvement Allowance, and shall be at no additional expense to Landlord; provided, however, that in the event Landlord determines that a defect or deviation exists or reasonably disapproves of any matter in connection with any portion of the Tenant Improvements because a Design Problem exists, Landlord may, following notice to Tenant and a reasonable period of time for Tenant to cure, take such action as Landlord deems necessary to correct the Design Problem, at Tenant's expense, which expense may be deducted from the Tenant Improvement Allowance, and shall be at no additional expense to Landlord, and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements to correct the Design Problem until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction, unless the Design Problem could reasonably have been identified during Landlord's review of Tenant's plans, in which event additional time required to correct such Design Problem shall be a Landlord Caused Delay and any premium costs shall be the responsibility of Landlord.

               4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold regular meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held prior to the commencement of construction at a place reasonably designated by Tenant, and after the commencement of construction, at the Building, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, jobsite construction meetings only, which are held while construction is actually in progress. In addition, minutes may be taken at all such meetings by the project manager, Architect and/or the Contractor, and a copy of such minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

        4.3 Copy of "As Built" Plans. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as to the mechanical drawing portion thereof, and to provide field-grade markups of the remaining portion of the Approved Working Drawings, in all cases only necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the Approved Working Drawings as so marked are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord one (1) set of sepia of such record set or field grade drawings, as the case may be, within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.



                               EXHIBIT C-Page 13

                                    SECTION 5

                           DELAY OF COMMENCEMENT DATE

        5.1 Commencement Date Delays. The Commencement Date shall occur as provided in Section 1.1(E) of this Lease, provided that the Commencement Date shall be delayed by the number of days of delay of the "substantial completion of the Tenant Improvements," as that term is defined below in this Section 5, in the Premises to the extent caused by a "Commencement Date Delay," provided that Tenant shall use reasonable efforts to adapt and compensate for any such delays. As used herein, the term "Commencement Date Delay" shall mean only a "Force Majeure Delay" or a "Landlord Caused Delay," as those terms are defined below in this Section 5.1. As used herein, the term "Force Majeure Delay" shall mean only an actual delay resulting from strikes, fire, earthquake, damage or destruction to the Building, explosion, flood, hurricane, the elements, acts of God or the public enemy, war, invasion, insurrection, rebellion, or riots, to the extent such delay does not result from a failure by Tenant to pay any sum of money when due; provided, however, that in the event that a fire or an explosion is caused by the willful misconduct of Tenant, such event(s) shall not be a Force Majeure Delay for purposes of this Tenant Work Letter unless and to the extent the lost rental suffered by Landlord is covered by Landlord's insurance. As used in this Tenant Work Letter, "Landlord Caused Delay" shall mean actual delays to the extent resulting from the acts or omissions of Landlord (except to the extent caused by the good faith exercise of Landlord's rights under this Tenant Work Letter) including, but not limited to, (i) failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) material interference by Landlord, its agents or contractors with the completion of the Tenant Improvements which objectively precludes or delays construction of tenant improvements in the Building by any person, which interference relates to access by Tenant, its agents and contractors to the Building or any Building facilities (including loading docks and freight elevators) or service (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; (iii) delays due to the acts or failures to act of Landlord, its agents or contractors with respect to payment of the Tenant Improvement Allowance and/or any cessation of work upon the Tenant Improvements as a result thereof, (iv) the failure to remediate hazardous materials located in the Building or the Project which are in violation of current law (other than those brought into the Building or the Project by Tenant),; (v) the failure of the Base Building to comply with Code as required by of Section 1 of this Tenant Work Letter; (vi) the failure of Landlord to deliver the Premises to Tenant in substantially the condition required by the Lease and this Exhibit C by September 1, 1996, except with respect to the Crossover Improvements and the 47th Floor; (vii) Landlord's failure to complete the Crossover Improvements required by this Tenant Work Letter on or before the Commencement Date (provided that Landlord shall complete the Crossover Improvements in such a manner so as not to materially interfere with Tenant's construction of the Tenant Improvements); and (viii) Landlord's failure to deliver the 47th Floor to Tenant in substantially the condition required by the Lease and this Exhibit C by November 1, 1996. If the construction of the Tenant Improvements are delayed because the Crossover Improvements were not completed by the time Tenant was otherwise ready to commence construction of the Tenant Improvements, and the



                               EXHIBIT C-Page 14
construction of the Tenant Improvements would not have otherwise been delayed had such Crossover Improvements been completed, then to the extent Tenant is actually delayed in its construction of the Tenant Improvements because the Crossover Improvements were not complete, if Tenant provides the notice required by Section 5.2, below, such failure shall constitute a Landlord Caused Delay.

        5.2 Determination of Commencement Date Delay. If Tenant contends that a Commencement Date Delay has occurred, Tenant shall notify Landlord in writing (the "Delay Notice") of the event which constitutes such Commencement Date Delay, and the Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice.

        5.3 Definition of Substantial Completion of the Tenant Improvements. For purposes of this Section 5, "substantial completion of the Tenant Improvements" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the "Approved Working Drawings," with the exception of any punch list items.

                                    SECTION 6

                                  MISCELLANEOUS

        6.1 Tenant's Representative. Tenant has designated Scott Choate, Vice President of PMLA, as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

        6.2 Landlord's Representative. Landlord has designated Cathy Stern as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

        6.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval the thereof shall be repeated until the document is approved by Landlord.

        6.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in Section
7.1 of Lease or this Tenant Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured



                               EXHIBIT C-Page 15
pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

        6.5 Freight Elevator Usage. Tenant shall have the right, subject to Landlord's reasonable scheduling, to use the freight elevator during Tenant's construction of the Tenant Improvements and the cost thereof shall be included in Operating Expenses for the Building. Notwithstanding the foregoing, if Tenant reserves the freight elevator for excess usage or usage after normal Building hours (other than as required by Landlord), then Tenant shall pay Landlord for the use of the freight elevator at the uniform rate established for tenants of the Building.

        6.6 Parking. During and after normal Building hours during the period of the construction of the Tenant Improvements, Tenant and each of Tenant's Agents shall be entitled to utilize Parking Passes in accordance with the terms of this Lease; provided, however, that during such period Tenant shall not be required to pay the Parking Charge.

        6.7 Miscellaneous Charges. During the construction of the Tenant Improvements, Landlord shall provide and neither Tenant nor Tenant's Agents shall be charged for, directly or indirectly, HVAC usage during Building hours, or electricity, water, restrooms or, during Building hours, freight elevator usage in connection with the design and construction of the Tenant Improvements.

        6.8 Bonding. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to obtain or provide any completion or performance bond in connection with the Tenant Improvements.

        6.9 Codes. In the event that the Base Building does not comply with Code as required by the terms of Section 1 of this Tenant Work Letter, and therefore Tenant incurs increased design or construction costs that it would not have incurred but for such non-compliance with Code, then such costs shall be reimbursed by Landlord to Tenant within ten (10) business days after receipt by Landlord from Tenant of an invoice documenting and evidencing such increased costs and any delays encountered by Tenant in the construction of the Tenant Improvements as a result of such non-compliance shall be considered a Landlord Caused Delay, as such term is defined in Section 5.1 above.

        6.10 Post Commencement Date Events. If any event occurs after the Commencement Date but prior to Tenant's commencement of business operations from the Premises which would have otherwise constituted a Commencement Date Delay had it occurred prior to the Commencement Date, then such event shall be deemed a Commencement Date Delay and Tenant shall receive one (1) day of Base Rent and Operating Payment abatement for each day of any such Commencement Date Delay which occurs following Landlord's receipt of the Delay Notice.

        6.11 Staging Area. During the period prior to the Commencement Date, Tenant shall have the right, subject to availability as determined by Landlord in its sole and absolute discretion, without the obligation for the payment of any Rent under the Lease, to use such



                               EXHIBIT C-Page 16
available space in the Building as designated by Landlord in its sole and absolute discretion, for the purposes of storing and staging its furniture and equipment only. With respect to this free storage space, Tenant shall be responsible for providing all insurance and for providing any necessary fencing or other protective facilities. Tenant shall hold Landlord harmless and shall indemnify Landlord from and against any and all loss, liability or cost arising out of or in connection with the use of such storage space by Tenant. Tenant shall be obligated to remove all of the stored materials and its fencing and other facilities within ten (10) days after Tenant's receipt of written notice from Landlord in which event comparable space, to the extent such space is available as determined by Landlord, in its sole and absolute discretion, shall be made available to Tenant as a substitute staging area.



                               EXHIBIT C-Page 17

                             SCHEDULE 1 TO EXHIBIT C

                                 SPECIFICATIONS

1. INTERIOR PARTITIONS. Ceiling height partition with 25 gauge, 2-1/2" metal studs, spaced 24" on center. One layer 5/8" thick, type "X" gypsum board each side. Height of partition extending from floor slab to underside of ceiling grid at 8'-9" above finish floor. Partition to be taped smooth to receive paint or wallcovering. Diagonal bracing placed in alternating directions 4'-0" on center per Code.

2. DEMISING PARTITION. Full height partition from floor slab to underside of slab above. 25 gauge, 2-1/2" metal studs, 24" on center. One layer, 5/8" thick, type "X" gypsum board each side. Partition taped smooth to receive paint or wallcovering. Batt insulation (R-11) in cavity. Sound boot installed in partition between tenants.

3. ACOUSTICAL PARTITION. Full height partition from floor slab to underside of slab above. 25 gauge, 2-1/2" metal studs, 24" on center. One layer, 5/8" thick, type "X" gypsum board each side. Partition taped smooth to receive paint or wallcovering. Batt insulation (R-11) in cavity. Sound boot installed in partition between tenants.

4. 1-HOUR FIRE-RATED CORRIDOR PARTITION. Full height partition from floor slab to underside of slab above. 25 gauge, 2-1/2" metal studs, 24" on center. One layer, 5/8" thick, type "X" gypsum board each side. Partition taped smooth to receive paint or wallcovering. Batt insulation (R-11) in cavity.

5. ACOUSTICAL INSULATION. 1-1/2" unfaced glass fiber blankets or batts of minimum 1.5 pcf density, or unfaced mineral wool blankets or batts or maximum 4 pcf density, such as "Unfaced Building Insulation" or "Sound Control Batts" by Certain Teed Corp., "Unfaced Building Insulation" by Manville Corp., "Unfaced Building Insulation" or "Noise Barrier Batts" by Owens-Corning Fiberglass Corp., or "Unfaced Thermafiber SAFB" or "FS-15 Blankets" by USG Interiors, Inc.

6. ACOUSTICAL CEILING. 24x24x3/4" Travertone P589 Cirrus Tegular by Armstrong World Industries for superfine 9/16" T-bar grid by Chicago Metallic in vinyl latex finish.

7. PERIMETER SHADOW MOULDING. Custom shadow moulding in eggshell finish to match the ceiling, by Custom Products, Inc.

8. DOOR FRAMES. "800 Series" extended aluminum door frames by Architectural Components, Inc.



                         SCHEDULE 1 TO EXHIBIT C-Page 1

9. WOOD DOORS. Maple (Acer-Saccharum) premium grade, quartered, straight vertical grain, book matched of equal widths, none less than 6". Veneer panels shall not have cathedral or birds' eye patterns, knots, or dark spots.

10.     HARDWARE SCHEDULE.

        a.     20-Minute Fire-Rated Corridor Doors:
               Lockset:
               Schlage L9453P-03L, 629 Finish/Polished Stainless Steel. Door Closer:
               Norton 7500BF
               Door Stop:
               Quality W302PT
               Hinges:
               McKinney #TA 2714 - 4-1/2 x 4-1/2
               Threshold:
               Custom Stainless Steel by Custom Products Distributors

        b.     All Other Doors:
               Latchset:
               Schlage L9010-03L, 629 Finish/Polished Stainless Steel If lock is required:
               Schlage L9050-03L, 629 Finish
               Hinges:
               McKinney #TA 2714 - 4-1/2 x 4-1/2
               Door Stop:
               Quality W302PT

        11. RUBBER BASE. 1/8" X 4" high topset flat for carpet or cove as directed, by Burke Industries, Inc.

        12. CARPETING. Cushion glued to concrete slabs and carpeting glued to cushion.

        a.     Carpeting:
               Manufacturer:  Prince Street Technologies, Ltd.
               Product Name:  Classic II
               Surface:       Ultra dense pencil point finish sold color cut
               pile.
               Face Yarn:     Monsanto Ultron 3-D 4th Generation soil hiding
                              Nylon with permanent static control.
               Color:         CL-165 For Elevator Lobby Field and Corridor
                              (Light Green)
                              CL-166 For Elevator Lobby Border (Dark Green)

        b.     Carpet Cushion:
               "Tred-Mor #2580-2" by Sponge Cushion, Inc.



                         SCHEDULE 1 TO EXHIBIT C-Page 2

13. PAINT. Two coats eggshell washable latex paint by Dunn-Edwards, PPG Industries, Sherwin Williams, Benjamin Moore, or Sinclair Paint Company. One accent color, one base color.

14.     WALLCOVERING.

        a: Type: "ClarksVille" woven 100% solution dyed polypropylene acrylic backed fabric by Design Tex Fabrics, Inc.
        b.     Pattern:  6310-104
        c.     Color:  Custom beige as selected.

15.     HVAC.

        a. Interior Zone - single duct variable air volume fan powered boxes, as manufactured by Titus, with ASI electrical controls.
        b. Exterior Zone - single duct variable air volume boxes with hot water duct heater, as manufactured by Titus, with ASI electronic controls.
        c. Ceiling Diffusers - slot type air registers and return air grilles are manufactured by U.S.G., Model CPT-Donn Air Diffuser 24" x 24" model or equal.
        d. Room Sensors - manufactured by ASI Controls, one per zone. Mounted at 48" A.F.F. next to light switch. Color to be white.
        e. Conference rooms will have their own air terminal unit box with individual thermostat.
        f.     Return air openings will be provided at demising partitions.

16.     PLUMBING.

        a. Sink: Single, 17" x 19" model "Just" SL-17519-B-GR or approved equal. Faucet shall be as manufactured by Chicago Model No. 50E3.
        b.     Garbage Disposal: Model "In Sinkerator 77" or approved equal.
        c. Water Heater: If a dishwasher is used: 20 gallon electric tank hot water heater, 3 kw, 277 volt, 1 phase, 60 hertz. Model No. DEL 20 as manufactured by A.O. Smith. Provide funnel drain with No. 3811 as manufactured by J.R. Smith. Pipe water heater drain and pressure relief line to FD as per sketch SKFD-1.
        d. Water Heater: If a dishwasher is not used: Instant flow tankless electric water heater, 8 kw, 277 volt, 1 phase, 60 hertz. Model No. S-80-LP, low pressure drop, 1 gpm flow, as manufactured by "Chronomite Laboratories, Inc."
        e. Water Filter and Water Pressure Regulator: To be used when there is a refrigerator with ice maker and/or coffee maker. Water pressure regulator shall be Watts regulator model 26A 2-way brass body. For 3-50 PSIG reduced pressure at up to 300 PSIG initial pressure, 3/8" inlet/outlet. Water filter shall be Everpure model H-200 fine carbon inline types replaceable cartridge. 3/8" MPT connections. Furnish filter with one cartridge installed and one case of 6 re-charge fine carbon filters.


                         SCHEDULE 1 TO EXHIBIT C-Page 3

17.     ELECTRICAL

        a.     Lighting Fixtures.

               2'x2' Fluorescent Recessed Light Fixture: CSL #12075 or Lightolier #VPA2T16PR2U4BX or Lithonia #2PM4-2STD2-16QLS277 MOTRN-JP16, 2x2 16-cell 4" deep parabolic low iridescent louver fluorescent lighting fixture with (2) GE BIAX F40BX/SPX30/RS 3000K lamps, factory installed, with electronic ballasts by Magnatek #B240127711P, Maximum fixture depth 6" with air return for use with slot grid ceiling and soft wire cables, 277 volt. There shall be no extraneous holes in the can and no light leaks. Electonic ballast shall be designed specifically for (2) twin tube rapid start lamps F40BX/1RS. Ballast designed for instant start lamps are not acceptable.

        There shall be no extraneous holes in the can and no light leaks.

               Electronic ballast shall be designed specifically for (2) twin tube rapid start lamps - F4OBX/RS. Ballasts designed for instant start lamps are not acceptable.
        b. Recessed Downlight: Lightolier #8055CL/7213HM277, open reflector fluorescent downlight with (2) PL13,13 watt lamps, high power factor ballast, 277 volt.
        c. Recessed Wallwasher: Lightolier #8042CL/7213HM277, spread lens fluorescent wallwasher with (2) PL13, 13 watt lamps, high power factor ballast, 277 volt.
        d.     Light Exit Sign:
               Lithonia Precise Series #F2RP Series, recessed architectural edge lit Exit Sign in green with (2) F8T5, 8 watt lamps, single or double face, two circuit, 277 volt. Housing trim: brass or chrome finish.
        e.     Motion Sensors

        1) Motion Sensors for small rooms shall be Novita 01-151, a wall switch mounted sensor in place of a single gang or double gang wall switch. Wall switch sensors shall be U.L. listed. The sensors are rated for 120 volts from 25 to 800 watts and for 277 volts from 60 to 1200 watts. Coverage is for 300 square feet maximum.
        2) Motion sensors for medium size rooms shall be Novitas, 01-072, ceiling mounted, wide range types.
        3) Motion sensors for use in large rooms or open office areas shall be Novitas 01-083 ceiling mounted wide range types.
        4) Motion sensors for use in corridors or storage aisleways shall be Novitas 01-092, two-way pattern ceiling mounted sensors.
        5) Switch packs for ceiling mounted sensors shall be Novitas 13-012. Relay contacts shall have ratings of:



                         SCHEDULE 1 TO EXHIBIT C-Page 4

               10A-120VACTungsten
               20A-120VAC Ballast
               20A-277VAC Ballast
        f. Light Switch Assembly: Leviton #1221-W or equal, 20A single pole toggle switch, white in color, with smooth white plastic switch plate. Switches paired in multi gang box to meet Title 24 requirements.
               Mounted at 48" A.F.F.
        g. Electrical Wall Outlet (Convenience): Leviton #5362-W or equal, 20A duplex receptacle, white in color, with smooth white plastic plate. Mounted vertically. Outlet height at 15" A.F.F. to center line of outlet.
        h.     Electrical Wall Outlet (Electrical Equipment): Leviton
               #5380-W or equal, 20A surge suppressor duplex receptacle, white in color, with smooth white plastic plate. Mounted vertically. Outlet height at 15" A.F.F. to center line of outlet.
        i. Telephone Wall Outlet: Single gang box in wall. Mounted vertically, 3/4" empty conduit up to plenum and stubbed out. Cable and cover plate by tenant's vendor, to match receptacles.
        j. Data Wall Outlet: Single gang box in wall. Mounted vertically. 3/4" empty conduit up to plenum and stubbed out. Cable and cover plate by tenant's vendor, to match receptacles.

18.     FIRE LIFE SAFETY

        a. All devices and wiring shall be furnished and installed by the building's Life Safety Vendor.
        b. ADA 75 candella strobes, wall mounted per code. Separate ceiling mounted speakers (white).
        c. Smoke Detector: Honeywell TC-806A, photoelectric smoke sensor, direct surface mounting, white.
        d.     Sprinkler heads shall be as manufactured by Reliable or Central.
        e. The sprinkler heads shall be of the automatic closed type with 165(Degree) temperature rating. Heads should be polished chrome finish recessed with adjustable escutcheon. Reliable Model G recessed.



                         SCHEDULE 1 TO EXHIBIT C-Page 5

                             SCHEDULE 2 TO EXHIBIT C

                              CONSTRUCTION DRAWINGS

                            FORMAT AND SPECIFICATIONS
                          FINAL SPACE PLAN REQUIREMENTS

1. Final Space Plan. The Final Space Plan shall include floor plans (not less than 1/8" scale) indicating the general location of rooms, partitions, doors and specialty construction.

                       CONSTRUCTION DRAWINGS REQUIREMENTS

2. Architectural Floor Plan. The Architectural floor plan shall include floor plans (not less than 1/8" scale) indicating:

        2.1     Room numbers and room descriptions.

        2.2 Keyed partition types with complete dimensioned location. Notations indicating that partition locations must be determined at the time of construction are not acceptable.

        2.3 Keyed door types and hardware sets sufficient to determine all of the required details of construction and all hardware components.

        2.4 Keyed architectural sections, elevations, and details of construction for such items as millwork, control joints, hanging rods, shelving, soffits, and special gyp board assemblies, etc.

        2.5 All required materials, finishes, and assembly support relationships. 2.6 All required dimensional information, especially note that the excessive use of field verified dimensions will extend the construction period of custom tenant improvements which is a schedule extension attributable to the Tenant's custom requirements.

        2.7 All detailed items should be coordinated and cross referenced with the plan drawings, especially such items as rough blocking and attachment locations. Cross references requiring the Architect's presence at the jobsite are unacceptable to the Landlord since the reliance on this field technique has proven to be ineffective in expediting construction.

        2.8 Location of soffits and special ceiling construction should be dotted to show relationships to plan elements.

3. Electrical Location Floor Plan. The Electrical location floor plan shall include floor plans (not less than 1/8" scale) indicating:

        3.1     Room numbers and room descriptions.

        3.2 Location of all telephone, data, and electrical outlets. Location of these items should be dimensioned only if final placement is critical. Unless specifically noted, the final placement of these items will be approximately to scale and to the nearest stud location. Dimension all floor mounted telephone and electrical outlets.



                         SCHEDULE 2 TO EXHIBIT C-Page 1

4. Architectural Reflected Ceiling Plan. The architectural reflected ceiling plan shall indicate (in not less than 1/8" scale):

4.1     Room numbers and designations.

        4.2 Location of all fixed ceiling elements such as fluorescent lighting fixtures, custom tenant lighting fixtures, exit signs, emergency lighting fixtures, emergency communication speakers, tenant sound and paging speakers, special integrated ceiling assemblies or details, etc.

        4.3 Complete indication of the tile grid pattern in order to precisely locate all of these ceiling elements. Dimensions should be indicated only where the relationship to the tile grid pattern is not maintained or is ambiguous.

        4.4 Indicate any special assemblies which either contact the ceiling or come within 1'6" of the ceiling such as full-height millwork assemblies, file or library shelving, etc.

        4.5 Indicate all drywall ceilings, lightcoves, drapery pockets, soffits, etc., and keyed to details of work.

        4.6     Indicate all doors and door swings.

        4.7     Indicate all ceiling heights that are not standard.

5. The Finish Plan. The Final Plan (not less than 1/8" scale) shall indicate:

        5.1     Room numbers and room descriptions.

        5.2 Wall finish plan indicating location, color and type of wall covering and paint.

        5.3 Floor finish plan indicating location and color of carpeting, vinyl flooring and any special flooring materials.

6.      Millwork Details.

        6.1 The architect shall prepare drawings in sufficient detail for construction or fabrication of all millwork components.

        6.2 If required, a separate 1/8" = 1'0" plan showing location of millwork shall be prepared.

7. Custom Detail Sheets. The Architect shall prepare drawings in sufficient detail for construction or fabrication of any non-standard or custom treatments for leasehold improvements.

8. Furniture Plan (Optional). The furniture plan (not less than 1/8" scale) shall indicate:

        8.1     Room numbers and room descriptions.

        8.2 All furniture and equipment should be shown including seating arrangements.

        8.3 Equipment with special electrical and environmental characteristics must be labeled and cross-referenced to the equipment schedule on the electrical engineered drawings.

        8.4 Any areas with special environmental or structural design considerations should be shown as a means of highlighting these requirements.



                         SCHEDULE 2 TO EXHIBIT C-Page 2

9.      Tenant Engineered Drawings.

        9.1 The Architect will be responsible for providing structural, mechanical, and electrical input for special conditions. Particular reference is made to the voltage and amperage requirements for special outlets. In addition, dedicated circuits must be clearly identified and heat load of office copiers, etc., must also be identified.

        9.2 The Architect will be responsible to submit mylar reproducibles of each of the following drawings to the Engineers:

                9.2.1 Electrical Power plan locating all telephone, data and electrical outlets. Location of these items should be dimensioned only if placement is critical. Dimension all floor mounted telephone and electrical outlets. Submit one mylar reproducible for electrical circuiting.

                9.2.2 Reflected ceiling plan. Layout of the building ceiling grid and location of all light fixtures and light fixtures. Submit two mylar reproducibles for electrical circuiting and HVAC layout.

                9.2.3 Plumbing plan. A copy of the floor plan indicating all locations of all items requiring water or waste. Submit one mylar reproducible for plumbing layout.

                9.2.4 Structural loading plan. For tenant spaces with concentrated loads, a plan indicating location, type weight and other information required by the structural engineer will be submitted for review. This information will be required for file rooms, libraries, or other heavy equipment or loading conditions.



                         SCHEDULE 2 TO EXHIBIT C-Page 3

                                    EXHIBIT D

                           NOTICE OF LEASE TERM DATES

                             [Letterhead of Tenant]

                                                                  Date:_________

[INSERT NAME AND ADDRESS OF LANDLORD]

        Re: Office Building Lease (the "Lease") dated ________________, between ________________ ("Landlord") and _____________
                ("Tenant") Premises:____________________________________________

        The undersigned, as Tenant, hereby confirms as of this _____ day of ________, 199_, the following:

        1. Tenant has accepted possession of the Premises on _________, 199_ and is currently occupying same.

        2. The Commencement Date and Expiration Date, as each is defined in the Lease, are as follows:

        Commencement Date:  ______________________
        Expiration Date:  ______________________

        3. The obligation to commence the payment of rent commenced or will commence on __________________, 199_.

        4. All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant's initial occupancy have been satisfactorily completed, except for the following:

               (a)    _________________________
               (b)    _________________________

        5. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

        6. The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above.

        7. There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease.

        8. Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any rents due under the Lease.

                                        Very truly yours,
                                        [TENANT]
                                        By:
                                        Title:



                                EXHIBIT D-Page 1

                                    EXHIBIT E

                              RULES AND REGULATIONS

        (1) Security. Landlord may from time to time adopt systems and procedures for the security or safety of the Project, any persons occupying, using or entering the same, or any equipment, furnishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relating thereto. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Office Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.

        (2) Locks. Landlord may from time to time install and change locking mechanisms on entrances to the Project, the Common Areas, and the Premises and (unless 24-hour security is provided for the Project) shall provide to Tenant a reasonable number of keys and replacements therefor to meet the bona fide requirements of Tenant. In these rules "keys" include any device serving the same purpose. Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, nor duplicate any keys provided for access to the Project, the Common Areas, or the Premises. If, without Landlord's consent, Tenant installs lock(s) incompatible with the Project master locking system:

               (a) Landlord, without abatement of rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which requires access thereto;

               (b) Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency; and

               (c) Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at Tenant's expense.

        (3) Return of Keys. At the end of the Term, Tenant shall promptly return to Landlord all keys for the Project and Premises which are in the possession of Tenant.

        (4) Window Coverings. Tenant shall observe Landlord's rules with respect to maintaining uniform drapes or blinds on all windows in the Premises so that the Project represents a uniform exterior appearance, and shall not install deflective film, window shades, screens, drapes, covers or other materials on or at any window in the Premises without



                                EXHIBIT E-Page 1

Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Tenant shall ensure that drapes or blinds are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

        (5) Signs. Unless otherwise expressly agreed to in writing by Landlord:

               (a) no signs will be allowed on the exterior of the Project or the interior or exterior of windows;

               (b) no signs except in uniform locations and styles designated by Landlord will be permitted in the public corridors or on corridor doors or entrances to Tenant's space; and

               (c) the construction and/or installation of all authorized signs for Tenant will be contracted for by Landlord at the rate fixed by Landlord from time to time, and Tenant shall pay for such service promptly upon rendition of a bill therefor.

        (6) Repair, Maintenance, Alterations and Improvements. Tenant shall perform Tenant's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Project.

        (7) Water Fixtures. Tenant shall not use water closets or water fixtures for any purposes for which they are not intended. Tenant shall pay any cost incurred as a result of any misuse of water closets or fixtures by Tenant.

        (8) Damage to Premises. Except as permitted by Landlord, no tenant shall mark up, paint signs upon, cut, drill into, drive nails or screws into, or in any way mar or deface the walls, ceilings, partitions or floors of any premises or the Office Building. Notwithstanding the foregoing, normal picture hanging is permitted within the Premises. Any defacement, damage or injury caused by any tenant, its agents or employees shall be paid for by such tenant.

        (9) Prohibition Against Inflammable or Hazardous Materials. The use of oil, gas, or other inflammable liquids for any purpose is expressly prohibited. Explosives or any other article deemed hazardous shall not be brought into the Project.

        (10) Antennas and Aerials. Except as otherwise set forth in Section 4.15 of the Lease, no antenna or aerial shall be erected on the roof or exterior walls of the Project without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Notwithstanding that Landlord consents, Landlord reserves the right to assess a reasonable charge for such use which shall be paid monthly as Additional Rent. Any antenna or aerial so installed without prior consent shall be subject to removal without notice at any time, and Tenant shall bear all costs of removal and any repairs necessitated by virtue of its attachment to the Project. In addition, Tenant shall not be granted access to the telephone control rooms unless 24-hours prior notice is given to Landlord.



                                EXHIBIT E-Page 2

        (11) Personal Use of Premises. The Premises shall not be used or permitted to be used for residential lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

        (12) Heavy Articles. Tenant shall not place in or move about the Premises, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, any safe or other heavy article which in Landlord's reasonable opinion may damage the Project, and Landlord may designate the location of any heavy articles in the Premises.

        (13)   Intentionally Omitted.

        (14) Bicycles, Animals. Tenant shall not bring any animals or birds into the Project, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Project except in areas designated from time to time by Landlord for such purposes.

        (15) Deliveries. Tenant shall insure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to the Project caused by any person making such deliveries.

        (16) Furniture and Equipment. Tenant shall insure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to the Project caused thereby. Landlord shall not be obligated to permit Tenant to use the freight elevators at any time that Tenant is in default in the payment of Base Rent or any Additional Rent.

        (17) Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Project.

        (18) Food and Beverage. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Project, or use the elevators, corridors or common areas for any such purpose. Except with Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, and in accordance with arrangements approved by Landlord, Tenant shall not permit the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for sale, serving or distribution of food or beverages at the Premises.

        (19) Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Project, and shall keep the lobbies, corridors, stairwells, ducts and shafts of the Project free of all refuse.

        (20) Obstruction. Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Office Building or in the lobbies, corridors, stairwells or other common



                                EXHIBIT E-Page 3
areas of the Project, or use such locations for any purpose except ingress to and egress from the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Landlord may remove, at Tenant's expense, any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

        (21) Dangerous or Immoral Activities. Tenant shall not make any use of the Premises which involves any danger of injury to any person, nor shall the same be used for any immoral purpose.

        (22) Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Project as a first quality building or which will impair the comfort and convenience of other tenants in the Project.

        (23) Employees, Agents and Invitees. In these Rules and Regulations, "Tenant" includes the employees, contractors, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

        (24) Directory Listings. Landlord shall provide Tenant, at Landlord's expense, with a single listing of Tenant's name on the directory in the lobby of the Project. At Tenant's request, Landlord shall provide Tenant with additional listings on such directory at Tenant's expense; provided that unless there is a computerized directory, Tenant shall be limited to the lesser of (i) its proportionate share of the total number of passes for listings on such directory or (ii) the number of passes then available on such directory.

        (25) Extermination. If the Premises shall become infested with vermin, Tenant, at its expense, shall cause the same to be exterminated as may be required by contractors approved by Landlord.

        (26) Governmental Programs. To the extent required by any governmental direction, approval, permit or certificate of occupancy issued to or for the Project, upon the request of Landlord, Tenant at its sole cost and expense, shall cooperate with Landlord in the implementation of programs of general public and social benefit applicable to Landlord and the occupants of the Project.

        (27) Landlord reserves the right to close and keep locked all entrance and exit doors of the Project during such hours as are customary for comparable projects in the downtown Los Angeles, California area. Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Project. Any tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Project. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord



                                EXHIBIT E-Page 4
and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Office Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

        (28) Tenant must comply with the State of California "No-Smoking" law set forth in California Labor Code Section 6404.5, and any local "No-Smoking" ordinance which may be in effect from time to time and which is not superseded by such State law.

        Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.



                                EXHIBIT E-Page 5

                                    EXHIBIT F

                              ESTOPPEL CERTIFICATE

TO:  ________________________
     ________________________
     ________________________
     Attn:___________________

        ________________________________ ("Tenant") hereby certifies as follows:

        1. The undersigned is the Tenant under that certain Office Building Lease dated ______________, 19___ (the "Lease"), executed by
___________________________ ("Landlord") as Landlord and the undersigned as Tenant, covering a portion of the property located at __________________________ (the "Property").

        2. Pursuant to the Lease, Tenant has leased approximately ______ square feet of space (the "Premises") at the Property and has paid to Landlord a security deposit of $________. The term of the Lease commenced on __________, 19___ and the expiration date of the Lease is ________________, 19___. Tenant has paid rent through _________________, 19___. The next rental payment in the amount of $____________ is due on ________________, 19___. Tenant is required to pay ____ percent (___%) of all annual operating expenses for the Property in excess of _____________.

        3. Tenant is entitled to ___________ parking spaces at a charge of $_____________ per month per space.

        4. The Lease provides for an option to extend the term of the Lease for ____ years. The rental rate for such extension term is as follows:______________
________________________________________________________________________________
___________________________.as expressly provided in the Lease, and other documents attached hereto, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

        5. True, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement):_________________________________________
________________________________________________________________________________
_____________________.


                                EXHIBIT F-Page 1

        6. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted and taken possession of the Premises.

        7. To Tenant's knowledge Landlord is not in any respect in default in the performance of the terms and provisions of the Lease. To Tenant's knowledge Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises except as follows:

        ________________________________________________
        ________________________________________________.

        8. There are no offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to Tenant, except as follows:______________________________________________________________
________________________________________________________________________________

        9. Tenant has no actual or constructive knowledge of any processing, use, storage, disposal, release or treatment of any explosive, corrosive, hazardous or toxic materials or substances, or materials capable of emitting toxic fumes, on the Premises or the Property except as follows (if none, state "none"):________________________________________________________________________
________________________________________________________________________________
___________________________________________________.

        This Certificate is given to ____________________________ with the understanding that ________ will rely hereon in connection with the conveyance of the Property of which the Premises constitute a part to _______. The undersigned represents and warrants that the undersigned is duly authorized to execute this Certificate on behalf of Tenant and that the execution of this certificate by the undersigned shall be binding upon the Tenant. Following any such conveyance, Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of the _________ and its successor in interest as if no purchase had occurred.

        DATED:  ______________, 19___              "TENANT"
                                                   _____________________________

                                                   _____________________________


        [ATTACH LEASE AND AMENDMENTS TO THIS CERTIFICATE]


                                EXHIBIT F-Page 2

                                    EXHIBIT G

                                    WALL SIGN


                                EXHIBIT G-Page 3

                                    EXHIBIT H

                                  MONUMENT SIGN


                                EXHIBIT H-Page 1

                                    EXHIBIT I

                             CLEANING SPECIFICATIONS

                              TWO CALIFORNIA PLAZA
                               350 S. GRAND AVENUE
                              LOS ANGELES, CA 90071

A.      TENANT SUITES

        1.     General

               The Contractor is responsible for damage to a tenant space including repair and/or replacement of any broken items, damaged furniture such as desks, plants, etc. Missing items that are the result of negligence or misconduct of the Contractor's associates will be promptly replaced by the Contractor.

        2.     Nightly

               a. Carpeted Floors: All carpeted floors will be vacuumed daily using a pile lifter, moving all light furniture such as chairs and cigarette stands. All furniture will be replaced to its original position. Vacuum under all desks and large furniture where possible. Spot-clean, as required.

               b. Uncarpeted Floors: All hard-surfaced floors will be dust-mopped nightly, using a treated dust mop, moving all light furniture . All furniture will be replaced to its original position. Dust-mop under all desks and large furniture where possible. Spot-clean where necessary to remove spills and smudges and buff as necessary.

               c. Dusting and Cleaning: Wipe all furniture tops, legs, rungs and sides; wipe telephones. Wipe all horizontal surfaces within reach, including window ledges, baseboards, ledges, molding and sills on glass and partitions. No feather dusters will be allowed. Paper or other personal items (i.e., pictures, keys, wallets, etc.) left on desk tops should not be removed. Desk drawers and filing cabinets should not be opened.

               d. Furniture and Accessories: Spot-clean and remove finger marks, if necessary, from all furniture, file cabinets and telephones.

               e. Doors and Walls: All doors, jambs, walls and window mullions will be spot-cleaned to remove streaks, smudges, finger marks, spills and stains, paying particular attention to walls around switch plates and door jambs and doors (both sides) around knobs and opening edges.


                                EXHIBIT I-Page 1

               f. Trash Removal: All trash from wastebaskets, ashtrays and other debris identified as trash will be removed from the premises and deposited in the trash compactor, and wastebasket liners replaced as needed. Release trapped air after placement of liner in wastebasket so as to ensure maximum usage. Liners to be provided by Contractor if requested to do so by Management. Contractor will participate in building recycling program.

        3.     Weekly

               Carpeted Floors: All carpeted floors will be edged with a small broom or other edging tool, paying particular attention to corners, behind doors, and around furniture legs and bases. Rubber and vinyl baseboards will be washed with mild soap, rinsed with clean water, and wiped dry. Wooden baseboards will be wiped with a treated dust cloth.

        4.     Monthly

               a. Uncarpeted Floors: All hard-surfaced floors will be buffed with an electric rotary buffing machine as necessary, but no less than once a month. All finish marks (wax) and/or residual cleaning fluids will be removed from baseboards, doors and frames.

               b. Upholstered Furniture: All upholstered furniture will be vacuumed with an upholstery attachment to remove crumbs and dust.

               c. High Dusting: All horizontal surfaces and ledges, such as picture frames, ceiling air diffuser grills, etc. that are beyond the reach of normal nightly dusting, will be dusted monthly using a treated dust cloth. No feather dusters will be allowed.

        5.     Bi-Monthly (Every 60-62 days)

               a. Uncarpeted Floors: All hard-surfaced floors will be completely stripped, removing all finish. After the floors have been mopped, rinsed and dried, they will be refinished and machine polished to a uniformly bright, clean appearance. All wax spills and splashes will be removed from baseboards, doors, jambs, molding and walls. Supervisors are responsible to make sure floors are not too slippery after this procedure is complete.

               b. Wastebaskets: As requested by Management or the tenant, thoroughly wash wastebaskets inside and out, dry and return to their original location.

        6.     Annually

               All building standard horizontal blinds will be dusted. Building standard parabolic light fixtures will be removed, cleaned and replaced.


                                EXHIBIT I-Page 2

B.      RESTROOMS

        1.     General

               It is the intention of this specification to keep lavatories thoroughly clean and sanitary. Odorless disinfectants shall be used. Remove all wastepaper and refuse, including sanitary napkins, to a designated area in the building and dispose of same. All wastepaper and sanitary napkin receptacles are to be thoroughly cleaned and washed, and new liners installed; liners to be installed so as to ensure maximum usage of receptacles. Fill toilet tissue holders, seat cover containers, soap dispensers, towel dispensers and sanitary dispenser machines. The paper supplies, liners and hand soap are to be purchased for Management by the Contractor if requested to do so. Accurate inventory of these supplies shall be updated nightly and turned in to Management on Thursdays. The filling of such dispensers to be in such quantity as to last the entire business day, whenever possible do not overfill. Report all necessary repairs/replacements to Management including lights not functioning properly and dripping faucets.

               The sanitary dispenser machines will be maintained by Contractor. The products for the sanitary dispensers shall be purchased by the Contractor. Revenues collected by the Contractor on a regular basis shall be deemed the revenue of Contractor.

        2.     Nightly

               a. Walls and Metal Partitions: Spot clean all metal toilet partitions and tiled walls, removing graffiti with care taken not to damage surfaces. All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops.

               b. Floors and Tile: Floors will be swept clean and wet mopped using a germicidal detergent approved by Management. The floors will then be mopped dry and all watermarks and stains wiped from wall and metal partition bases, paying particular attention to corners.

               c. Metal Fixtures: Wash and polish all mirrors, powder shelves, bright work (including exposed piping below wash basins and behind toilet fixtures), towel dispensers, receptacles and any other metal accessories. Contractor shall use only non-abrasive, non-acidic material to avoid damage to metal fixtures.

                d. Ceramic Fixtures: Scour, wash and disinfect all basins, including faucet handles, bowls, urinals and tile walls near urinals, with a germicidal detergent solution, which is an "Approved Product" (as defined in Section
                       IV.A.13). Special care must be taken to inspect and clean areas of difficult access such as the underside of the lip/rim of toilet bowls and urinals, to prevent buildup of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry. Toilet seats are to be left in an upright position.



                                EXHIBIT I-Page 3

        3.     Monthly

               a. Floors: All floors will be machine scrubbed, using a germicidal solution, which is an Approved Product, detergent and water. After scrubbing, floors will be rinsed with clean water and dried. All water marks will be removed from walls, partitions and fixtures. An approved floor finish will be applied and buffed as needed.

               b. Floor Drains: Clean, disinfect and fill with water to avoid the escape of sewer gasses.

               c. Walls and Metal Partitions and Washable Ceilings: Wash with water and a germicidal solution which is an Approved Product. Wipe dry and polish to a uniformly bright, clean condition.

        4.     Quarterly

               a. Light Fixtures and Ceiling Grills: Specially trained employees will remove light lenses and ceiling grills. Wash thoroughly, dry, and replace. This will be done as often as necessary, but no less than quarterly. A proposed cleaning schedule providing for the cleaning of such lenses and cleaning grills in 25% of the Building will be submitted with Contractor's proposal for the proper care and maintenance of these fixtures. Such schedule will be subject to approval by Management.

C.      COMMON AREAS

        1.     Nightly

               a. Carpeted Areas: All carpeted floors are to be vacuumed and edged with a small broom or edging tool, moving any and all furniture and accessories. Carpet will be spot cleaned where necessary.

               b. Uncarpeted Areas: All hard-surfaced floors are to be mopped with a treated dust mop and buffed, as needed, to maintain a uniformly bright appearance, with particular attention to edges, corners and behind doors. All spills and stains will be removed with a damp mop or cloth. Frames (molding) and granite will be wiped down with a treated dust cloth. The painted pedestrian squares on the P-1 Valet drop-off and lobby area will be mopped nightly (where applicable).


                                EXHIBIT I-Page 4

               c. Walls: All walls will be spot-cleaned to remove smudges, stains and hand marks, using only clean water or a mild cleaning agent, where necessary. When soap or other cleaner is used, the wall will be rinsed with clean water and dried. No abrasive materials or solutions are to be used.

               d. Doors and Jambs: All doors and jambs will be spot-cleaned to remove any hand marks, stains, spills or smudges. Use only clean water or a mild cleaning agent where necessary, and rinse with clean water and dry. When completed, doors and jambs shall have a uniformly clean appearance.

               e. Glass Doors and Partitions: All glass doors and partitions, including any directory glass, will be spot-cleaned to remove any finger marks, smudges, or stains and will be left in a uniformly bright, clean condition.

               f. Miscellaneous Metalwork: All metalwork, such as mail chutes, door hardware and frames, metal lettering, and other metal accessories will be wiped clean and polished and left in a uniformly clean and bright condition, free of all dust and streaks.

               g. Elevator Doors and Saddles: Elevator doors, panels (granite or metal) and frames will be completely wiped down and polished, removing all dust, marks and stains, and left in a uniformly clean and bright condition.

               h. Cigarette Urns: Clean all cigarette urns, removing all butts and debris utilizing a sifter screen and fill to within one (1) inch of top with clean sand as needed. Sand shall be provided by Contractor.

               i. Dusting: Dust all accessories, ledges and all other horizontal surfaces, using a treated dust cloth. No feather dusters are to be used. All surfaces to be left in a clean, dust free condition.
                      Spot-clean as necessary.

               j. Furniture and Miscellaneous: All furniture is to be wiped, using treated dust cloths, paying particular attention to legs and surfaces near the floor. Vinyl or leather surfaces are to be dusted and spot-cleaned where necessary, fabric is to be vacuumed as necessary.

        2.     Weekly

               a. Carpeted Areas: All carpeted floors will be vacuumed, using a pile lifter to remove all embedded dirt and grit and restore pile to a uniformly upright condition.

               b. Uncarpeted Areas: All hard-surfaced floors will be wet-mopped. All residual wax and mop or scrubber marks will be removed from baseboards. Floors, chrome frames, granite walls and baseboards to be left in a uniformly bright, clean condition.


                                EXHIBIT I-Page 5

               c. Baseboards: All baseboards will be cleaned with a mild soap and water, rinsed with clean water and wiped dry after vacuuming of carpets is completed.

        3.     Monthly

               a. Carpeted Areas: All carpeted areas will be shampooed removing all stains. Any damage (i.e., burns, rips, etc.) will be reported to the supervisor to report to Management. Baseboards will be washed with mild soap, rinsed with clean water and wiped dry.

               b. Uncarpeted Areas: All hard-surfaced floors are to be stripped of all wax or other coating, cleaned and dried, removing any and all marks or stains. Floors will then be refinished and polished and left in a uniformly bright, clean condition. All finish spills and splashes will be completely removed from baseboards, walls, doors, granite and frames.

               c. High Dusting: All high dusting beyond the reach of the normal day-to-day dusting will be accomplished monthly. This will include, but not be limited to, all ledges, charts, picture frames, graphs, air diffusers, and other horizontal surfaces as well as all vertical surfaces such as walls and partitions.

               d. Doors and Jambs: All painted doors and jambs will be washed down with clean water, using a mild cleaning agent where necessary, rinsed with clean water and dried, leaving no streaks, marks, or smudges. Chips or scratches will be reported to the supervisor to report to Management.

               e. Air Diffusers: All air diffusers will be thoroughly washed and dried and left in a clean condition as often as necessary, but not less often than once a month.


                                EXHIBIT I-Page 6

                                    EXHIBIT J

                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

        THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") made and entered into as of the ____ day of _________________, 199__, by and among CALIFORNIA PLAZA IIA, LLC, a California limited liability company, having an office c/o Citicorp Real Estate, Inc., 725 South Figueroa Street, Los Angeles, California, ("Owner"), ____________________, a ____________________, having an office at ____________________ ("Mortgagee"), and AAMES FINANCIAL CORPORATION, a Delaware corporation, having an office of California Plaza II, 350 South Grand Avenue, Suite ____, Los Angeles, California 90071("Tenant").

                              W I T N E S S E T H:

        WHEREAS, Owner owns the improved real property described in Schedule A annexed hereto (the "Premises");

        WHEREAS, Mortgagee is the owner and holder of the mortgages and/or deeds of trust listed in Schedule B annexed hereto (which mortgages and/or deeds of trust, together with all amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, now or hereafter made, are hereinafter collectively referred to as the "Mortgage," and which Mortgage, together with the promissory note or notes, loan agreement(s), and other documents executed in connection therewith, and any amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, are hereinafter collectively referred to as the "Loan Documents");

        WHEREAS, pursuant to a lease dated ____________________, 1996 (the "Lease"), Tenant has leased from Owner, as landlord, a portion of the Premises (the "Leased Premises") more particularly described therein; and

        WHEREAS, Mortgagee has agreed to recognize the status of Tenant in the event Mortgagee shall acquire the title to Premises by foreclosure, by the acceptance of a deed in lieu thereof, or by any other means and Tenant has agreed to attorn to Mortgagee in any such event.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter mentioned and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1. Mortgagee hereby consents to the Lease.

               2. Tenant hereby agrees that the Lease is and shall be under, subject and subordinate at all times to the lien, right, title and terms of the Loan Documents and all advances and/or payments made, or to be made, under any Loan Document. In confirmation of such



                                EXHIBIT J-Page 1
subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Mortgagee may request to evidence such subordination, and Tenant hereby irrevocably constitutes and appoints Mortgagee as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant if Tenant fails to execute, acknowledge or deliver any such instruments within ten (10) days after request therefor.

               3. So long as Tenant (a) is not in default under the Lease beyond the expiration of any applicable grace or cure periods, (b) has not canceled or terminated the Lease (without regard to whether Owner or Tenant is then in default under the Lease), nor surrendered or abandoned the Leased Premises, and
(c) except as specifically required pursuant to the terms of the Lease, has not made any advance payment of rent or additional rent, in the event that Mortgagee shall commence an action to foreclose the Mortgage or to otherwise acquire title to, and possession of, the Premises, Tenant shall not be joined as a party defendant in any such action or proceeding and Tenant shall not be disturbed in its possession of the Leased Premises nor shall the Lease be terminated; provided, however, if as a condition precedent to commencing or proceeding with any such action to foreclose the Mortgage or to otherwise acquire title to, and possession of, the Premises, Mortgagee is required by statute, judicial decision or the court in which such action or proceeding has been commenced or is pending so to name Tenant as a party defendant, Mortgagee may so name Tenant. For the purposes of this Agreement, any rent abatements or free rent periods expressly provided for in the Lease shall not be deemed to be an advance payment of rent or additional rent.

               4. If (a) Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which Mortgagee shall have been required to name Tenant as a party defendant, and (b) Tenant is not in default under the Lease beyond any applicable cure or grace periods, has not canceled or terminated the Lease (without regard to whether Owner or Tenant is then in default under the Lease) nor surrendered or abandoned the Leased Premises, and remains in actual possession or constructive possession (i.e., Tenant is current in the payment of rent and is otherwise performing all of its obligations under the Lease) of the Leased Premises at the time Mortgagee shall so acquire title to, and possession of, the Premises, then, in such event, Mortgagee shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee under any such new lease shall be subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Paragraphs 5, 6, and 7 hereof), (y) without limiting the generality of clause (x) above, Mortgagee shall, in no event, have any obligations or liabilities to Tenant under any such new lease beyond those of Owner (or its predecessors-in-interest) as were contained in the Lease (to the extent assumed by Mortgagee under this Agreement), and (z) the expiration date of such new lease shall coincide with the original expiration date of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or its nominee, successors or assigns or any purchaser (as the case may be) as to establish direct privity between Mortgagee and Tenant.

               5. If (a) Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which Tenant has not been named as a party defendant, or by deed in lieu of foreclosure, or by trustee's sale, or by any other means, and (b) Tenant is not in


                                EXHIBIT J-Page 2
default under the Lease beyond any applicable cure or grace periods and Tenant has not surrendered, vacated or abandoned the Leased Premises at the time Mortgagee shall so acquire title to and possession of the Premises:

                     (i) Tenant shall be deemed to have made a full and complete attornment to Mortgagee so as to establish direct privity between Mortgagee and Tenant;

                    (ii) All obligations of Tenant under the Lease shall continue in full force and effect and be enforceable against Tenant by Mortgagee, with the same force and effect as if the Lease had originally been made and entered into directly by and between Mortgagee, as landlord thereunder, and Tenant; and

                   (iii) Mortgagee shall recognize and accept the rights of Tenant under the Lease and, subject to the provisions of Paragraphs 6 and 7 hereof, shall thereafter assume the obligations of Owner under the Lease in respect of Owner's obligations under the Lease thereafter falling due subject, in all events, to (A) the provisions of Paragraph 6 and 7 below and (B) Tenant's waiver, as against Mortgagee, of any defaults of Owner (whether or not curable) which occurred prior to Mortgagee acquiring title to, and possession of, the Premises.

        6. (a) Nothing herein contained shall impose any obligation upon Mortgagee to perform any of the obligations of Owner under the Lease, unless and until Mortgagee shall take possession of the Premises, and, in any event, Mortgagee shall have no liability with respect to any acts or omissions of Owner occurring prior to the date on which Mortgagee shall take possession of the Premises, excepting only Tenant's right of offset if Landlord fails to pay the Tenant Improvement Allowance, as set forth in, and subject to the limitations contained in, Section 2.5. of Exhibit C to the Lease. The foregoing sentence shall not be deemed to relieve Mortgagee from its obligation, once it takes possession of the Leased Premises, to perform the repair and maintenance obligations of Landlord pursuant to the Lease that are of a continuing nature, including the repair, within a reasonable time, of items that failed prior to the date Mortgagee takes possession of the Leased Premises, provided that in no event shall Mortgagee be liable in any manner for Owner's breach of its repair or maintenance obligations.

                      (b) Notwithstanding anything to the contrary contained herein, officers, directors, shareholders, agents, servants and employees of Mortgagee shall have no personal liability to Tenant and the liability of Mortgagee, in any event, shall not exceed and shall be limited to Mortgagee's interest in the Premises.

               7. Tenant hereby agrees that notwithstanding anything to the contrary in this Agreement or the Lease:

                      (a) No amendment, modification, termination, assignment or sublease of the Lease shall be effective against Mortgagee, unless consented to in writing by Mortgagee, or unless such document memorializes the exercise of rights, options or elections contained in the Lease;


                                EXHIBIT J-Page 3

                      (b) Mortgagee shall not be bound by any advance payment of rent or additional rent to Owner (or its predecessors-in-interest) in excess of one month's prepayment thereof, in the case of rent, or in excess of one periodic payment in advance, in the case of additional rent, except as specifically provided in the Lease or expressly approved in writing by Mortgagee;

                      (c) Mortgagee shall not be liable for any act or omission of Owner (or, its predecessor-in-interest), excepting only Tenant's right of offset if Landlord fails to pay the Tenant Improvement Allowance, as set forth in, and subject to the limitations contained in, Section 2.5 of Exhibit C or any allowance granted pursuant to the Right of First Offer (which for this purpose shall also be deemed a Tenant Improvement Allowance) to the Lease;

                      (d) Mortgagee shall not be subject to any offsets or defenses which Tenant might have against Owner, excepting only Tenant's right of offset if Landlord fails to pay the Tenant Improvement Allowance, as set forth in, and subject to the limitations contained in, Section 2.5 of Exhibit C or any allowance granted pursuant to the Right of First Offer (which for this purpose shall also be deemed a Tenant Improvement Allowance) to the Lease;

                      (e) Mortgagee shall not be bound by any covenant to undertake or complete any construction of the Premises, the Leased Premises or any portion thereof;

                      (f) Mortgagee shall not be bound by any obligation of Owner to make any payment to Tenant, except that (i) Mortgagee shall be liable for the timely return of any security or other deposit actually received by Mortgagee and (ii) Mortgagee shall be liable on account of any prepayments of rent or other charges owing to Tenant if the funds are actually received by Mortgagee;

                      (g) Mortgagee shall not be bound by any obligation to repair, replace, rebuild or restore the Premises, the Leased Premises, or any part thereof, in the event of damage by fire or other casualty, except as provided in the Lease, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished with the use of the net insurance proceeds or the net condemnation award actually received by or made available to Mortgagee; and

                      (h) Mortgagee shall not be required to remove any person occupying the Leased Premises or any part thereof.

               8. Tenant hereby agrees to provide Mortgagee with prompt notice of any asserted default by Owner of its obligations under the Lease. In the event any such asserted default constitutes a legal basis for the cancellation of the Lease by Tenant, Tenant hereby agrees that the Lease shall not be canceled or terminated until Mortgagee shall have a reasonable period of time within which to (a) obtain possession of the Leased Premises, and (b) cure such default.

               9. Tenant and Owner hereby agree that, in the event that Mortgagee delivers to Tenant a notice (i) stating that an Event of Default (as defined in the Mortgage) has occurred


                                EXHIBIT J-Page 4
under the Mortgage or any other Loan Document and (ii) requesting that all rent and additional rent due under the Lease be thereafter paid to Mortgagee, Tenant shall pay, and is hereby authorized and directed by Owner to pay, such rent and additional rent directly to Mortgagee. Delivery to Tenant of the aforedescribed notice from Mortgagee shall be conclusive evidence of the right of Mortgagee to receive such rents and payment of the rents by Tenant to Mortgagee pursuant to such notice shall constitute performance in full of Tenant's obligation under the Lease to pay such rents to Owner. If and to the extent that the Lease or any provision of law shall entitle Tenant to notice of any mortgage, Tenant acknowledges and agrees that this Agreement shall constitute such notice to Tenant of the existence of the Mortgages. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee as part of the security for the Loan Documents.

               10. Each of Owner and Tenant represents and warrants to Mortgagee that, as of the date hereof, there are no agreements other than the Lease in existence or contemplated between Owner and Tenant, relating to the Premises or the Leased Premises or with respect to any other matter related to Tenant's occupancy of the Leased Premises.

               11. Owner, by its execution of this Agreement, agrees to be bound by and to act in accordance with the terms and conditions hereinabove contained.

               12. This Agreement (i) shall be governed by and construed in accordance with the laws of the state in which the Premises are located, (ii) contains the entire agreement among the parties with respect to the subject matter hereof and (iii) may not be modified, nor may any provision hereof be waived, orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors, administrators and assigns.

               13. All notices to be given hereunder shall be in writing and shall be deemed sufficiently given if (a) hand delivered, (b) delivered by reputable overnight courier or (c) mailed by certified mail, return receipt requested, in each case to the address of each party as set forth above. Each such notice shall be deemed to be effective, in the case of mail deliveries, on the second business day after mailing, and otherwise, upon receipted delivery. Any party may change its address for notice by notifying the other parties hereunder in accordance with the provisions of this Paragraph 13.

               14. All rights of Mortgagee hereunder shall accrue to, and all obligations of Mortgagee shall be binding upon, Mortgagee, its successors, assigns and nominees, including, without limitation, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Premises at a judicial or non-judicial foreclosure sale or at any sale of the Premises following the granting of a deed in lieu of foreclosure or following foreclosure; provided, however, that following any sale or other transfer of its interest in the Premises, Mortgagee, any such grantee or purchaser (as the case may be) shall be fully released and discharged of and from any and all obligations and liabilities of any kind hereunder or under the Lease and/or under any such new lease. Without limiting the generality of the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors, administrators and permitted assigns of Owner and Tenant hereto.


                                EXHIBIT J-Page 5

        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above set forth.

                        Owner: CALIFORNIA PLAZA IIA, LLC,
                               a California limited liability company

                               By:______________________________________________
                                Its:____________________________________________


                        Mortgagee:
                               By:______________________________________________
                                Its:____________________________________________

                        Tenant:AAMES FINANCIAL CORPORATION,
                               a Delaware corporation
                               By:______________________________________________
                                Its:____________________________________________


                                EXHIBIT J-Page 6

STATE OF________________________)
                                )  ss.
COUNTY OF_______________________)

        On ________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

                               --------------------------------------------
                                    Notary Public in and for said State


                                EXHIBIT J-Page 7

                                   SCHEDULE A

                             DESCRIPTION OF PREMISES

              [TO BE PROVIDED IN CONNECTION WITH FUTURE EXECUTION]


                               SCHEDULE A-Page 1

                                   SCHEDULE B

                           DESCRIPTION OF MORTGAGE(S)

              [TO BE PROVIDED IN CONNECTION WITH FUTURE EXECUTION]


                               SCHEDULE B-Page 1

                                    EXHIBIT K

                        FORM OF FIRST AMENDMENT TO LEASE

                    FIRST AMENDMENT TO OFFICE BUILDING LEASE

        This FIRST AMENDMENT TO OFFICE BUILDING LEASE ("First Amendment") is made and entered into as of August __, 1996, by and between CALIFORNIA PLAZA IIA, LLC, a California limited liability company ("Landlord"), and AAMES FINANCIAL CORPORATION, a Delaware corporation ("Tenant").

                                R E C I T A L S :

        A. Landlord and Tenant entered into that certain Office Building Lease (the "Lease"), dated August 7, 1996, whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 176,834 rentable square feet of space commonly known as Suites 3300, 3400, 3800, 4200, 5100 and 5200 (the "Premises") located on the 33rd, 34th, 38th, 42nd, 51st and 52nd floors of the building (the "Building") known as Two California Plaza, located at 350 South Grand Avenue, Los Angeles, California.

        B. Landlord has delivered to Tenant the "Premises Relocation Notice," as that term is defined in Section 1.2 (A) of the Lease. Based upon the foregoing, the parties desire to amend the Lease on the terms and conditions set forth in this First Amendment.

                               A G R E E M E N T :

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

        1. TERMS. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

        2. PREMISES.

               2.1 INITIAL PREMISES. Section 1.1(S) of the Lease is hereby deleted and is replaced with the following:

                      "(S) 'Premises' shall mean that space shown on the floor plans attached hereto as Exhibit A, known as Suites 4000, 4200, 4300, 4400, 4700, 5100 and 5200, located on the fortieth (40th), forty-second (42nd), forty third (43rd), forty-fourth (44th), forty-seventh (47th), fifty-first
                      (51st), and fifty-second (52nd) floors of the Office Building, containing


                                EXHIBIT K-Page 1

                      178,391 rentable square feet, which is comprised of 26,224 rentable square feet of space on the fortieth (40th) floor, 26,830 rentable square feet of space on the forty-second (42nd) floor, 26,830 rentable square feet of space on the forty-third floor (43rd) floor, 26,830 rentable square feet of space on the forty-fourth floor
                      (44th) floor, 26,830 rentable square feet of space on the forty-seventh floor (47th) floor, 22,454 rentable square feet of space on the fifty-first (51st) floor, and 22,393 rentable square feet of space on the fifty-second (52nd) floor."

In connection with the foregoing, Exhibit A attached to the Lease is hereby deleted and is replaced with Exhibit A, attached hereto.

               2.2 FIRST OFFER SPACE. Notwithstanding anything in Section 1.2
(B) of the Lease to the contrary, the First Offer Space shall be comprised of all of the space located on floors 41, 45, 46, 48, 49 and 50 of the Building and the Landlord Designated First Offer Floors. In connection with the Landlord Designated First Offer Floors, as applicable, the Load Factors shall be as follows:


                                         Load Factor                    Load Factor
            Floor                   If Multi-Tenant Floor         If Single Tenant Floor
            -----                   ---------------------         ----------------------
              2                            1.1656                         1.0954
              3                            1.1693                         1.0964
              4                            1.1632                         1.0935
              5                            1.1632                         1.0934
              6                            1.1644                         1.0945
              7                            1.1657                         1.0959
              8                            1.1657                         1.0956
              9                            1.1669                         1.0967
              10                           1.1669                         1.0967
              11                           1.1669                         1.0967
              12                           1.1692                         1.0987
              18                           1.3265                         1.1721
              19                           1.1677                         1.0960
              20                           1.1674                         1.0960
              21                           1.1674                         1.0960


In connection with the foregoing, Exhibit A-1 of the Lease is hereby deleted and is replaced with Exhibit A-1, attached hereto, which attached Exhibit A-1 includes all of the potential Landlord Designated First Offer Floors.


                                EXHIBIT K-Page 2

               3.     COMMENCEMENT DATE. Notwithstanding anything in Section 1.1
(E) of the Lease to the contrary, the Commencement Date shall, subject to the Commencement Date Delay provisions of the Tenant Work Letter attached to the Lease as Exhibit C, occur on _____________, 1996.

               4.     RENT.

               4.1 BASE RENT. Section 1.1 (B) of the Lease is hereby deleted and is replaced with the following:

        "(B) 'Base Rent' shall mean the base rent payable by Tenant during the Term, as follows:


                                                                                   ANNUAL
                                                                                   RENTABLE
                                                                                   SQUARE
        PAYMENT DATES                           ANNUAL         MONTHLY RATE PER     FOOT
        -------------                           ------         ---------------     ----
        Commencement Date through
        and including the tenth (10th)
        month of the Fifth (5th)
        Lease Year                          $2,051,496.50        $170,958.04       $11.50

        Eleventh (11th) month
        of fifth (5th) Lease Year
        through and including the
        tenth (10th) month of the
        Tenth (10th) Lease Year             $2,872,095.10        $239,341.25       $16.10

        Eleventh (11th) month of
        tenth (10th) Lease Year
        through and including the
        Expiration Date                     $3,731,939.70        $310,994.97       $20.92


               4.2 FREE RENT. The last sentence of Section 1.4 of the Lease is hereby deleted and is replaced with the following:

                      "Notwithstanding anything in this Section 1.4 to the contrary, Tenant shall not be required to pay an amount equal to One Hundred Seventy Thousand Nine Hundred Fifty-Eight and 04/100ths Dollars ($170,958.04) of Base Rent which is attributable to the first twenty-two (22) months of the Term beginning on the Commencement Date."

               5.     TENANT WORK LETTER MODIFICATIONS.


                                EXHIBIT K-Page 3

               5.1    TENANT IMPROVEMENT ALLOWANCE. The first sentence of
Section 2.1 of the Tenant Work Letter is hereby deleted and is replaced with the following:

               "Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of Sixty and No/100 Dollars ($60.00) for each of the 178,391 rentable square feet of the Premises, or Ten Million Seven Hundred Three Thousand Four Hundred Sixty and No/100 Dollars ($10,703,460.00) for the costs relating to the initial design and construction of Tenant's improvements including consultant fees, moving expenses, permits, furniture, fixtures and equipment and those other items as specified below in this Tenant Work Letter (the "Tenant Improvements"). Notwithstanding the foregoing, Landlord and Tenant hereby acknowledge and agree that the Tenant Improvement Allowance shall (a) be increased by an amount equal to __________________________________ ($_________) , and (b) be
               decreased by Thirty Thousand Five Hundred Sixty-Eight and 20/100 Dollars ($30,568.20)."

        5.2 CROSSOVER IMPROVEMENTS. Section 1.13 of the Tenant Work Letter is hereby deleted in its entirety.

        6. BROKER. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Cushman Realty Corporation (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 6 shall survive the expiration or earlier termination of the Term. For purposes of calculating the commission due Broker, the 1,557 rentable square feet of space added to the Premises pursuant to this First Amendment shall be deemed "Additional Space."

        7. NO FURTHER MODIFICATION. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

TENANT:                              AAMES FINANCIAL CORPORATION,
                                     a Delaware corporation


                                EXHIBIT K-Page 4

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________
                                     Federal Tax I.D. Number or Social Security
                                     Number:____________________________________
                                     Date:______________________________________

LANDLORD:                            CALIFORNIA PLAZA IIA, LLC, a California
                                     limited liability company

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________
                                     Date:______________________________________


                                EXHIBIT K-Page 5

                                    EXHIBIT A

                               PREMISES FLOOR PLAN

            [TO BE PROVIDED AT TIME OF EXECUTION OF FIRST AMENDMENT]


                                EXHIBIT A-Page 1

                                    EXHIBIT B

                                FIRST OFFER SPACE

            [TO BE PROVIDED AT TIME OF EXECUTION OF FIRST AMENDMENT]


                                EXHIBIT B-Page 1